EXHIBIT 4.1

SECURED TERM LOAN AGREEMENT

DATED AS OF JUNE 29, 2005

AMONG

DEVELOPERS DIVERSIFIED REALTY CORPORATION,
AND DDR PR VENTURES LLC, S.E.
AS BORROWERS

AND

KEYBANC CAPITAL MARKETS AND
BANC OF AMERICA SECURITIES LLC,
AS JOINT LEAD ARRANGERS

AND

KEYBANK NATIONAL ASSOCIATION,
AS BOOK MANAGER

AND

KEYBANK NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT

AND

BANK OF AMERICA, N.A.,
AS SYNDICATION AGENT

AND

COMMERZBANK AG, ING REAL ESTATE FINANCE (USA) LLC
AND PNC BANK, NATIONAL ASSOCIATION,
AS DOCUMENTATION AGENTS

AND

THE SEVERAL LENDERS
FROM
TIME TO TIME PARTIES HERETO,
AS LENDERS

SECURED TERM LOAN AGREEMENT

     This Secured Term Loan Agreement, dated as of June 29, 2005, is among Developers Diversified Realty Corporation, a corporation organized under the laws of the State of Ohio (“DDR”), DDR PR Ventures LLC, S.E., a Delaware limited liability company (“DDR PR”; together with any Qualified Borrower that issues a Qualified Borrower Note in accordance with the terms hereof, collectively, the “Borrower”), KeyBank National Association, a national banking association, and the several banks, financial institutions and other entities from time to time parties to this Agreement (collectively, the “Lenders”), KeyBank National Association, not individually, but as “Administrative Agent”, Bank of America, N.A., not individually, but as “Syndication Agent”, and Commerzbank AG, ING Real Estate Finance (USA) LLC and PNC Bank, National Association, not individually but as “Documentation Agents”.

RECITALS

     A. The Borrower is primarily engaged in the business of purchasing, developing, owning, operating, leasing and managing retail, office and industrial properties.

     B. DDR is listed on the New York Stock Exchange and is qualified as a real estate investment trust under Section 856 of the Code.

     C. The Borrower has requested that the Lenders and the Administrative Agent provide a secured term loan facility to the Borrower.

     D. The Lenders and the Administrative Agent are willing to provide such facility to the Borrower on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

     As used in this Agreement:

     “ABR Applicable Margin” means, as of any date, the Applicable Margin in effect on such date with respect to Floating Rate Advances and Floating Rate Loans.

     “Acceptable Jurisdiction” means a place (in addition to the United States and Puerto Rico) where Unencumbered Assets can be located, which shall be subject to the approval of the Administrative Agent, based on satisfactory advice received by it from local counsel in such jurisdiction with respect to the procedure for enforcement of a U.S. judgment in such jurisdiction, and the collection of such judgment from assets located there.

     “Account” means an account maintained by an Account Bank in accordance with a Cash Management Agreement, and any replacement account hereafter established in accordance with such Cash Management Agreement.

     “Account Bank” means the depository of an Account pursuant to a Cash Management Agreement and any subsequent or replacement holder thereof.

     “Account Agreement” means, collectively, (i) the Account Security, Pledge, Assignment and Control Agreement dated of even date herewith among Borrower, the Administrative Agent, for the benefit of the Lenders, and KeyBank, as depository bank with respect to the payment of Excess Funds and Pledged Equity Funds to the Deposit Accounts, as the same may be modified, amended or restated from time to time and (ii) each additional Account Security, Pledge, Assignment and Control Agreement in favor of Administrative Agent, for the benefit of Lenders, delivered after the date hereof pursuant to the terms of this Agreement or the other Loan Documents with respect to the payment of Excess Funds and/or Pledged Equity Funds to the Deposit Accounts, as the same may be modified, amended or restated from time to time.

     “Acknowledgments” means collectively, the Acknowledgments executed by the Companies, Partnerships and Corporations in favor of the Administrative Agent, for the benefit of Lenders, as the same may be modified, amended or restated from time to time.

     “Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding (a) partnership interests of a partnership or (b) membership interests of a limited liability company.

     “Acquisition Asset” means an asset which has not been owned for at least a period of eighteen months.

     “Administrative Agent” means KeyBank National Association, in its capacity as agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

     “Advance” means a borrowing hereunder consisting of the aggregate amount of the several Loans made by one or more of the Lenders to the Borrower of the same Type and, in the case of Fixed Rate Advances, for the same Interest Period.

     “Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     “Affiliated Qualified Institution” means one or more banks, finance companies, insurance or other financial institutions which is an Affiliate of a Lender and which (A) has (or, in the case of a bank or other financial institution which is a subsidiary, such bank’s or financial institution’s parent has) a rating of its senior unsecured debt obligations of not less than Baa-1 by Moody’s or a comparable rating by a rating agency acceptable to Administrative Agent and (B) has total assets in excess of Five Hundred Million Dollars ($500,000,000).

     “Aggregate Commitment” means, as of any date, the aggregate of the then-current Commitments of all the Lenders, which is, as of the Agreement Execution Date, $220,000,000.

     “Agreement” means this Secured Term Loan Agreement, as it may be amended or modified and in effect from time to time.

     “Agreement Execution Date” means the date this Agreement has been fully executed and delivered by all parties hereto.

     “Agreement Regarding Fees” means that certain letter agreement regarding the payment of certain fees to KeyBank dated as of March 9, 2005 between KeyBank and the Borrower.

     “Alternate Base Rate” means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of Federal Funds Effective Rate for such day plus 1/2% per annum.

     “Applicable Margin” means the applicable margin set forth in the table in Section 2.4 used in calculating the interest rate applicable to the various Types of Advances, which shall vary from time to time in accordance with Borrower’s long term unsecured debt ratings.

     “Article” means an article of this Agreement unless another document is specifically referenced.

     “Assets Under Development” means, as of any date of determination, all Projects and expansion areas of existing Projects owned by the Consolidated Group and the Investment Affiliates which are then treated as assets under development under GAAP, both such land and improvements under construction to be valued for purposes of this Agreement at (i) 100% of then-current book value, as determined in accordance with GAAP, for each Asset Under Development owned by members of the Consolidated Group and (ii) the applicable Consolidated Group Pro Rata Share of then-current book value, as determined in accordance with GAAP, for each Asset Under Development owned by an Investment Affiliate; provided, however, in no event, except for purposes of calculating the covenant contained in Section 6.23(e), shall Assets Under Development include any Project or any expansion area of an existing Project which is encumbered by a First Mortgage Receivable as designated by the Borrower.

     “Assignment of Interests” means, collectively, (i) the Collateral Assignment of Interests dated of even date herewith from each of the Assignors to the Administrative Agent, for the benefit of the Lenders, as the same may be modified, amended or restated, pursuant to which there shall be granted to the Administrative Agent a first priority lien and security interest in the applicable Pledged Equity Interests and the other interests of such Assignors in the Collateral described therein, and (ii) each additional Assignment of Interests in favor of Administrative Agent, for the benefit of the Lenders, delivered after the date hereof pursuant to the terms of this Agreement or the other Loan Documents with respect to the pledge of Pledged Distributions Interests or Pledged Equity Interests to the Administrative Agent for the benefit of the Lenders, as the same may be modified, amended or restated, and any further assignments, certificates, powers, consents, acknowledgments, estoppels or UCC-1 financing statements that may be delivered in connection therewith.

     “Assignors” means, collectively, Borrower and the entities identified on Schedule 1.2 and Schedule 1.3 as “assignors”, and each Person executing an Assignment of Interests as an assignor after the date hereof.

     “Authorized Officer” means any of the Chief Executive Officer, President and Chief Operating Officer, Executive Vice President, Senior Vice President, Chief Financial Officer, Treasurer, or Vice President and General Counsel of the Borrower, or any other officer designated in writing by one of the foregoing, acting singly.

     “Borrower” has the meaning set forth in the preamble paragraph of this Agreement.

     “Borrowing Date” means a date on which an Advance is made hereunder.

     “Borrowing Notice” is defined in Section 2.9.

     “Business Day” means (i) with respect to any borrowing, payment or rate selection of LIBOR Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Cleveland, Ohio for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Cleveland, Ohio for the conduct of substantially all of their commercial lending activities.

     “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation and any and all warrants or options to purchase any of the foregoing.

     “Capitalized Lease” of a Person means any lease of Property imposing obligations on such Person, as lessee thereunder, which are required in accordance with GAAP to be capitalized on a balance sheet of such Person.

     “Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

     “Cash Collateral Account” is defined in Section 2A.3.

     “Cash Equivalents” means, as of any date:

          (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from such date;

          (ii) mutual funds organized under the United States Investment Company Act rated AAm or AAm-G by S&P, P-1 by Moody’s and A by Fitch;

          (iii) certificates of deposit or other interest-bearing obligations of a bank or trust company which is a member in good standing of the Federal Reserve System having a short term unsecured debt rating of not less than A-1 by S&P, not less than P-1 by Moody’s and F-1 by Fitch (or in each case, if no bank or trust company is so rated, the highest comparable rating then given to any bank or trust company, but in such case only for funds invested overnight or over a weekend) provided that such investments shall mature or be redeemable upon the option of the holders thereof on or prior to a date one month from the date of their purchase;

          (iv) certificates of deposit or other interest-bearing obligations of a bank or trust company which is a member in good standing of the Federal Reserve System having a short term unsecured debt rating of not less than A-1+ by S&P, and not less than P-1 by Moody’s and which has a long term unsecured debt rating of not less than A1 by Moody’s (or in each case, if no bank or trust company is so rated, the highest comparable rating then given to any bank or trust company, but in such case only for funds invested overnight or over a weekend) provided that such investments shall mature or be redeemable upon the option of the holders thereof on or prior to a date three months from the date of their purchase;

          (v) bonds or other obligations having a short term unsecured debt rating of not less than A-1+ by S&P and P-1+ by Moody’s and having a long term debt rating of not less than A1 by Moody’s issued by or by authority of any state of the United States, any territory or possession of the United States, including the Commonwealth of Puerto Rico and agencies thereof, or any political subdivision of any of the foregoing;

          (vi) repurchase agreements issued by an entity rated not less than A-1+ by S&P, and not less than P-1 by Moody’s which are secured by U.S. Government securities of the type described in clause (i) of this definition maturing on or prior to a date one month from the date the repurchase agreement is entered into;

          (vii) short term promissory notes rated not less than A-1+ by S&P, and not less than P-1 by Moody’s maturing or to be redeemable upon the option of the holders thereof on or prior to a date one month from the date of their purchase; and

          (viii) commercial paper (having original maturities of not more than 365 days) rated at least A-1+ by S&P and P-1 by Moody’s and issued by a foreign or domestic issuer who, at the time of the investment, has outstanding long-term unsecured debt obligations rated at least A1 by Moody’s.

     “Cash Management Agreement” means a cash management or similar type agreement pursuant to which operating income attributable to a Pledged Distributions Property is deposited with a depository institution as additional security for a loan to the owner of such Pledged Distributions Property.

     “Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     “Collateral” means all of the property, rights and interests of the Borrower and its Subsidiaries which are subject to the security interests and liens created by the Security Documents.

     “Collaterally Assigned Intercompany Liens” is defined in Section 6.21(xi).

     “Commitment” means, for each Lender, the several obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

     “Company” shall have the meaning ascribed to such term in the Assignment of Interests.

     “Compliance Certificate” means a certificate substantially in the form of Exhibit “C”.

     “Consolidated Capitalization Value” means, as of any date, an amount equal to the sum of (i) Consolidated Cash Flow for the most recent period of two consecutive fiscal quarters for which the Borrower has reported results (excluding any portion of Consolidated Cash Flow attributable to: (A) Assets Under Development, (B) Projects owned by Investment Affiliates which are encumbered by First Mortgage Receivables, and (C) Acquisition Assets) multiplied by two, and divided by 0.0825, plus (ii) Acquisition Assets valued at the lower of their acquisition cost or market value, as determined in accordance with GAAP.

     “Consolidated Cash Flow” means, for any period, an amount equal to (a) Funds From Operations for such period plus (b) Consolidated Interest Expense for such period.

     “Consolidated Debt Service” means, for any period, without duplication, (a) Consolidated Interest Expense for such period plus (b) the aggregate amount of scheduled principal payments attributable to Consolidated Outstanding Indebtedness (excluding optional prepayments and scheduled principal payments in respect of any such Indebtedness which is not amortized through equal periodic installments of principal and interest over the term of such Indebtedness) required to be made during such period by any member of the Consolidated Group plus (c) a percentage of all such scheduled principal payments required to be made during such period by any Investment Affiliate on Indebtedness taken into account in calculating Consolidated Interest Expense, equal to the greater of (x) the percentage of the principal amount of such Indebtedness for which any member of the Consolidated Group is liable and (y) the Consolidated Group Pro Rata Share of such Investment Affiliate.

     “Consolidated Group” means the Borrower and all Subsidiaries which are consolidated with it for financial reporting purposes under GAAP.

     “Consolidated Group Pro Rata Share” means, with respect to any Investment Affiliate, the percentage of the total equity ownership interests held by the Consolidated Group in the aggregate, in such Investment Affiliate determined by calculating the greater of (i) the percentage of the issued and outstanding stock, partnership interests or membership interests in such Investment Affiliate held by the Consolidated Group in the aggregate and (ii) the percentage of the total book value of such Investment Affiliate that would be received by the Consolidated Group in the aggregate, upon liquidation of such Investment Affiliate, after repayment in full of all Indebtedness of such Investment Affiliate.

     “Consolidated Interest Expense” means, for any period without duplication, the sum of (a) the amount of interest expense, determined in accordance with GAAP, of the Consolidated Group for such period attributable to Consolidated Outstanding Indebtedness during such period plus (b) the Consolidated Group Pro Rata Share of any interest expense, determined in accordance with GAAP, of any Investment Affiliate, for such period, whether recourse or non-recourse less (c) with respect to each consolidated Subsidiary of the Borrower in which the Borrower does not directly or indirectly hold a 100% ownership interest, a percentage of the interest expense attributable to such consolidated Subsidiary which is included under clause (a) of this definition and which is not related to Indebtedness which is a Guarantee Obligation of the Borrower equal to the percentage ownership in such consolidated Subsidiary which is not held either (i) directly or indirectly by the Borrower, or (ii) by holders of operating partnership units in such consolidated Subsidiary which are convertible into stock of the Borrower.

     “Consolidated Market Value” means, as of any date, an amount equal to the sum of (a) the Consolidated Capitalization Value as of such date, plus (b) the value of Unrestricted Cash and Cash Equivalents, plus (c) the lesser of (i) the value of Assets Under Development, or (ii) ten percent (10%) of the Consolidated Capitalization Value plus (d) the lesser of (i) 100% of the then-current value under GAAP of all First Mortgage Receivables or (ii) five percent (5%) of the Consolidated Capitalization Value, plus (e) the lesser of (i) 100% of the then-current book value, as determined in accordance with GAAP, of Developable Land, or (ii) 5% of total Consolidated Capitalization Value plus (f) cash from like-kind exchanges on deposit with a qualified intermediary (provided that the amount included in Consolidated Market Value pursuant to this clause (f) shall not exceed 5% of the Value of Unencumbered Assets).

     “Consolidated Net Income” means, for any period, consolidated net income (or loss) of the Consolidated Group for such period determined on a consolidated basis in accordance with GAAP; plus that portion of any amount deducted as minority equity interest in calculating such consolidated net income which is attributable to minority interest holders holding operating partnership units in a member of the Consolidated Group which are convertible into stock in the Borrower, but provided that there shall be excluded (a) the income (or deficit) of any other Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries and (b) the undistributed earnings of any Subsidiary which has not furnished an Unsecured Facility Guaranty to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary.

     “Consolidated Net Worth” means, as of any date of determination, an amount equal to (a) Consolidated Market Value minus (b) Consolidated Outstanding Indebtedness as of such date.

     “Consolidated Outstanding Indebtedness” means, as of any date of determination, without duplication, the sum of (a) all Indebtedness of the Consolidated Group outstanding at such date, determined on a consolidated basis in accordance with GAAP, plus (b) the applicable Consolidated Group Pro Rata Share of any Indebtedness of each Investment Affiliate other than Indebtedness of such Investment Affiliate to a member of the Consolidated Group, less (c) with respect to each consolidated Subsidiary of the Borrower in which the Borrower does not directly or indirectly hold a 100% ownership interest, a percentage of any Indebtedness of such consolidated Subsidiary which is not a Guarantee Obligation of the Borrower equal to the percentage ownership interest in such consolidated Subsidiary which is not held directly or indirectly by the Borrower.

     “Consolidated Secured Indebtedness” means, as of any date of determination, without duplication, the sum of (a) the aggregate principal amount of that portion of the Consolidated Outstanding Indebtedness which is secured by any Lien on the Property of Borrower or its Subsidiaries, without regard to recourse, plus (b) the excess, if any, over $5,000,000, of the sum of (x) the aggregate principal amount of all Unsecured Indebtedness of the Subsidiaries of the Borrower which have not furnished Unsecured Facility Guaranties, determined on a consolidated basis in accordance with GAAP and (y) a percentage of the aggregate principal amount of all Indebtedness of each Investment Affiliate equal to the greater of (x) the percentage of such Indebtedness for which any member of the Consolidated Group is liable and (z) the Consolidated Group Pro Rata Share of such Investment Affiliate.

     “Consolidated Unsecured Indebtedness” means, as of any date of determination, the aggregate principal amount of all Unsecured Indebtedness of the Consolidated Group outstanding at such date, including without limitation all the outstanding Indebtedness under the Unsecured Credit Agreement as of such date, determined on a consolidated basis in accordance with GAAP.

     “Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     “Conversion/Continuation Notice” is defined in Section 2.10.

     “Corporation” shall have the meaning ascribed to such term in the Assignment of Interests.

     “DDR Accounts” means the accounts maintained by the Depository Banks for the benefit of DDR with respect to all rental and other income distributed to DDR which is attributable to (i) the Pledged Equity Properties owned directly or indirectly by Assignors which have pledged less than one hundred percent (100%) of their respective Capital Stock and (ii) the Negative Pledge

Properties (to the extent not prohibited by the applicable Subject Property Loan Documents) (collectively, the “Pledged Equity Funds”).

     “Debt Service” means, for any period, the sum of all interest (as defined by GAAP) and scheduled principal payments due and payable during such period (including any payments due under any Capitalized Lease) excluding any balloon payments due upon maturity of any Indebtedness.

     “Default” means an event described in Article VII.

     “Defaulting Lender” means any Lender which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation, or, if no time frame is specified, if such failure or refusal continues for a period of five Business Days after written notice from the Administrative Agent; provided that if such Lender cures such failure or refusal, such Lender shall cease to be a Defaulting Lender.

     “Default Rate” means the interest rate which may apply during the continuance of a Default pursuant to Section 2.12.

     “Deposit Accounts” means the collateral accounts to be maintained by KeyBank pursuant to the Account Agreements, and any replacement or substitution accounts thereafter established with the prior written consent of Administrative Agent.

     “Depository Banks” means National City Bank and JP Morgan Chase Bank, N.A., as depositories and holders of the DDR Accounts, and any subsequent or replacement holders thereof.

     “Developable Land” means land which is appropriately zoned, has access to all necessary utilities and has access to publicly dedicated streets.

     “Distribution” means with respect to any Person, the declaration or payment of any cash dividend or distribution on or in respect of any shares of any class of capital stock or other beneficial interest of such Person; the purchase, redemption, exchange or other retirement by such Person of any shares of any class of capital stock or other beneficial interest of such Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by such Person to its shareholders, members or partners as such; or any other distribution on or in respect of any shares of any class of capital stock or other beneficial interest of such Person.

     “Environmental Laws” means any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, in each case to the extent the foregoing are applicable to the Borrower or any Subsidiary or any of their respective assets or Projects.

     “Environmental Risk Property” means a Project which individually would not satisfy the representations and warranties set forth in Section 5.19.

     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

     “Equity Value” means, with respect to a Subsidiary owned and in operation for a period of two or more consecutive full fiscal quarters after the Agreement Execution Date, by the Borrower or one of its other Subsidiaries, an amount equal to (A) the product of (i) the sum of net income (or loss) for the most recent two consecutive fiscal quarters without giving effect to depreciation and amortization, gains or losses from extraordinary items, gains or losses on sales of real estate, and gains or losses on investments in marketable securities for such period, plus the amount of interest expense for such period on the aggregate principal amount of the Indebtedness of such Subsidiary, multiplied by (ii) two, divided by (B) 0.0825, and then minus (C) Indebtedness of the Subsidiary as of the date of determination. For any Subsidiary not owned and in operation for two fiscal quarters, until it or its Properties have been owned and operated by the Borrower or one of its other Subsidiaries for two or more consecutive full fiscal quarters, “Equity Value” shall mean the Borrower’s estimated annual Net Operating Income for the Projects owned by such Subsidiary based on leases in existence at the date such Subsidiary is formed or purchased divided by 0.0825, and then minus the Indebtedness of such Subsidiary as of the date of determination.

     “Excess Funds” means any and all funds that are released, distributed or otherwise paid from an Account or under a Cash Management Agreement to, or for the benefit of, Borrower or any Subsidiary of Borrower which are attributable to Pledged Distributions Properties.

     “Excluded Subject Property” is defined within the definition of Secured Facility Net Operating Income.

     “Excluded Subsidiary” means Continental Sawmill Limited Liability Company, Continental Sawmill Limited Partnership and Sun Center Limited, so long as such Subsidiaries are owned in part by unaffiliated third parties whose consent would be required for such Subsidiary to become an Unsecured Facility Guarantor, and no Project owned by such Excluded Subsidiary is included as an Unencumbered Asset.

     “Excluded Taxes” means, in the case of each Lender or applicable Lending Installation and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by any jurisdiction with taxing authority over the Lender.

     “Extension Request” is defined in Section 2.2.

     “Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Cleveland time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

     “Financeable Ground Lease” means, a ground lease satisfactory to the Required Lenders and the Administrative Agent’s counsel in their reasonable discretion, which must provide protections for a potential leasehold mortgagee (“Mortgagee”) which include, among other things (i) a remaining term, including any optional extension terms exercisable unilaterally by the tenant, of no less than 25 years from the Agreement Execution Date, (ii) that the ground lease will not be terminated until the Mortgagee has received notice of a default, has had a reasonable opportunity to cure or complete foreclosure, and has failed to do so, (iii) provision for a new lease on the same terms to the Mortgagee as tenant if the ground lease is terminated for any reason, (iv) non-merger of the fee and leasehold estates, (v) transferability of the tenant’s interest under the ground lease without any requirement for consent of the ground lessor unless based on reasonable objective criteria as to the creditworthiness or line of business of the transferee or delivery of customary assignment and assumption agreements from the transferor and transferee, and (vi) that insurance proceeds and condemnation awards (from the fee interest as well as the leasehold interest) will be applied pursuant to the terms of the applicable leasehold mortgage.

     “Financial Contract” of a Person means (i) any exchange - traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (ii) any Rate Management Transaction.

     “Financial Undertaking” of a Person means (i) any transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person, or (ii) any agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party’s assets, liabilities or exchange transactions, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options.

     “First Mortgage Receivable” means any Indebtedness owing to a member of the Consolidated Group which is secured by a first-priority mortgage or deed of trust on commercial real estate having a value in excess of the amount of such Indebtedness and which has been designated by the Borrower as a “First Mortgage Receivable” in its most recent compliance certificate.

     “Fitch” means Fitch Investor Services, Inc. and its successors.

     “Fixed Charges” shall mean, for any period, the sum of (i) Consolidated Interest Expense, (ii) all scheduled principal payments due on account of Consolidated Outstanding Indebtedness (excluding balloon payments), (iii) all dividends payable on account of preferred stock or preferred operating partnership units of the Borrower or any other Person in the Consolidated Group and (iv) all ground lease payments to the extent not deducted as an expense in calculating Consolidated Cash Flow.

     “Fixed Rate” means the LIBOR Rate.

     “Fixed Rate Advance” means an Advance which bears interest at a Fixed Rate.

     “Fixed Rate Loan” means a Loan which bears interest at a Fixed Rate.

     “Floating Rate” means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) ABR Applicable Margin for such day, in each case changing when and as the Alternate Base Rate changes.

     “Floating Rate Advance” means an Advance which bears interest at the Floating Rate.

     “Floating Rate Loan” means a Loan which bears interest at the Floating Rate.

     “Full Subsidiary Guaranty” means the guaranty to be executed and delivered by certain Subsidiaries of the Borrower, substantially in the form of Exhibit F-1, as the same may be amended, supplemented or otherwise modified from time to time.

     “Funded Percentage” means, with respect to any Lender at any time, a percentage equal to a fraction the numerator of which is the amount actually disbursed and outstanding to Borrower by such Lender at such time, and the denominator of which is the total amount disbursed and outstanding to Borrower by all of the Lenders at such time.

     “Funds From Operations” means, for any period, the sum of (i) Consolidated Net Income for such period, excluding (A) gains (losses) on sales of property, (B) non-recurring charges and extraordinary items, and (C) non-cash charges (including, without limitation, depreciation and amortization, and equity gains (losses) from each Investment Affiliate included therein, but excluding any amortization of deferred finance costs), plus (ii) the applicable Consolidated Group Pro Rata Share of funds from operations of each Investment Affiliate that is due to the Consolidated Group for such period, all determined on a consistent basis. With regard to the foregoing sentence, for each consolidated Subsidiary of the Borrower in which the Borrower does not directly or indirectly hold a 100% ownership interest, each of clauses (A), (B) and (C) shall exclude the prorata share of such item attributable to minority interest holders which do not hold operating partnership units convertible to stock in the Borrower.

     “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 6.1.

     “Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     “Guarantee Obligation” means, as to any Person (the “guaranteeing person”), any obligation (determined without duplication) of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any Letter of Credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), provided, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

     “Implied Debt Service” means, as of any date of determination, the annual Debt Service of the Borrower and the Subject Property Owners that would be payable on a loan having an outstanding principal balance equal to the sum of (a) the Loans (less the amount of cash on deposit in the Cash Collateral Account, if any), and (b) the Subject Property Indebtedness (excluding any Subject Property Indebtedness for any Excluded Subject Property), payable on a thirty (30) year mortgage style amortization schedule and assuming an interest rate equal to the greater of (i) the then current yield on ten (10) year obligations issued by the United States Treasury most recently prior to the date of determination plus two percent (2.00%), and (ii) seven percent (7.00%). The Implied Debt Service shall be determined by Administrative Agent and any such determination, so long as the same shall be made by Administrative Agent in the exercise of its good faith business judgment, shall be conclusive and binding absent manifest error.

     “Indebtedness” of any Person at any date means without duplication, (a) all indebtedness of such Person for borrowed money including without limitation any repurchase obligation or liability of such Person with respect to securities, accounts or notes receivable sold by such Person, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all Capitalized Lease Obligations, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (f) all Guarantee Obligations of such Person (excluding in any calculation of consolidated Indebtedness of the Consolidated Group, Guarantee Obligations of one member of the Consolidated Group in respect of primary obligations of any other member of the Consolidated Group), (g) all reimbursement obligations of such Person for letters of credit and other contingent liabilities, (h) any Net Mark-to-Market Exposure and (i) all liabilities secured by any lien (other than liens for taxes not yet due and payable) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

     “Instruction Letter” means a letter agreement in the form attached hereto as Exhibit “G” executed by the applicable Subject Property Owner and sent to the applicable Servicer pursuant to which such Subject Property Owner has instructed and directs such Servicer to disburse the Excess Funds to the applicable Deposit Accounts.

     “Interest Period” means a LIBOR Interest Period.

     “Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

     “Investment Affiliate” means any Person in which the Consolidated Group, directly or indirectly, has an ownership interest, whose financial results are not consolidated under GAAP with the financial results of the Consolidated Group.

     “JDN” means JDN Realty Corporation, a Maryland corporation.

     “Joint Lead Arrangers” means KeyBanc Capital Markets and Banc of America Securities LLC.

     “Joint Venture” means an Investment by Borrower or any of its Subsidiaries with third persons in joint ventures, general partnerships, limited partnerships, limited liability companies or any other business association.

     “KeyBank” means KeyBank National Association, in its individual capacity and its successors.

     “Lenders” means the lending institutions listed on the signature pages of this Agreement, their respective successors and assigns, any other lending institutions that subsequently become parties to this Agreement.

     “Lending Installation” means, with respect to a Lender, any office, branch, subsidiary or affiliate of such Lender.

     “Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     “LIBOR Advance” means an Advance that bears interest at the LIBOR Rate.

     “LIBOR Applicable Margin” means, as of any date with respect to any LIBOR Interest Period, the Applicable Margin in effect for such LIBOR Interest Period as determined in accordance with Section 2.4 hereof.

     “LIBOR Base Rate” means, with respect to a LIBOR Advance for the relevant LIBOR Interest Period, the applicable British Bankers’ Association LIBOR rate for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such LIBOR Interest Period, and having a maturity equal to such LIBOR Interest Period, provided that, if no such British Bankers’ Association LIBOR rate is available to the Administrative Agent, the applicable

LIBOR Base Rate for the relevant LIBOR Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which Administrative Agent or one of its Affiliate banks offers to place deposits in U.S. dollars with first class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such LIBOR Interest Period, in the approximate amount of Administrative Agent’s relevant LIBOR Loan and having a maturity equal to such LIBOR Interest Period.

     “LIBOR Interest Period” means a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such LIBOR Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such LIBOR Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a LIBOR Interest Period would otherwise end on a day which is not a Business Day, such LIBOR Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such LIBOR Interest Period shall end on the immediately preceding Business Day.

     “LIBOR Loan” means a Loan which bears interest at a LIBOR Rate.

     “LIBOR Rate” means, with respect to a LIBOR Advance for the relevant LIBOR Interest Period, the sum of (i) the quotient of (a) the LIBOR Base Rate applicable to such LIBOR Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such LIBOR Interest Period, plus (ii) the LIBOR Applicable Margin in effect from time to time during such LIBOR Interest Period. The LIBOR Rate shall be rounded to the next higher 1/100 of 1% if the rate is not a multiple of 1/100 of 1%.

     “Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     “Limited Subsidiary Guaranty” means the guaranty to be executed and delivered by certain Subsidiaries of the Borrower, substantially in the form of Exhibit F-2, as the same may be amended, supplemented or otherwise modified from time to time.

     “Loan” means, with respect to a Lender, such Lender’s portion of any Advance.

     “Loan Documents” means this Agreement, the Notes (including the Qualified Borrower Notes), the Subsidiary Guaranties, the Qualified Borrower Guaranty, the Security Documents, the Acknowledgments and any other document from time to time evidencing or securing indebtedness incurred by the Borrower under this Agreement, as any of the foregoing may be amended or modified from time to time.

     “Material Adverse Effect” means a material adverse effect on (i) the business, Property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower or the Assignors to perform their respective obligations under the Loan

Documents, (iii) the validity or enforceability of any of the Loan Documents, (iv) any of the Collateral, or (v) any of the Subject Properties.

     “Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

     “Maturity Date” means June 28, 2008, or if the Maturity Date has been extended pursuant to Section 2.2, such extended Maturity Date, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

     “Maximum Legal Rate” means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or in the Note or other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

     “Moody’s” means Moody’s Investors Service, Inc. and its successors.

     “Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

     “Negative Pledge Interests” means, collectively, one hundred percent (100%) of the Borrower’s direct or indirect ownership interests in a Subject Property, other than interests constituting Pledged Interests.

     “Negative Pledge Entities” means, collectively, the Subsidiaries of Borrower set forth on Schedule 1.1 and any other Subsidiary of Borrower that becomes a Negative Pledge Entity after the date hereof pursuant to Section 2A.2 hereof.

     “Negative Pledge Properties” means, collectively, the Subject Properties owned by the Negative Pledge Entities more particularly described on Schedule 1.1 and any other Subject Property owned by a Negative Pledge Entity which becomes a Negative Pledge Property after the date hereof pursuant to Section 2A.2.

     “Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions or any other Financial Contract. “Unrealized losses” means the fair market value of the cost to such Person of replacing such Rate Management Transaction or other Financial Contract as of the date of determination (assuming the Rate Management Transaction or other Financial Contract were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Rate Management Transaction or other Financial Contract as of the date of determination (assuming such Rate Management Transaction or other Financial Contract were to be terminated as of that date).

     “Net Operating Income” means, with respect to any Project for any period, “property rental and other income” (as determined by GAAP) attributable to such Project accruing for such period minus the amount of all expenses (as determined in accordance with GAAP) incurred in connection with and directly attributable to the ownership and operation of such Project for such period, including, without limitation, Management Fees and amounts accrued for the payment of real estate taxes and insurance premiums, but excluding interest expense or other debt service charges and any non-cash charges such as depreciation or amortization of financing costs. As used herein “Management Fees”, means, with respect to each Project for any period, an amount equal to (i) three percent (3%) of the aggregate base rent and percentage rent due and payable under leases with anchor tenants at such Project, plus (ii) three percent (3%) of the aggregate base rent and percentage rent due and payable under leases with tenants other than anchor tenants at such Project.

     “Net Rentable Area” means with respect to any Project, the floor area of any buildings, structures or improvements thereof (expressed in square feet) available for leasing to tenants, as determined in accordance with the leases or site plans or leasing plans for such Project, or if such leases or site plans or leasing plans do not set forth the floor area demised thereunder (or if such Project is not subject to a lease), then as determined by the Borrower in accordance with an industry-accepted protocol approved by the Administrative Agent.

     “Non-U.S. Lender” is defined in Section 3.5(iv).

     “Note” means a promissory note, in substantially the form of Exhibit A-1 hereto, duly executed by the Borrower and payable to the order of a Lender, and in the case of a Qualified Borrower, a Qualified Borrower Note, including in each case any amendment, modification, renewal or replacement of such promissory note.

     “Notice of Assignment” is defined in Section 12.3.2.

     “Obligations” means the Advances and all accrued and unpaid fees and all other obligations of Borrower and the Subsidiary Guarantors to the Administrative Agent or the Lenders, or any of them, arising under this Agreement or any of the other Loan Documents.

     “OFAC” means Office of Foreign Asset Control of the Department of the Treasury of the United States of America.

     “Operating Project” means any Project which at any time (i) is an income-producing property in operating condition and in respect of which no material part thereof has been (a) damaged by fire or other casualty (unless such damage has been repaired) or (b) condemned (unless such condemnation has been restored), (ii) is a retail, office or industrial property, and (iii) for which a certificate of occupancy, whether temporary or permanent, or the functional equivalent thereof, has been issued for the operating portions of the improvements comprising the same (if required by law to occupy the same) and are in full force and effect, and “Operating Properties” means all such Operating Properties, collectively. An Operating Property shall not include any Assets under Development.

     “Other Taxes” is defined in Section 3.5(ii).

     “Participants” is defined in Section 12.2.1.

     “Partnership” shall have the meaning ascribed to such term in the Assignment of Interests.

     “Passive Non-Real Estate Investments” means stock or other equity interests in or debt of entities not primarily involved in commercial real estate development or ownership.

     “Payment Date” means, with respect to the payment of interest accrued on any Advance, the first day of each calendar month.

     “PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

     “Percentage” means for each Lender the ratio that such Lender’s Commitment bears to the Aggregate Commitment, expressed as a percentage.

     “Permitted Acquisitions” are defined in Section 6.15.

     “Permitted Liens” are defined in Section 6.16.

     “Person” means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     “Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

     “Pledged Distributions Entities” means, collectively, the Subsidiaries of the Borrower set forth on Schedule 1.2 and any other Subsidiary of Borrower whose Distributions to Borrower or a Subsidiary of Borrower become Pledged Distributions Interests after the date hereof pursuant to Section 2A.2.

     “Pledged Distributions Interests” means, collectively, one hundred percent (100%) of the Borrower’s or its Subsidiaries’ right, title and interest in and to Distributions received from any Pledged Distributions Entity and, to the extent not prohibited by the applicable Subject Property Loan Documents, one hundred percent (100%) of the Borrower’s or its Subsidiaries’ legal, equitable and beneficial right, title and interest in and to Distributions from any Pledged Distributions Entity.

     “Pledged Distributions Properties” means, collectively, the Subject Properties directly or indirectly owned by the Pledged Distributions Entities more particularly described on Schedule 1.2 and any other Subject Property directly or indirectly owned by a Pledged Distributions Entity which becomes a Pledged Distributions Property after the date hereof pursuant to Section 2A.2.

     “Pledged Entities” means collectively, the Pledged Distributions Entities and the Pledged Equity Entities.

     “Pledged Equity Entities” means, collectively, the Subsidiaries of Borrower set forth on Schedule 1.3 and any other Subsidiary of Borrower all or a portion of whose ownership interests become Pledged Equity Interests after the date hereof pursuant to Section 2A.2.

     “Pledged Equity Funds” is defined within the definition of DDR Accounts.

     “Pledged Equity Interests” means, collectively, the percentage of the legal, equitable and beneficial ownership interests in any Subsidiary of Borrower that is a direct or indirect owner of a Pledged Equity Property that are not subject to any agreement, document or instrument which prohibits the pledge, assignment and/or transfer of such interests.

     “Pledged Equity Properties” means, collectively, the Subject Properties directly or indirectly owned by the Pledged Equity Entities more particularly described on Schedule 1.3 and any other Subject Property directly or indirectly owned by a Pledged Equity Entity which becomes a Pledged Equity Property after the date hereof pursuant to Section 2A.2.

     “Pledged Interests” means collectively, the Pledged Distributions Interests and the Pledged Equity Interests, but excluding Negative Pledge Interests.

     “Pledged Properties” means collectively, the Pledged Distributions Properties and the Pledged Equity Properties.

     “Portfolio Acquisition” means an acquisition by Borrower and/or a Subsidiary of Projects with an aggregate purchase price in excess of $250,000,000 in a single transaction or series of related transactions.

     “Potential Properties” means any Projects owned by Borrower or any Subsidiary of Borrower which are not at the time included as Subject Properties and which consist of Projects which are capable of becoming Subject Properties upon satisfaction of the conditions set forth in Section 2A.2.

     “Prime Rate” means a rate per annum equal to the prime rate of interest publicly announced from time to time by Administrative Agent or its parent as its “prime rate”. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Any change in the rate of interest payable hereunder resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate becomes effective, without notice or demand of any kind. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

     “Pre-Leased Project Under Construction” means a Project under development (in accordance with GAAP) on which construction of buildings has been commenced but which has not been substantially completed and occupied and over 50% of which has been leased to a tenant or tenants pursuant to fully executed and binding leases.

     “Project” means any real estate asset owned by Borrower or any of its Subsidiaries or any Investment Affiliate, and operated or intended to be operated as a retail, office or industrial property.

     “Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     “Puerto Rico Properties” means the Projects known as Rexville Plaza located in Pajaros Ward, Bayamon, Puerto Rico; El Senorial Shopping Mall located in Monacillos Ward of Rio Piedras, San Juan, Puerto Rico; Plaza del Atlantico located in Hato Abajo Ward, Arecibo, Puerto Rico; and Plaza Rio Hondo located in Hato Tejas Ward, Bayamon, Puerto Rico.

     “Purchasers” is defined in Section 12.3.1.

     “Qualified Borrower” means DDR PR Ventures LLC, S.E. and any other Wholly-Owned Subsidiary of DDR which has complied with the requirements set forth in Section 2.1 for being a Borrower hereunder, the Indebtedness of which, in all cases, shall be guaranteed by DDR.

     “Qualified Borrower Guaranty” means a full and unconditional guaranty of payment in the form of Exhibit “F-3” attached hereto, enforceable against DDR for the payment of a Qualified Borrower’s debt or obligation to the Lenders pursuant to this Agreement.

     “Qualified Borrower Note” means a promissory note, in substantially the same form of Exhibit “I” hereto, duly executed by the Qualified Borrower and payable to the order of the Administrative Agent on behalf of a Lender, including any amendment, modification renewal or replacement of such promissory note.

     “Qualifying Jointly-Owned Subsidiary” means a Subsidiary which (i) is a Subsidiary Guarantor but is not a Wholly-Owned Subsidiary, (ii) is governed by organizational documents which prohibit voluntary sales of such Subsidiary’s Projects for a certain period of time after the contribution of such Project to such Subsidiary or require approval from one or more of its limited partners or non-managing members (other than a Wholly-Owned Subsidiary) for such voluntary sales, and (iii) is governed by organizational documents which expressly authorize the Borrower or the Wholly-Owned Subsidiary which is its general partner or managing member to cause such Subsidiary to guaranty, or pledge such Subsidiary’s assets to secure, indebtedness of the Borrower.

     “Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by the Borrower which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

     “Recourse Indebtedness” means any Indebtedness of Borrower or any of its Subsidiaries with respect to which the liability of the obligor is not limited to the obligor’s interest in specified assets securing such Indebtedness, subject to customary limited exceptions for certain acts or types of liability.

     “Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     “Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     “Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     “Required Lenders” means Lenders in the aggregate having at least 66 2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66 2/3% of the aggregate unpaid principal amount of the outstanding Advances.

     “Reserve Requirement” means, with respect to a LIBOR Loan and LIBOR Interest Period, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Federal Reserve Board or other governmental authority or agency having jurisdiction with respect thereto for determining the maximum reserves (including, without limitation, basic, supplemental, marginal and emergency reserves) for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D) maintained by a member bank of the Federal Reserve System.

     “Restricted Interests” means, collectively, the Negative Pledge Interests, the Pledged Distributions Interests and the Pledged Equity Interests.

     “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock in the Borrower or any option, warrant or other right to acquire any such Capital Stock in the Borrower, or any transaction that has a substantially similar effect.

     “Restricted Subsidiaries” means, collectively, the Subsidiaries of Borrower that are direct or indirect owners of the Subject Properties.

     “Section” means a numbered section of this Agreement, unless another document is specifically referenced.

     “Secured Facility Net Operating Income” means Net Operating Income attributable to a Subject Property; provided, that no Subject Property shall be utilized in the calculation of Secured Facility Net Operating Income (a) if there shall have occurred and be continuing (i) a failure to pay when due (including any applicable period of grace) any obligation of any borrower or guarantor to any lender, agent or servicer under any Subject Property Indebtedness with respect to such Subject Property, or (ii) a failure to observe or perform any term, covenant or agreement under any of the loan documents evidencing such Subject Property Indebtedness for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof (including, without limitation, the acceleration of any bonds relating to any Subject Property or demand for payment or reimbursement by any “credit enhancer” or bond issuer) or (b) upon the occurrence of any of the events described in Sections 7.7 or 7.8 with respect to Borrower or any Restricted Subsidiary that is the direct or indirect owner of such Subject Property (such Subject Property being considered an “Excluded Subject Property”).

     “Security Documents” means the Assignments of Interests (and each Assignment of Interests subsequently delivered pursuant to this Agreement), the Account Agreement and any further collateral assignments to the Administrative Agent for the benefit of the Lenders, including, without limitation, any collateral assignments delivered to the Administrative Agent pursuant to Section 2A.3 and any UCC-1 financing statements delivered or authorized to be filed by the Administrative Agent in connection with any of the foregoing.

     “Servicer” means any servicer or depository of an Account pursuant to a Cash Management Agreement.

     “Single Employer Plan” means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

     “S&P” means Standard & Poor’s Ratings Group and its successors.

     “Springing Instruction Letter” means a letter agreement in the form attached hereto as Exhibit “H” executed by DDR and sent to a Depository Bank, pursuant to which DDR has instructed and directed such Depository Bank to disburse all funds from time to time in the DDR Accounts to the applicable Deposit Accounts upon written notice from Administrative Agent of a Default.

     “Subject Properties” means, collectively, (a) those certain Operating Projects which Borrower desires to have treated as Subject Properties which (i) are wholly owned in fee simple by the Borrower or JDN or a direct or indirect wholly owned Subsidiary of the Borrower or JDN (or is the subject of a Financeable Ground Lease), (ii) are free and clear of all Liens, including any Liens or on any direct or indirect interest of Borrower or any Subsidiary therein (other than Permitted Liens), (iii) if owned by any such Subsidiary, the Capital Stock of such Subsidiary that is owned by the Borrower, any Subsidiary or JDN are not subject to any pledge, negative pledge or security interest in favor of any Person other than the Administrative Agent, (iv) are not Environmental Risk Properties, (v) do not have, any title, survey, or other defect thereof which could have a Material Adverse Effect, (vi) are located within the United States or Puerto Rico, (vii) are not subject to any Subject Property Loan Documents or Financeable Ground Leases pursuant to which there has occurred and is continuing a default or event of default, and (viii) have on an aggregate basis an occupancy level of tenants in possession and operating and which are paying base, minimum or similar regularly scheduled fixed payments of rent (but not pass-throughs of common area maintenance charges, operating expenses, taxes, insurance and similar charges) in accordance with the terms of their leases of at least seventy-five percent (75%) of the Net Rentable Area within such Subject Properties based on bona fide arms-length tenant leases requiring current rental payments, (b) any other Operating Project which becomes a Subject Property after the date hereof pursuant to Section 2A.2 and (c) any other Operating Property which is approved by the Required Lenders in writing for inclusion as a Subject Property in their sole and absolute discretion. On the Agreement Execution Date, the Subject Properties shall consist of the Operating Projects identified on Schedule 1.1, Schedule 1.2 and Schedule 1.3. Notwithstanding the foregoing, Projects owned directly or indirectly by JDN shall only be included as Subject Properties to the extent that (i) the Borrower or a Wholly Owned Subsidiary of the Borrower shall be entitled to receive at least 98.5% of the net income and gains from the applicable Subject Property and (ii) the Borrower or a Wholly Owned Subsidiary of the Borrower controls, manages and conducts the business of JDN and owns at least 98.5% of the outstanding stock of JDN.

     “Subject Property Indebtedness” means any Indebtedness secured by a Lien encumbering a Subject Property which is permitted pursuant to Section 6.16(vi), provided, however, in no event shall Subject Property Indebtedness include any Indebtedness under the Unsecured Facility.

     “Subject Property Loan Documents” means the agreements, documents and instruments evidencing, securing or otherwise relating to the Subject Property Indebtedness to which the holder of such Subject Property Indebtedness is a party or intended beneficiary.

     “Subject Property Owners” means, as of the Agreement Execution Date, the Borrower and the Wholly Owned Subsidiaries of Borrower and JDN indicated on Schedule 1.1, Schedule 1.2 and Schedule 1.3, as the owners (or ground lessees) of the Subject Properties, and any other Wholly Owned Subsidiary of the Borrower or JDN that owns fee title to any Project (or the leasehold interest with respect to any Project that is the subject of a Financeable Ground Lease) which becomes a Subject Property after the date hereof pursuant to Section 2A.2.

     “Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

     “Subsidiary Guaranties” means collectively, the Full Subsidiary Guaranties and the Limited Subsidiary Guaranties.

     “Subsidiary Guarantor” means each Subsidiary of the Borrower which is required to execute a Subsidiary Guaranty pursuant to Section 6.13.

     “Substantial Portion” means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 10% of the assets of the Consolidated Group as would be shown in the consolidated financial statements of the Consolidated Group as at the beginning of the twelve-month period ending with the month immediately preceding the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Consolidated Group as reflected in the financial statements referred to in clause (i) above.

     “Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

     “Transferee” is defined in Section 12.4.

     “Type” means, with respect to any Advance, its nature as a Floating Rate Advance or LIBOR Advance.

     “Unencumbered Asset” means, any Project located in the United States, Puerto Rico or an Acceptable Jurisdiction 100% of which is owned in fee simple or ground leased by the Borrower or an Unsecured Facility Guarantor (provided that a Project which is ground leased shall be included as an Unencumbered Asset only if such ground lease is a Financeable Ground Lease) which, as of any date of determination, (a) is not subject to any Liens or claims (including restrictions on transferability or assignability) of any kind (including any such Lien, claim or restriction imposed by the organizational documents of any Unsecured Facility Guarantor) other than (i) Permitted Liens set forth in Sections 6.16(i) through 6.16(iv)), and (ii) restrictions on transferability in the case of a Qualifying Jointly-Owned Subsidiary (b) is not subject to any agreement (including (i) any agreement governing Indebtedness and (ii) if applicable, the organizational documents of any Unsecured Facility Guarantor) which prohibits or limits the ability of the Borrower or any Unsecured Facility Guarantor to create, incur, assume or suffer to exist any Lien upon any assets or Capital Stock of the Borrower or any Unsecured Facility Guarantor, including, without limitation, any negative pledge or similar covenant or restriction, except as permitted under Section 19 of the Unsecured Facility Guaranty (as in effect on the date hereof, a copy of such Section 19 being attached hereto as Exhibit “L”, (“Section 19 of the Unsecured Facility Guaranty”)), or as otherwise approved by the Required Lenders (c) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset) which entitles any Person to the benefit of any Lien (other than Permitted Liens set forth in Sections 6.16(i) through 6.16(iv)) on any assets or Capital Stock of the Borrower or any Unsecured Facility Guarantor, except as permitted under Section 19 of the Unsecured Facility Guaranty or as otherwise approved by the Required Lenders, or would entitle any Person to the benefit of any Lien (other than Permitted Liens set forth in Sections 6.16(i) through 6.16(iv)) on such assets or Capital Stock upon the occurrence of any contingency (including, without limitation, pursuant to an “equal and ratable” clause), and (d) either has been improved with an income-producing building or buildings which are substantially completed and occupied or is a Pre-Leased Project Under Construction.

     “Unfunded Liabilities” means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

     “Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     “Unrestricted Cash and Cash Equivalents” means, in the aggregate, all cash and Cash Equivalents which are not pledged or otherwise restricted for the benefit of any creditor and which are owned by members of the Consolidated Group or Investment Affiliates, to be valued for purposes of this Agreement at (i) 100% of its then-current book value, as determined under GAAP, for any such items owned by a member of the Consolidated Group or (ii) the applicable Consolidated Group Pro Rata Share of its then-current book value, as determined under GAAP, for any such items owned by an Investment Affiliate.

     “Unsecured Credit Agreement” means that certain Sixth Amended and Restated Credit Agreement dated as of March 30, 2005, between JPMorgan Chase Bank, N.A., individually and as administrative agent, the other lenders from time to time parties thereto and Borrower, as the same may be modified, increased, amended or restated from time to time.

     “Unsecured Facility” means that certain $1,000,000,000 revolving credit facility pursuant to the Unsecured Credit Agreement, as the same may be modified, increased, amended or restated from time to time.

     “Unsecured Facility Guarantor” means a guarantor under and pursuant to an Unsecured Facility Guaranty.

     “Unsecured Facility Guaranty” means a guaranty executed under and pursuant to the Unsecured Credit Agreement.

     “Unsecured Indebtedness” means all Indebtedness of any person that is not secured by a Lien on any asset of such Person.

     “Value of Subject Properties” means, as of any date, the sum of the amount determined by dividing the Secured Facility Net Operating Income for each Project which is a Subject Property (excluding the Secured Facility Net Operating Income for any Acquisition Asset which is a Subject Property) as of such date for a calculation period which shall be either the immediately preceding two (2) full fiscal quarters or, if so requested by Borrower or the Administrative Agent, the one (1) immediately preceding full fiscal quarter and the then current partial quarter (in all cases as annualized) by 0.08. If a Project is no longer owned as of the date of determination, then no value shall be included from such Project. In the event that (a) the Borrower or a Subsidiary of the Borrower shall not have owned a Subject Property for the entire previous two (2) fiscal quarters or (b) a Subject Property consists of an Asset Under

Development that became an Operating Property during the previous two (2) fiscal quarters, then for the purposes of determining the Value of Subject Properties with respect to such Subject Property, the Secured Facility Net Operating Income for such Subject Property for the period that Borrower or such Subsidiary of Borrower has owned such Subject Property with respect to (a) above, or the period during which such Subject Property consisted of an Operating Property with respect to (b) above, shall be annualized in a manner reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing and with respect to any Acquisition Asset which is a Subject Property, each such Acquisition Asset shall be valued at the lower of its acquisition cost or market value, as determined in accordance with GAAP.

     “Value of Unencumbered Assets” means, as of any date, the sum of (A) the amount determined by dividing the Net Operating Income for each Project which is an Unencumbered Asset (excluding the Net Operating Income for any Acquisition Asset which is an Unencumbered Asset) as of such date for a calculation period which shall be either the immediately preceding two (2) full fiscal quarters or, if so requested by Borrower or the Administrative Agent, the one (1) immediately preceding full fiscal quarter and the then current partial quarter (in all cases as annualized) by 0.0825 (provided that not more than 15% of the Value of Unencumbered Assets with respect to Projects shall be attributable to Unencumbered Assets which are ground leased and not more than 15% of the Value of Unencumbered Assets shall be attributable to Unencumbered Assets not located in the United States or Puerto Rico) plus (B) for each Pre-Leased Project Under Construction, 100% of the then-current book value, as determined in accordance with GAAP, of such Pre-Leased Project Under Construction, provided that the aggregate amount added to value under this clause (B) shall not exceed ten percent (10%) of the total Value of Unencumbered Assets, plus (C) cash from like-kind exchanges on deposit with a qualified intermediary (provided that not more than 5% of the Value of Unencumbered Assets shall be attributable to the proceeds of this clause). If a Project is no longer owned as of the date of determination, then no value shall be included from such Project, except for purposes of such financial covenant comparing the Net Operating Income from Unencumbered Assets to Consolidated Interest Expense under the Credit Agreement. Notwithstanding the foregoing and with respect to any Acquisition Asset which is an Unencumbered Asset, each such Acquisition Asset shall be valued at the lower of its acquisition cost or market value, as determined in accordance with GAAP.

     “Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

THE CREDIT

     2.1 Commitments; Increase in Aggregate Commitment. Subject to the terms and conditions of this Agreement, Lenders severally and not jointly agree to make an Advance through the Administrative Agent to Borrower on the Agreement Execution Date in an aggregate principal amount equal to such Lender’s Percentage of the Aggregate Commitment. The Advance may be a ratable Floating Rate Advance or ratable Fixed Rate Advances. Each Lender shall fund its Percentage of such Advance and no Lender will be required to fund any amounts in excess of such Lender’s then-current Commitment.

     DDR shall give Administrative Agent thirty (30) days prior notice of its intention to have a Wholly-Owned Subsidiary of DDR designated as a Qualified Borrower (other than DDR PR Ventures LLC, S.E.). Following receipt of such a notice, Administrative Agent agrees to promptly notify the Lenders of Borrower’s intention to have such Wholly-Owned Subsidiary of DDR designated as an additional Qualified Borrower. As a condition to such Wholly-Owned Subsidiary of DDR (other than DDR PR Ventures LLC, S.E.) becoming a Qualified Borrower, DDR shall have obtained Administrative Agent’s prior written consent, which consent may be withheld by Administrative Agent in its sole and absolute discretion. As a condition to any Advance to a Qualified Borrower (including DDR PR Ventures LLC, S.E.), (a) such Qualified Borrower shall have executed and delivered a Qualified Borrower Note to Administrative Agent for the benefit of each of the Lenders, (b) DDR shall have executed and delivered a Qualified Borrower Guaranty relating to amounts to be borrowed by such Qualified Borrower, and (c) Administrative Agent shall have received the items specified in Schedule 5 attached hereto with respect to such Qualified Borrower. If a Wholly-Owned Subsidiary of DDR is approved by Administrative Agent as a Qualified Borrower and such Subsidiary satisfies the foregoing conditions, this Agreement shall be deemed modified such that at any place where the term “Borrower” currently appears, such provision shall be modified to also include and apply to any such Qualified Borrower, as the context may require, and any reference to a “Note” shall include and apply to any Qualified Borrower Note, as the context may require.

     A Qualified Borrower shall have the right to request Advances, subject to all of the same terms and conditions as are applicable to the Borrower, provided, however, that Administrative Agent shall determine, in its sole and absolute discretion, the maximum amount of Advances that each such Qualified Borrower may request, such maximum amount to be reflected on Schedule 6 to this Agreement.

     If DDR shall designate as a Qualified Borrower hereunder any Subsidiary not organized under the laws of the United States or any State thereof or Puerto Rico, any Lender may, with notice to the Administrative Agent and DDR, fulfill its Commitment by causing an Affiliate of such Lender to act as the Lender in respect of such Qualified Borrower (and such Lender shall, to the extent of Advances made to such Qualified Borrower, be deemed for all purposes hereof to have pro tanto assigned such Advances and participations to such Affiliate) provided that either such Affiliate is a permitted assignee pursuant to Section 12.3 or such Lender is not released from its funding obligations if such Affiliate fails to fund.

     The Aggregate Commitment may be increased from time to time by the addition of a new Lender or the increase of the Commitment of an existing Lender with the consent of only the Borrower, the Administrative Agent, and the new or existing Lender providing such additional Commitment so long as the Aggregate Commitment does not exceed $400,000,000. Any such increase in the Aggregate Commitment shall be conditioned upon the contemporaneous addition of Potential Properties as Subject Properties in accordance with Section 2A.2 and upon satisfaction of the requirements for additional Advances pursuant to Section 2.9 and 4.2. Such increases shall be evidenced by the execution and delivery of an Amendment Regarding Increase in the form of Exhibit K attached hereto by the Borrower, the Administrative Agent and the new Lender or existing Lender providing such additional Commitment (the “Increase Notice”), a copy of which shall be forwarded to each Lender by the Administrative Agent promptly after execution thereof. The amount of the requested increase shall be set forth in the Increase Notice. Notwithstanding the foregoing, (i) no increase in the Aggregate Commitment may occur after the date which is thirty-six (36) months following the Agreement Execution Date, and (ii) each such increase shall not be less than $25,000,000. On the effective date of each such increase in the Aggregate Commitment, the Borrower and the Administrative Agent shall cause the new or existing Lenders providing such increase to hold its or their Percentage of all ratable Advances outstanding at the close of business on such day, by either funding more than its or their Percentage of new ratable Advances made on such date or purchasing shares of outstanding ratable Loans held by the other Lenders or a combination thereof. The Lenders agree to cooperate in any required sale and purchase of outstanding ratable Advances to achieve such result. Borrower agrees to pay all fees associated with the increase in the Aggregate Commitment including any amounts due under Section 3.4 in connection with any reallocation of LIBOR Advances.

Additionally, each such Commitment increase shall be further conditioned upon satisfaction of the following:

     (a) On the date such Increase Notice is given and on the date such increase becomes effective, both immediately before and after the Aggregate Commitment is increased, there shall exist no Default or Unmatured Default; and

     (b) The representations and warranties made by the Borrower and the Subsidiary Guarantors in the Loan Documents or otherwise made by or on behalf of the Borrower and the Subsidiary Guarantors in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the date of such Increase Notice and on the date the Aggregate Commitment is increased, both immediately before and after the Aggregate Commitment is increased; and

     (c) The Borrower shall also execute and deliver to Administrative Agent and the Lenders such additional documents, instruments, certifications and opinions as the Administrative Agent may require in its reasonable discretion, including, without limitation, replacement Notes, any amendments to the Loan Documents as Administrative Agent may reasonably deem necessary or appropriate, and a Compliance Certificate demonstrating compliance with the covenants set forth in Section 6.21(vii), (viii) and (ix) and representations and warranties set forth in the Loan Documents after giving effect to the increase, and the Borrower shall upon demand pay the cost of any updated UCC searches, all recording costs and fees, and any and all intangible taxes or other documentary or transfer taxes, assessments or charges or any similar fees, taxes or expenses which are demanded in connection with such increase.

     2.2 Final Principal Payment and Extension of Maturity Date. Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Maturity Date. Provided no Default or Unmatured Default has occurred and is continuing, Borrower shall have the option to extend the term of the Loan beyond the initial Maturity Date for two (2) successive terms (each, an “Extension Option”) of one (1) year each to (x) the Payment Date occurring in June 28, 2009, and (y) the Payment Date occurring in June 28, 2010, respectively, by submitting a request for an extension to the Administrative Agent (an “Extension Request”) no more than 90 and no fewer than 30 days prior to the then applicable Maturity Date and, as to each Extension Option, upon payment to Lender of all reasonable costs incurred by Lender in connection with such extension, whether the extension actually occurs or not. Promptly upon receipt of an Extension Request, the Administrative Agent shall notify each Lender of the Extension Request. It shall be an additional condition precedent to each extension of the Maturity Date pursuant hereto that (a) the Borrower shall have paid to the Administrative Agent for the ratable benefit of the Lenders, on or before the then applicable Maturity Date a fee equal to 0.15% of the Aggregate Commitment and (b) the Borrower shall have executed and delivered to Administrative Agent a Compliance Certificate demonstrating compliance with all covenants set forth in Section 6.21(vii), (viii) and (ix) and representations and warranties set forth in the Loan Documents after giving effect to such extension.

     2.3 Ratable and Nonratable Loans. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to their respective Percentages except as otherwise provided in Section 2.1 with respect to an increase in the Aggregate Commitment.

     2.4 Applicable Margins. Each of the ABR Applicable Margin and the LIBOR Applicable Margin to be used in calculating the interest rate applicable to different Types of Advances shall vary from time to time in accordance with the higher of Borrower’s then applicable Moody’s debt rating and S&P’s debt rating unless one of such two ratings is more than one rating category lower than the other, in which case the average of the two different Applicable Margins shall be used. The Applicable Margins shall be adjusted effective on the next Business Day following any change in Borrower’s Moody’s debt rating and/or S&P’s debt rating, as the case may be. The applicable debt ratings and the Applicable Margins are set forth in the following table:

		LIBOR	ABR
		Applicable	Applicable
S&P Rating	Moody’s Rating	Margin	Margin
A- or higher	A3 or higher	0.60%	0.15%
BBB+	Baa1	0.75%	0.15%
BBB	Baa2	0.85%	0.175%
BBB-	Baa3	1.00%	0.20%
Less than BBB-	Less than Baa3	1.40%	0.50%

In the event that either S&P or Moody’s shall discontinue their ratings of the REIT industry or the Borrower, the Borrower may seek a debt rating from another substitute rating agency reasonably satisfactory to the Administrative Agent and the Borrower. For the period from the date of such discontinuance until the first to occur of (i) the date the Borrower receives a debt rating from such new rating agency or (ii) a date 180 days after such discontinuance, the single rating from S&P or Moody’s, as the case may be, shall be used to determine the Applicable Margin. If the debt rating of the Borrower from such new rating agency is not received within such 180 day period, or if both S&P and Moody’s shall discontinue their ratings of the REIT industry or the Borrower, the Applicable Margin to be used for the calculation of interest on Advances hereunder shall be the highest Applicable Margin for each Type.

     If a rating agency downgrade or discontinuance results in an increase in the ABR Applicable Margin or the LIBOR Applicable Margin and if such increase is reversed and the affected Applicable Margin is restored within ninety (90) days thereafter, at Borrower’s request, Borrower shall receive a credit against interest next due the Lenders equal to interest accrued at the differential between such Applicable Margins accruing from time to time during such period of downgrade or discontinuance.

     If a rating agency upgrade results in decrease in the ABR Applicable Margin or the LIBOR Applicable Margin and if such upgrade is reversed and the affected Applicable Margin is restored within ninety (90) days thereafter, Borrower shall be required to pay an amount to the Lenders equal to the interest differential on the Advances during such period of upgrade.

     2.5 Administrative Agent’s Fee. The Borrower shall pay to the Administrative Agent, for the Administrative Agent’s own account, an Administrative Agent’s fee as set forth in the Agreement Regarding Fees. The Administrative Agent’s fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter or portion thereof. The Administrative Agent’s fee shall also be paid upon the Maturity Date. The Administrative Agent’s fee for any partial calendar quarter shall be prorated.

     2.6 Other Fees. The Borrower agrees to pay all fees payable to the Administrative Agent and the Arranger pursuant to the Agreement Regarding Fees.

     2.7 [Intentionally Omitted.]

     2.8 Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all or any part of outstanding Floating Rate Advances without prior notice to the Administrative Agent. A Fixed Rate Advance may be paid on the last day of the applicable Interest Period or, if and only if the Borrower pays any amounts due to the Lenders under Sections 3.4 and 3.5 as a result of such prepayment, on a day prior to such last day. Any Advances prepaid may not be reborrowed.

     2.9 Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Fixed Rate Advance, the Interest Period applicable to each Advance from time to time. The Borrower shall give the Administrative Agent irrevocable notice (a “Borrowing Notice”) (i) not later than 8:00 a.m. Cleveland time on the Borrowing Date of each Floating Rate Advance, and (ii) not later than 10:00 a.m. Cleveland time, at least three (3) Business Days before the Borrowing Date for each LIBOR Advance, specifying:

               (i) the Borrowing Date, which shall be a Business Day, of such Advance,

               (ii) the aggregate amount of such Advance,

               (iii) the Type of Advance selected, and

               (iv) in the case of each Fixed Rate Advance, the Interest Period applicable thereto.

     The Administrative Agent shall provide a copy to the Lenders by facsimile of each Borrowing Notice and each Conversion/Continuation Notice not later than the close of business on the Business Day it is received (except for a Borrowing Notice for a Floating Rate Advance on the same day, Administrative Agent shall provide the notice to the other Lenders by 9:00 a.m. (Cleveland time) on such day.) Each Lender shall make available its Loan or Loans, in funds immediately available in Cleveland to the Administrative Agent at its address specified pursuant to Article XIII on each Borrowing Date not later than (i) 10:00 a.m. (Cleveland time), in the case of Floating Rate Advances which have been requested by a Borrowing Notice given to the Administrative Agent not later than 3:00 p.m. (Cleveland time) on the Business Day immediately preceding such Borrowing Date, or (ii) noon (Cleveland time) in the case of all other Advances. The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent’s aforesaid address.

     No Interest Period may end after the Maturity Date and, unless the Lenders otherwise agree in writing, in no event may there be more than ten (10) different Interest Periods for LIBOR Advances outstanding at any one time.

     2.10 Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Fixed Rate Advances. Each Fixed Rate Advance of any Type shall continue as a Fixed Rate Advance of such Type until the end of the then applicable Interest Period therefor, at which time such Fixed Rate Advance shall automatically convert into a Fixed Rate Advance with a LIBOR Interest Period of one month, until the Borrower provides the Administrative Agent with a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Fixed Rate Advance either continue as a Fixed Rate Advance of such Type for the same or another Interest Period or be converted to an Advance of another Type. The Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances; provided that any conversion of any Fixed Rate Advance shall be made on, and only on, the last day of the Interest Period applicable thereto and any conversion of an Advance shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof). The Borrower shall give the Administrative Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of an Advance to a Fixed Rate Advance or continuation of a Fixed Rate Advance (other than with respect to an automatic conversion as set forth above) not later than 10:00 a.m. (Cleveland time) at least one Business Day, or three Business Days, in the case of a conversion into a LIBOR Advance or continuation of a LIBOR Advance having an Interest Period of other than one month, prior to the date of the requested conversion or continuation, specifying:

               (i) the requested date which shall be a Business Day, of such conversion or continuation;

               (ii) the aggregate amount and Type of the Advance which is to be converted or continued; and

               (iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Fixed Rate Advance having a LIBOR Interest Period other than one month, the duration of the Interest Period applicable thereto.

     2.11 Changes in Interest Rate, Etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Fixed Rate Advance into a Floating Rate Advance pursuant to Section 2.10 to but excluding the date it becomes due or is converted into a Fixed Rate Advance pursuant to Section 2.10 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Fixed Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Fixed Rate Advance.

     2.12 Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.9 or 2.10, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Fixed Rate Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Fixed Rate Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate otherwise applicable to the Floating Rate Advance plus 2% per annum.

     2.13 Method of Payment.

               (i) All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by noon (Cleveland time) on the date when due and shall be applied ratably by the Administrative Agent among the Lenders.

               (ii) As provided elsewhere herein, all Lenders’ interests in the Advances and the Loan Documents shall be ratable undivided interests and none of such Lenders’ interests shall have priority over the others. Each payment delivered to the Administrative Agent for the account of any Lender or amount to be applied or paid by the Administrative Agent to any Lender shall be paid promptly (on the same day as received by the Administrative Agent if received prior to noon (Cleveland time) on such day and otherwise on the next Business Day) by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. Payments received by the Administrative Agent but not timely funded to the Lenders shall bear interest payable by the Administrative Agent at the Federal Funds Effective Rate from the date due until the date paid. The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with KeyBank for each payment of principal, interest and fees as it becomes due hereunder.

     2.14 Notes; Telephonic Notices. Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Note, provided, however, that the failure to so record shall not affect the Borrower’s obligations under such Note. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any Authorized Officer. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

     2.15 Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, and at maturity, whether by acceleration or otherwise. Interest shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.16 Notification of Advances, Interest Rates and Prepayments. The Administrative Agent will notify each Lender of the contents of each Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder not later than the close of business on the Business Day such notice is received by the Administrative Agent (or such earlier time as is required by Section 2.9). The Administrative Agent will notify each Lender of the interest rate applicable to each Fixed Rate Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

     2.17 Lending Installations. Subject to Section 3.6, each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Administrative Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

     2.18 Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the time at which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan. If such Lender so repays such amount and interest thereon to the Administrative Agent within one Business Day after such demand, all interest accruing on the Loan not funded by such Lender during such period shall be payable to such Lender when received from the Borrower.

     2.19 Replacement of Lenders under Certain Circumstances. The Borrower shall be permitted to replace any Lender which (a) is not capable of receiving payments without any deduction or withholding of United States federal income tax pursuant to Section 3.5, or (b) cannot maintain its Fixed Rate Loans at a suitable Lending Installation pursuant to Section 3.3, with a replacement bank or other financial institution; provided that (i) such replacement does not conflict with any applicable legal or regulatory requirements affecting the Lenders, (ii) no Default or (after notice thereof to Borrower) no Unmatured Default shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts owing to such replaced Lender prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under Sections 3.4 and 3.6 if any Fixed Rate Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto, (v) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 12.3 (provided that the Borrower shall be obligated to pay the processing fee referred to therein), (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 3.5 and (viii) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

     2.20 [Intentionally Omitted.]

     2.21 [Intentionally Omitted.]

     2.22 [Intentionally Omitted.]

     2.23 [Intentionally Omitted.]

     2.24 Application of Moneys Received. All moneys collected or received by the Administrative Agent on account of the facility directly or indirectly, shall be applied in the following order of priority:

               (i) to the payment of all reasonable costs incurred in the collection of such moneys of which the Administrative Agent shall have given notice to the Borrower;

               (ii) to the reimbursement of any yield protection due to any of the Lenders in accordance with Section 3.1;

               (iii) to the payment of all fees to the Administrative Agent;

               (iv) first to interest then due to the Lenders until paid in full and then to principal for all Lenders (other than Defaulting Lenders) in accordance with the Percentages of the Lenders until principal is paid in full;

               (v) any other sums due to the Administrative Agent or any Lender under any of the Loan Documents; and

               (vi) to the payment of any sums due to each Defaulting Lender as their respective Percentages appear (provided that Administrative Agent shall have the right to set-off against such sums any amounts due from such Defaulting Lender).

     2.25 Usury. This Agreement and each Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject any Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the interest rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

ARTICLE IIA

COLLATERAL SECURITY; RESTRICTED INTERESTS.

     2A.1 Collateral. The obligations of the Borrower under the Loan Documents shall be secured by (i) a perfected first priority lien or security title and security interest to be held by the Administrative Agent for the benefit of the Lenders in the Collateral, and (ii) such additional collateral, if any, as the Administrative Agent for the benefit of the Lenders from time to time may accept as security for the obligations of the Borrower under the Loan Documents (a) with the consent of the Required Lenders, which consent may be given or withheld in the sole discretion of the Required Lenders, or (b) which is added pursuant to Section 2A.2 or Section 2A.3. The obligations of the Borrower under the Loan Documents shall also be guaranteed pursuant to the terms of the Subsidiary Guaranties.

     2A.2 Substitution or Addition of Restricted Interests. Provided no Default or Unmatured Default (other than a Default under Section 6.21(vii), (viii) or (ix) which is being cured as a result of the transactions contemplated by this Section 2A.2 and/or Section 2A.3) shall have occurred hereunder or under the other Loan Documents and be continuing (or would exist immediately after giving effect to the transactions contemplated by this Section 2A.2 and/or Section 2A.3), the Borrower from time to time may include certain Potential Properties owned by Borrower or Wholly Owned Subsidiaries of Borrower or JDN as additional Subject Properties for the purpose of replacing existing Subject Properties or providing additional Subject Properties. Notwithstanding the foregoing, no Potential Properties shall be included as additional Subject Properties unless and until the following conditions precedent shall have been satisfied:

     (a) Borrower shall have indicated to Administrative Agent in writing whether such proposed Potential Properties are intended to be Pledged Equity Properties, Pledged Distribution Properties or Negative Pledge Properties, provided, however, that such Potential Property shall only be included as a Negative Pledge Property to the extent that the applicable Subject Property Loan Documents prohibit such Potential Property from becoming a Pledged Equity Property or a Pledged Distributions Property, and further provided, that such Potential Property shall only be included as a Pledged Distributions

Property to the extent that the applicable Subject Property Loan Documents prohibit such Potential Property from becoming a Pledged Equity Property;

     (b) such Potential Properties shall qualify as Subject Properties;

     (c) the Potential Property shall be owned, directly or indirectly, one hundred percent (100%) by Borrower or a direct or indirect wholly owned Subsidiary of Borrower or JDN and Borrower or a wholly owned Subsidiary of Borrower shall have (i) total control over all decisions regarding the Potential Property (other than with respect to a Potential Property owned by JDN) (including the operation, financing and disposition thereof) or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of the entities to which such Potential Property relates, whether through the ownership of voting securities, ownership interests, by contract or otherwise, with respect to Potential Property owned directly or indirectly by JDN;

     (d) Administrative Agent shall have received and approved (i) the organizational structure and organizational documents for the direct and indirect owners of such Potential Property and (ii) the operating statements with respect to such Potential Property;

     (e) there shall be no security interests in, liens on, or other encumbrances affecting such Potential Property or the Borrower’s and its Subsidiaries’ direct and indirect interests therein except security interests, liens and encumbrances expressly permitted under Section 6.16, and there shall be no restriction or prohibition on the pledge, assignment and/or transfer of the applicable Pledged Interests, including, without limitation, under the applicable Subject Property Loan Documents;

     (f) solely with respect to Potential Properties intended to constitute Pledged Interests Properties, each of the representations set forth in the Assignment of Interests to be executed pursuant to (g) below and in Section 5.21 of this Agreement shall be true and correct;

     (g) solely with respect to Potential Properties intended to constitute Pledged Properties, Borrower and any applicable Subsidiary of Borrower shall have executed and delivered to the Administrative Agent all instruments, documents, or agreements, including an Assignment of Interests in substantially the same form as the Assignment of Interests delivered to Administrative Agent on the date hereof (with such changes as Administrative Agent may reasonably deem necessary or advisable with respect to Potential Properties constituting Distributions Interests Properties), a Subsidiary Guaranty in substantially the same form as the applicable Subsidiary Guaranty delivered to Administrative Agent on the date hereof, Acknowledgments in substantially the same form as the Acknowledgments delivered to Administrative Agent on the date hereof and Uniform Commercial Code financing statements and membership, partnership and stock certificates and blank transfer powers, as the Administrative Agent shall deem reasonably necessary or desirable to obtain and perfect a first priority security interest in, or lien on, the interests related to such Potential Property which are intended to constitute Pledged Interests;

     (h) with respect to Potential Properties intended to constitute (i) Pledged Equity Properties pursuant to which the Pledged Equity Interests being pledged consist of less than one hundred percent (100%) of the Capital Stock of such Assignor and (ii) Negative Pledge Properties (to the extent not prohibited by the applicable Subject Property loan Documents), DDR shall have delivered to Administrative Agent an Account Agreement and a Springing Instruction Letter in form and substance satisfactory to Administrative Agent and Uniform Commercial Code financing statements and other documents, as the Administrative Agent shall deem reasonably necessary or desirable to obtain and perfect a first priority security interest in, or lien on, the Pledged Equity Funds related to such Potential Property;

     (i) with respect to Potential Properties intended to constitute Pledged Distributions Properties, the applicable Subject Property Owner shall have executed and delivered to the Administrative Agent an Account Agreement and an Instruction Letter in form and substance satisfactory to Administrative Agent and Uniform Commercial Code financing statements and other documents, as the Administrative Agent shall deem reasonably necessary or desirable to obtain and perfect a first priority security interest in, or lien on, the Excess Funds related to such Potential Property;

     (j) prior to or contemporaneously with such addition or substitution, the Borrower shall submit to Administrative Agent a Compliance Certificate demonstrating that after giving effect to such addition or substitution, no Default or Unmatured Default shall exist with respect to Section 6.21(vii), (viii) or (ix) (and Administrative Agent shall promptly forward a copy of such Compliance Certificate to the Lenders);

     (k) the Administrative Agent, on behalf of the Lenders, shall have received any certificates, opinions or other information or documentation with respect to the applicable Potential Property and related proposed Pledged Interest(s) (if any) as the Administrative Agent, shall deem reasonably necessary or desirable; and

     (l) after giving effect to the inclusion of such Potential Properties as Subject Properties, the Borrower shall be in compliance with all covenants contained herein and in the other Loan Documents.

     If all of the foregoing conditions precedent shall have been satisfied, each such Potential Property shall be deemed a Subject Property and a Pledged Equity Property, Pledged Distributions Property or Negative Pledge Property (consistent with Borrower’s designation pursuant to clause (a) above), and Administrative Agent may unilaterally amend Schedule 1.1, Schedule 1.2 and Schedule 1.3, as applicable, to give effect to such addition and/or substitution and the Lenders shall be deemed, without taking any action, to have waived any violation of the covenants set forth in Sections 6.21(vii), (viii) and (ix) that Borrower cures by means of the inclusion of such Potential Properties as Subject Properties.

     2A.3 Cash Collateral Account. In the event that (a) the Borrower desires to sell or refinance a Subject Property and such sale or refinance would result in a Default or Unmatured Default under Section 6.21(vii), (viii) or (ix) hereunder immediately after giving effect to such sale or refinance, (b) Borrower desires to cure a Default or Unmatured Default under Section 6.21(vii), (viii) or (ix) hereunder, or (c) Borrower desires to replace a Subject Property with cash collateral, Borrower may establish with the Administrative Agent for the benefit of the Lenders a “cash collateral” account of the Borrower (“Cash Collateral Account”) into which Borrower may elect to deposit cash to be included in the calculation of Borrower’s compliance with Sections 6.21(vii), (viii) and (ix) hereof. The Borrower hereby grants a security interest in the Cash Collateral Account and all amounts held therein from time to time (the “Cash Collateral”) to the Administrative Agent for the benefit of the Lenders to secure the Obligations. The Borrower shall execute and deliver to Administrative Agent for the account of the Lenders, such further documents and instruments as Administrative Agent may request to evidence the creation and perfection of such security interest in the Cash Collateral Account and the Cash Collateral (including, without limitation, a Cash Collateral Account Agreement in form and substance reasonably satisfactory to Administrative Agent). Only the Administrative Agent shall have access to the Cash Collateral Account and the Cash Collateral. If all of the foregoing conditions have been satisfied, the Cash Collateral shall be included as Collateral hereunder and the Lenders shall be deemed to have waived any violation of the covenants set forth in Sections 6.21(vii), (viii) or (ix) that Borrower cures by means of the inclusion of such Cash Collateral as Collateral hereunder. So long as there does not exist a continuing Default, to the extent that all or a portion of the Cash Collateral deposited in the Cash Collateral Account is not needed to maintain the Borrower’s compliance with Sections 6.21(vii), (viii) and (ix) hereof, the Borrower may request in writing that Administrative Agent return the portion of such Cash Collateral not required to maintain such compliance with Sections 6.21(vii), (viii) and (ix) (the “Excess Cash Collateral”). Administrative Agent shall promptly return the Excess Cash Collateral to Borrower upon Administrative Agent’s receipt of such request and Administrative Agent’s agreement with the calculations set forth therein. Upon the occurrence of a Default (and during the continuance thereof), at the direction of the Required Lenders, the Administrative Agent may declare a portion of the principal balance of the Loans equal to any amounts then on deposit in the Cash Collateral Account to be due and payable without demand. Such amounts shall be withdrawn from the Cash Collateral Account by the Administrative Agent and shall be applied to the Obligations. Additionally, in the event that Borrower has not replaced any such Cash Collateral deposited in the Cash Collateral Account by adding Potential Properties as additional Subject Properties in accordance with Section 2A.2 within ninety (90) days after the deposit of such Cash Collateral in the Cash Collateral Account, Administrative Agent may withdraw such Cash Collateral from the Cash Collateral Account and apply such funds to the Obligations.

     2A.4 Sale of a Subject Property. Provided no Default or Unmatured Default shall have occurred hereunder or under the other Loan Documents and be continuing (or would exist immediately after giving effect to the transactions contemplated by this Section 2A.4 and transactions simultaneously occurring under Section 2A.2 and/or 2A.3, if any), a Subject Property Owner may from time to time sell, transfer or otherwise convey a Subject Property (or the Borrower or a Subsidiary may sell, transfer or convey the direct or indirect interests in such Subject Property Owner) or enter into a Joint Venture pursuant to which Borrower no longer owns directly or indirectly 100% of the interests in a Subject Property Owner (or at least 98.5% with respect to a Subject Property Owner directly or indirectly owned by JDN), provided that such sale, transfer, conveyance or consummation of such a Joint Venture shall be upon the following terms and conditions:

     (a) The Borrower shall deliver to the Administrative Agent written notice of the desire to consummate each such sale, transfer, conveyance or Joint Venture on or before the date that is five (5) Business Days prior to the date on which each such sale, transfer, conveyance or Joint Venture is to be effected;

     (b) On or before the date that is five (5) Business Days prior to the date of such sale, transfer or conveyance or the consummation of such Joint Venture, the Borrower shall submit to Administrative Agent a Compliance Certificate demonstrating that after giving effect to (i) such sale, transfer or conveyance or Joint Venture and (ii) the prepayment described in (c) below or the deposit of the cash collateral with Administrative Agent described in (c) below, if any, no Default or Unmatured Default shall exist with respect to Section 6.21(vii), (viii) or (ix); and

     (c) To the extent required to remain in compliance with Borrower’s covenant set forth in Section 6.21(vii), (viii) or (ix) the Borrower shall, on or before such sale, transfer or conveyance or the consummation of such Joint Venture, either (a) provide additional Subject Properties pursuant to and in accordance with Section 2A.2 necessary to remain in compliance with Borrower’s covenant set forth in Section 6.21(vii), (viii) or (ix), (b) pay to the Administrative Agent for the account of the Lenders, which payment shall be applied to reduce the outstanding principal balance of the Loans, a release price for such Property in an amount necessary to remain in compliance with Borrower’s covenant set forth in Section 6.21(vii), (viii) or (ix) or (c) deposit with Administrative Agent cash collateral in accordance with Section 2A.3 in an amount necessary to remain in compliance with Borrower’s covenants set forth in Section 6.21(vii), (viii) and (ix). Such payments shall be applied to reduce the outstanding principal balance of the Loans; provided, that the Borrower shall not be required to make a payment which would reduce the principal balance below zero.

     After giving effect to such sale, transfer or conveyance or Joint Venture, the underlying Project that was the subject of such sale, transfer or conveyance or Joint Venture shall no longer be a Subject Property, and Administrative Agent may unilaterally amend Schedule 1.1, Schedule 1.2 and Schedule 1.3, as applicable to give effect to such sale, transfer, conveyance or Joint Venture.

     2A5. Release of Pledged Interest. Provided no Default or Unmatured Default shall have occurred hereunder or under the other Loan Documents and be continuing (or would exist immediately after giving effect to the transactions contemplated by this Section 2A.5), the Administrative Agent shall release a Pledged Interest from the lien or security title of the Security Documents encumbering the same, subject to and upon the following terms and conditions:

     (a) The Borrower shall deliver to the Administrative Agent written notice of the desire to obtain such release on or before the date which is five (5) Business Days prior to the date on which each such release is to be effected;

     (b) On or before the date which is five (5) Business Days prior to the date of such release, the Borrower shall submit to Administrative Agent a Compliance Certificate demonstrating that after giving effect to (i) such release and (ii) the prepayment described in (c) below or the deposit of the cash collateral with Administrative Agent described in (c) below, if any, no Default or Unmatured Default shall exist with respect to Section 6.21(vii), (viii) or (ix); and

     (c) To the extent required to remain in compliance with Borrower’s covenants set forth in Section 6.21(vii), (viii) or (ix) the Borrower shall, simultaneously with or prior to such release, either (a) provide additional Subject Properties pursuant to and in accordance with Section 2A.2 necessary to remain in compliance with Borrower’s covenants set forth in Section 6.21(vii), (viii) or (ix), (b) pay to the Administrative Agent for the account of the Lenders, which payment shall be applied to reduce the outstanding principal balance of the Loans, a release price for such Property in an amount necessary to remain in compliance with Borrower’s covenants set forth in Section 6.21(vii), (viii) or (ix) or (c) deposit with Administrative Agent cash collateral in accordance with Section 2A.3 in an amount necessary to remain in compliance with Borrower’s covenants set forth in Section 6.21(vii), (viii) and (ix). Such payments shall be applied to reduce the outstanding principal balance of the Loans; provided, that the Borrower shall not be required to make a payment which would reduce the principal balance below zero.

     After giving effect to such release, the underlying Project that was the subject of such release shall no longer be a Subject Property, and Administrative Agent may unilaterally amend Schedule 1.1, Schedule 1.2 and Schedule 1.3, as applicable to give effect to such release.

ARTICLE III

CHANGE IN CIRCUMSTANCES

     3.1 Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (i) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its LIBOR Loans, or

          (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Fixed Rate Advances), or

          (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Fixed Rate Loans, or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Fixed Rate Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Fixed Rate Loans held or interest received by it, by an amount deemed material by such Lender as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation, as the case may be, of making or maintaining its Fixed Rate Loans or Commitment or to reduce the return receivable by such Lender or applicable Lending Installation, as the case may be, in connection with such Fixed Rate Loans, Commitment or participations therein, then, within 30 days of demand by such Lender, the Borrower shall pay such Lender, such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount receivable.

     3.2 Changes in Capital Adequacy Regulations. If a Lender in good faith determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change (as hereinafter defined), then, within 30 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender in good faith determines is attributable to this Agreement, the Loans or its obligation to make Loans, as the case may be, hereunder (after taking into account such Lender’s policies as to capital adequacy). “Change” means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines (as hereinafter defined) or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. “Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled “International Convergence of Capital Measurements and Capital Standards,” including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     3.3 Availability of Types of Advances. If any Lender in good faith determines that maintenance of any of its Fixed Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, the Administrative Agent shall suspend the availability of the affected Type of Advance and require any Fixed Rate Advances of the affected Type to be repaid; or if the Required Lenders in good faith determine that (i) deposits of a type or maturity appropriate to match fund Fixed Rate Advances are not available, the Administrative Agent shall suspend the availability of the affected Type of Advance with respect to any Fixed Rate Advances made after the date of any such determination, or (ii) an interest rate applicable to a Type of Advance does not accurately reflect the cost of making a Fixed Rate Advance of such Type, then, if for any reason whatsoever the provisions of Section 3.1 are inapplicable, the Administrative Agent shall suspend the availability of the affected Type of Advance with respect to any Fixed Rate Advances made after the date of any such determination. If the Borrower is required to so repay a Fixed Rate Advance, the Borrower may concurrently with such repayment borrow from the Lenders, in the amount of such repayment, a Loan bearing interest at the Alternate Base Rate.

     3.4 Funding Indemnification. If any payment of a ratable Fixed Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a ratable Fixed Rate Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders or as a result of unavailability pursuant to Section 3.3, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the ratable Fixed Rate Advance, and shall pay all such losses or costs within fifteen (15) days after written demand therefor. Without limitation of any losses arising from changes in the Fixed Rate adverse to the Lenders, in no event will the administrative cost payable by the Borrower as a result of such early payment or failure to make an advance exceed $250 per occurrence per Lender.

     3.5 Taxes.

          (i) All payments by the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

          (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note (“Other Taxes”).

          (iii) The Borrower hereby agrees to indemnify the Administrative Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Administrative Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Administrative Agent or such Lender makes demand therefor pursuant to Section 3.6.

          (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a “Non-U.S. Lender”) agrees that it will, not more than ten Business Days after the date of this Agreement, (i) deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Administrative Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

          (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States.

          (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate following receipt of such documentation.

          (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement and any such Lender obligated to indemnify the Administrative Agent shall not be entitled to indemnification from the Borrower with respect to such amounts, whether pursuant to this Article or otherwise, except to the extent the Borrower participated in the actions giving rise to such liability.

     3.6 Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Fixed Rate Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Fixed Rate Advances under Section 3.3, so long as such designation is not, in the reasonable judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Fixed Rate Loan shall be calculated as though each Lender funded its Fixed Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Fixed Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

ARTICLE IV

CONDITIONS PRECEDENT

     4.1 Initial Advance. The Lenders shall not be required to make the Advance on the Agreement Execution Date hereunder unless (a) the Borrower shall, prior to or concurrently with such Advance, have paid all fees due and payable to the Lenders and the Administrative Agent hereunder, and (b) the Borrower shall have furnished to the Administrative Agent, with sufficient copies for the Lenders, the following (the term “Borrower” being deemed to include any Qualified Borrower as of the Agreement Execution Date):

          (i) The duly executed originals of the Loan Documents, including the Notes, payable to the order of each of the Lenders (including the Qualified Borrower Note), this Agreement, the Subsidiary Guaranties and the Qualified Borrower Guaranty;

          (ii) (A) Certificates of good standing for each Borrower and each Assignor from the states of organization of each Borrower and each Assignor, certified by the appropriate governmental officer and dated not more than thirty (30) days prior to the Agreement Execution Date, and (B) current foreign qualification certificates for the Borrower and each Assignor, certified by the appropriate governmental officer, for each jurisdiction in which the Subject Properties in which it owns an interest are located and in each other jurisdiction where the failure of the Borrower or any Assignor to so qualify or be licensed (if required) would have a Material Adverse Effect;

          (iii) Copies of the formation documents (including code of regulations, if appropriate) of the Borrower, each of the Assignors (and such Assignor’s managing partner, general partner or managing member) and each Subsidiary of the Assignors that is a direct or indirect owner of the Subject Properties certified by an officer of the Borrower, such Assignor and such other owners (or such Assignor’s and such other owner’s managing partner, general partner or managing member), respectively, together with all amendments thereto;

          (iv) Incumbency certificates, executed by officers of the Borrower and each of the Assignors (or such Assignor’s managing partner, general partner or managing member), which shall identify by name and title and bear the signature of the Persons authorized to sign the Loan Documents on behalf of the Borrower and such Assignor and to make borrowings hereunder on behalf of the Borrower, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

          (v) Copies, certified by a Secretary or an Assistant Secretary of the Borrower and each of the Assignors (or such Assignor’s managing partner, general partner or managing member) of the Board of Directors’ resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for any Lender) authorizing the Advances provided for herein, with respect to the Borrower, and the execution, delivery and performance of the Loan Documents to be executed and delivered by the Borrower and each Assignor hereunder;

          (vi) A written opinion of the Borrower’s and Assignors’ counsel, addressed to the Lenders in substantially the form of Exhibit B hereto or such other form as the Administrative Agent may reasonably approve;

          (vii) A certificate, signed by an officer of the Borrower, stating that on the Agreement Execution Date no Default or Unmatured Default has occurred and is continuing and that all representations and warranties of the Borrower are true and correct as of the Agreement Execution Date provided that such certificate is in fact true and correct;

          (viii) The most recent financial statements of the Borrower and the most recent operating statements with respect to each Subject Property;

          (ix) UCC financing statement, judgment, and tax lien searches with respect to Borrower, each Assignor and each other direct and indirect owner of the Subject Properties from their respective States of organization;

          (x) Written money transfer instructions, in substantially the form of Exhibit E hereto, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested;

          (xi) [Intentionally Omitted.]

          (xii) Evidence that all upfront fees due to each of the Lenders under the terms of their respective commitment letters have been paid, or will be paid out of the proceeds of the Advance made on the Agreement Execution Date;

          (xiii) The duly executed originals of the Security Documents signed by each of the parties thereto (or receipt by the Administrative Agent from a party thereto of a facsimile signature page signed by such party which shall have agreed to promptly provide the Administrative Agent with the originally executed counterparts thereof). Additionally, the Administrative Agent shall have received, at the Borrower’s expense, evidence in form and substance satisfactory to the Administrative Agent that the Security Documents are effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable first priority security interest in the Collateral described in the Security Documents and that all filings, recordings, deliveries of instruments and other actions necessary or desirable to protect and preserve such security interests have been duly effected and that any and all consents necessary or desirable with respect to such security interest, have been received and remain in full force and effect as of the Agreement Execution Date;

          (xiv) Evidence in form and substance satisfactory to the Administrative Agent, that the sum of (a) outstanding principal balance of the Loans (less the amount of cash on deposit in the Cash Collateral Account, if any) on the Agreement Execution Date plus (b) the sum of the Subject Property Indebtedness as of the Agreement Execution Date, is not greater than seventy percent (70%) of the then Value of Subject Properties;

          (xv) A copy of a Springing Instruction Letter duly executed by an authorized officer of each of the Depository Banks and the Borrower, provided, however, that solely with respect to the Subject Properties known as Bandera Pointe and University Hills Shopping Center, in lieu of executing a Springing Instruction Letter, Borrower shall execute an agreement which provides that upon the occurrence and during the continuation of a Default, Borrower shall cause all Pledged Equity Funds with respect to such Subject Properties to be deposited directly into the Deposit Accounts; and

          (xvi) Such other documents as any Lender or its counsel may have reasonably requested, the form and substance of which documents shall be reasonably acceptable to the parties and their respective counsel.

     4.2 Each Advance. The Lenders shall not be required to make any Advance unless on the applicable Borrowing Date:

          (i) There exists no Default or Unmatured Default; and

          (ii) The representations and warranties contained in Article V are true and correct as of such Borrowing Date with respect to Borrower and to any Subsidiary in existence on such Borrowing Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

     Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lenders that:

     5.1 Existence. DDR is a corporation duly organized and validly existing under the laws of the State of Ohio, with its principal place of business in Beachwood, Ohio and is duly qualified as a foreign corporation, properly licensed (if required), in good standing and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be so qualified, licensed and in good standing and to have the requisite authority would not have a Material Adverse Effect. Each Qualified Borrower is duly organized and validly existing under the laws of its state of organization, properly licensed (if required) in good standing, and has requisite authority to conduct its businesses in each jurisdiction in which its business is conducted except where the failure to be qualified, licensed and in good standing and to have the requisite authority would not have a Material Adverse Effect. Each of Borrower’s Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

     5.2 Authorization and Validity. The Borrower and the Assignors have the corporate power and authority and legal right to execute and deliver the Loan Documents and to perform their respective obligations thereunder. The execution and delivery by the Borrower and the Assignors of the Loan Documents and the performance of their respective obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower and the Assignors enforceable against the Borrower and the Assignors, respectively, in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

     5.3 No Conflict; Government Consent. Neither the execution and delivery by the Borrower or the Assignors of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the Borrower’s or any Subsidiary’s articles of incorporation, by-laws, partnership agreement, operating agreement or other organizational documents, or the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, except where such violation, conflict or default would not have a Material Adverse Effect, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement except those in favor of the Administrative Agent under the Security Documents. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents other than the filing of a copy of this Agreement, or the filing of information concerning this Agreement, with the Securities and Exchange Commission.

     5.4 Financial Statements; Material Adverse Change. All consolidated financial statements of the Borrower and its Subsidiaries heretofore or hereafter delivered to the Lenders were prepared in accordance with GAAP in effect on the preparation date of such statements and fairly present in all material respects the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended, subject, in the case of interim financial statements, to normal and customary year-end adjustments. From the preparation date of the most recent financial statements delivered to the Lenders through the Agreement Execution Date, there was no change in the business, properties, or condition (financial or otherwise) of the Borrower, its Subsidiaries, the Collateral and the Subject Properties which could reasonably be expected to have a Material Adverse Effect.

     5.5 Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax liens have been filed and remain outstanding (i) with respect to any of the Collateral Properties or (ii) for amounts in excess of $250,000 with respect to Projects other than the Collateral Properties. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

     5.6 Litigation and Guarantee Obligations. Except as set forth on Schedule 3 hereto or as set forth in written notice to the Administrative Agent from time to time, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower, any of its Subsidiaries, the Collateral or the Subject Properties which could reasonably be expected to have a Material Adverse Effect. Notwithstanding the disclosure of the litigation identified on Schedule 3 or in a notice to Administrative Agent, unless such disclosure has been approved by the Required Lenders, the Borrower, based on consultation with its counsel, represents that the Borrower is unlikely to suffer any material adverse result in such litigation. The Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 6.1 or as set forth in written notices to the Administrative Agent given from time to time after the Agreement Execution Date on or about the date such material contingent obligations are incurred.

     5.7 Subsidiaries. Schedule 4 sets forth the name of, and the ownership interest of the Borrower and its Subsidiaries in each Subsidiary Guarantor and each Assignor and each Subsidiary of such Subsidiary Guarantors and Assignors, in each case as of the Agreement Execution Date. The shares of each corporate Pledged Entity held by an Assignor are duly authorized, validly issued, fully paid and nonassessable and are owned free and clear of any Liens. The interest of each Assignor in each non-corporate Pledged Entity is owned free and clear of any Liens.

     5.8 ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $1,000,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $250,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

     5.9 Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender will be, to the knowledge of Borrower, true and accurate (taken as a whole) on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading in light of the circumstances and purposes for which such information was provided at such time.

     5.10 Regulation U. The Borrower has not used the proceeds of any Advance to buy or carry any margin stock (as defined in Regulation U) in violation of the terms of this Agreement.

     5.11 Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could have a Material Adverse Effect, or (ii) any agreement or instrument evidencing or governing Indebtedness, which default would constitute a Default hereunder.

     5.12 Compliance With Laws. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except for any non-

compliance which would not have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a Material Adverse Effect.

     5.13 Ownership of Properties. Except as set forth on Schedule 2 hereto, on the date of this Agreement, the Borrower and its Subsidiaries have good and marketable title, free of all Liens other than those permitted by Section 6.16, to all of the Property and assets reflected in the financial statements as owned by it.

     5.14 Investment Company Act. Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

     5.15 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a “holding company” or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.16 Solvency. (i) Immediately after the Agreement Execution Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

          (ii) The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

     5.17 Insurance. The Borrower and its Subsidiaries carry insurance on their Projects with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Projects in localities where the Borrower and its Subsidiaries operate, including, without limitation:

          (i) Property and casualty insurance (including coverage for flood and other water damage for any Project located within a 100-year flood plain) in the amount of the replacement cost of the improvements at the Project (to the extent replacement cost insurance is maintained by companies engaged in similar business and owning similar properties);

          (ii) Builder’s risk insurance for any Project under construction in the amount of the construction cost of such Project;

          (iii) Loss of rental income insurance in the amount not less than one year’s gross revenues from the Projects; and

          (iv) Comprehensive general liability insurance in the amount of $20,000,000 per occurrence.

     5.18 REIT Status. The Borrower is in good standing on the New York Stock Exchange, is qualified as a real estate investment trust under Section 856 of the Code and currently is in compliance in all material respects with all provisions of the Code applicable to the qualification of the Borrower as a real estate investment trust.

     5.19 Environmental Matters. Each of the following representations and warranties is true and correct on and as of the Agreement Execution Date except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

     (a) To the best knowledge of the Borrower, the Projects of the Borrower and its Subsidiaries do not contain any Materials of Environmental Concern in amounts or concentrations which constitute a violation of, or could reasonably give rise to liability of the Borrower or any Subsidiary under, Environmental Laws.

     (b) To the best knowledge of the Borrower, (i) the Projects of the Borrower and its Subsidiaries and all operations at the Projects are in compliance with all applicable Environmental Laws, and (ii) with respect to all Projects owned by the Borrower and/or its Subsidiaries (x) for at least two (2) years, have in the last two years, or (y) for less than two (2) years, have for such period of ownership, been in compliance in all material respects with all applicable Environmental Laws.

     (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Projects, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

     (d) To the best knowledge of the Borrower, Materials of Environmental Concern have not been transported or disposed of from the Projects of the Borrower and its Subsidiaries in violation of, or in a manner or to a location which could reasonably give rise to liability of the Borrower or any Subsidiary under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Projects of the Borrower and its Subsidiaries in violation of, or in a manner that could give rise to liability of the Borrower or any Subsidiary under, any applicable Environmental Laws.

     (e) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is or, to the Borrower’s knowledge, will be named as a party with respect to the Projects of the Borrower and its Subsidiaries, nor are there any consent decrees or other decrees, consent orders, administrative order or other orders, or other administrative of judicial requirements outstanding under any Environmental Law with respect to the Projects of the Borrower and its Subsidiaries.

     (f) To the best knowledge of the Borrower, there has been no release or threat of release of Materials of Environmental Concern at or from the Projects of the Borrower and its Subsidiaries, or arising from or related to the operations of the Borrower and its Subsidiaries in connection with the Projects in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

     5.20 Setoff. The rights of the Administrative Agent and the Lenders with respect to the Collateral are not subject to any setoff, withholdings or other defenses. The Borrower and the Assignors are the owners of the Collateral free from any lien, security interest, encumbrance, setoff or other claim or demand other than Liens expressly permitted pursuant to Section 6.16.

     5.21 Subject Properties. The Projects identified on Schedule 1.1, Schedule 1.2 and Schedule 1.3 each satisfy the requirements for Subject Properties set forth in the definition of “Subject Properties”. The Subject Property Loan Documents prohibit (a) the Negative Pledge Properties from being included as Pledged Equity Properties and Pledged Distributions Properties, and (b) the Pledged Distributions Properties from being included as Pledged Equity Properties, and the applicable Assignor has pledged to Administrative Agent as Collateral all of the right, title and interest of such Assignor in and to the Capital Stock and Distributions that such Assignor is permitted to pledge under such Subject Property Loan Documents. The Subject Property Loan Documents and the organizational documents of the direct and indirect owners of the Subject Properties do not prohibit, restrict or limit the pledge of the Collateral to Administrative Agent or the subsequent transfer or assignment of the Collateral, other than, solely with respect to the Puerto Rico Properties, the requirement to deliver notice of any such subsequent transfer or assignment and a non-consolidation opinion to the lender under the Subject Property Loan Documents which encumber such Puerto Rico Properties in connection with any transfer or assignment (but not pledge) of the Collateral related to such Puerto Rico Properties.

     5.22 OFAC. The Borrower and its Subsidiaries are not (and will not be) a person with whom any Lender is restricted from doing business under OFAC (including, those Persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and

Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and are not and shall not engage in any dealings or transactions or otherwise be associated with such persons. In addition, each of Borrower and its Subsidiaries hereby agrees to provide to the Lenders any additional information that a Lender deems necessary from time to time in order to ensure compliance with all applicable laws concerning money laundering and similar activities.

ARTICLE VI

COVENANTS

     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     6.1 Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Lenders:

          (i) As soon as available, but in any event not later than 45 days after the close of each fiscal quarter, for the Borrower and its Subsidiaries, a copy of Borrower’s Financial Statements in the form filed under 10-Q which shall include an unaudited consolidated balance sheet as of the close of each such period and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, all certified by the Borrower’s chief financial officer or chief accounting officer;

          (ii) As soon as available, but in any event not later than 45 days after the close of each fiscal quarter, for the Borrower and its Subsidiaries, a copy of the Borrower’s Quarterly Financial Supplement and other schedules as may be required containing the following reports in form and substance reasonably satisfactory to the Lenders, all certified by the entity’s chief financial officer or chief accounting officer: a statement of Funds From Operations, a statement detailing Consolidated Outstanding Indebtedness, Consolidated Secured Indebtedness, Consolidated Unsecured Indebtedness, Consolidated Cash Flow and an Asset Schedule listing all assets and their net operating income with a breakdown between Unencumbered Assets and other assets, and newly acquired Projects, Borrower will provide such other information as may be reasonably requested;

          (iii) As soon as available, but in any event not later than 90 days after the close of each fiscal year, for the Borrower and its Subsidiaries, audited financial statements in the form filed as 10-K, including a consolidated balance sheet as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, prepared by PricewaterhouseCoopers

(or other independent certified public accountants of nationally recognized standing reasonably acceptable to Administrative Agent);

          (iv) Together with the quarterly and annual financial statements required hereunder, a Compliance Certificate signed by the Borrower’s chief financial officer or chief accounting officer showing the calculations and computations necessary to determine compliance with this Agreement and stating that, to such officer’s knowledge, no Default or Unmatured Default exists, or if, to such officer’s knowledge, any Default or Unmatured Default exists, stating the nature and status thereof;

          (v) As soon as possible and in any event within 10 days after a responsible officer of the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto;

          (vi) As soon as possible and in any event within 10 days after receipt by a responsible officer of the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could have a Material Adverse Effect;

          (vii) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished;

          (viii) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other reports and any other public information which the Borrower or any of its Subsidiaries files with the Securities Exchange Commission;

          (ix) Prompt written notice of any default or event of default under any of the Subject Property Loan Documents together with copies of any such notices of default or event of default;

          (x) If required by Administrative Agent, concurrently with the delivery of the financial statements referred to in Sections 6.1(i) and 6.1(iii), a list of all the Subject Properties owned by any Subsidiary of the Borrower as of the last day of such fiscal quarter setting forth the following information with respect to each such Subject Property as of such date: (i) location; (ii) the Net Operating Income for such Subject Property during such fiscal quarter, and (iii) a list of the Subject Property Indebtedness for such Subject Property in the form of Schedule 2; and

          (xi) Such other information (including, without limitation, financial statements for the Borrower and non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

     6.2 Use of Proceeds. The Borrower will, and will cause each of its Subsidiaries to, use the proceeds of the Advances for the general corporate purposes of the Borrower, including working capital needs, the repayment of Indebtedness, financing for property acquisitions of new Projects and construction of new improvements or expansions of existing improvements on Projects. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances (i) to purchase or carry any “margin stock” (as defined in Regulation U) if such usage could constitute a violation of Regulation U by any Lender, (ii) to fund any purchase of, or offer for, any Capital Stock of any Person, unless such Person has consented to such offer prior to any public announcements relating thereto, or (iii) to make any Acquisition other than a Permitted Acquisition.

     6.3 Notice of Default. The Borrower will give, and will cause each of its Subsidiaries to give, prompt notice in writing to the Administrative Agent and the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

     6.4 Conduct of Business. The Borrower will do, and will cause each of its Subsidiaries to do, all things necessary to remain duly incorporated or duly qualified, validly existing and in good standing as a real estate investment trust, corporation, general partnership, limited partnership or limited liability company, as the case may be, in its jurisdiction of incorporation/formation (except with respect to mergers permitted pursuant to Section 6.12 and Permitted Acquisitions) and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted and to carry on and conduct their businesses in substantially the same manner as they are presently conducted where the failure to do so could reasonably be expected to have a Material Adverse Effect and, specifically, neither the Borrower nor its Subsidiaries may undertake any business other than the acquisition, development, ownership, management, operation and leasing of retail, office or industrial properties, and ancillary businesses specifically related to such types of properties.

     6.5 Taxes. The Borrower will pay, and will cause each of its Subsidiaries to pay, when due all taxes, assessments and governmental charges and levies upon them of their income, profits or Projects, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside, provided, that with respect to the Collateral, the Subject Properties and the Borrower’s direct and indirect interests in the Subject Properties, forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, the Borrower or the applicable Subsidiary of the Borrower either (i) will provide a bond issued by a surety reasonably acceptable to the Administrative Agent and sufficient to stay all such proceedings or (ii) if no such bond is provided, will pay each such tax, assessment, charge, levy or claim.

     6.6 Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain insurance which is consistent with the representation contained in Section 5.17 on all their Property and the Borrower will furnish to any Lender upon reasonable request full information as to the insurance carried.

     6.7 Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions,

decrees or awards to which they may be subject, the violation of which could reasonably be expected to have a Material Adverse Effect.

     6.8 Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, do all things necessary to maintain, preserve, protect and keep their respective Projects and Properties, reasonably necessary for the continuous operation of the Projects, in good repair, working order and condition, ordinary wear and tear excepted.

     6.9 Inspection. The Borrower will, and will cause each of its Subsidiaries to, permit the Lenders upon reasonable notice, by their respective representatives and agents, to inspect any of the Projects, corporate books and financial records of the Borrower and each of its Subsidiaries, to examine and make copies of the books of accounts and other financial records of the Borrower and each of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with officers thereof, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate.

     6.10 Maintenance of Status. The Borrower shall at all times (i) remain a corporation listed and in good standing on the New York Stock Exchange, and (ii) maintain its status as a real estate investment trust in compliance with all applicable provisions of the Code relating to such status.

     6.11 Restricted Payments. Except as otherwise set forth in this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Borrower may declare and pay dividends with respect to its Capital Stock payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Capital Stock, (c) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, and (d) the Borrower may make Restricted Payments if there is no then existing Default or Unmatured Default hereunder (after notice thereof to Borrower) and either (i) Restricted Payments paid on account of any fiscal quarter, in the aggregate, would not exceed 95% of Funds From Operations for such fiscal quarter, or (ii) Restricted Payments paid on account of any fiscal year, in the aggregate, would not exceed 90% of Funds From Operations for such fiscal year. Notwithstanding the foregoing, the Borrower shall be permitted at all times to distribute whatever amount of dividends is necessary to maintain its tax status as a real estate investment trust.

     6.12 Merger; Sale of Assets. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any merger (other than mergers in which such entity is the survivor and mergers of Subsidiaries (but not the Borrower) as part of transactions that are Permitted Acquisitions provided that following such merger the target entity becomes a Wholly-Owned Subsidiary of Borrower), consolidation, reorganization or liquidation or transfer or otherwise dispose of all or a Substantial Portion of their Properties, except for (a) such transactions that occur between Wholly-Owned Subsidiaries or between Borrower and a Wholly-Owned Subsidiary, (b) mergers solely to change the jurisdiction of organization of a Subsidiary Guarantor, and (c) as otherwise approved in advance by the Required Lenders. Notwithstanding the foregoing, the Borrower shall not, directly or indirectly, permit any merger or consolidation of any direct or indirect owner of any Subject Property or any transfer of a Subject Property unless (i) such transaction satisfies the requirements of Section 2A.3, and (ii) if in connection with such transaction additional Collateral is proposed to be pledged to Administrative Agent or if Administrative Agent deems it reasonably necessary or desirable in order to maintain, obtain and/or perfect a first priority security interest in, or lien on, the Collateral affected by such transaction which is intended to remain Collateral following such transaction, Borrower and any applicable Subsidiary of Borrower shall have executed and delivered to the Administrative Agent all instruments, documents, or agreements as Administrative Agent shall deem reasonably necessary, including an Assignment of Interests, an Account Agreement, Instruction Letter, Subsidiary Guaranty, Acknowledgments and Uniform Commercial Code financing statements and membership, partnership and stock certificates and blank transfer powers, as the Administrative Agent shall deem reasonably necessary or desirable to continue and/or obtain and perfect a first priority security interest in, or lien on, such Collateral.

     6.13 Delivery of Subsidiary Guaranties. All Subsidiaries of Borrower that are Assignors shall be required to be Subsidiary Guarantors. Borrower shall cause each of its existing Subsidiaries which are required to be Subsidiary Guarantors to execute and deliver to the Agent the Subsidiary Guaranty. From and after the date hereof, any Subsidiary (whether or not currently existing) which is required to be a Subsidiary Guarantor will automatically be deemed to be a Subsidiary Guarantor without any further action on its part. To confirm that it has become a Subsidiary Guarantor, Borrower agrees that contemporaneously with the addition of any Pledged Properties it will cause each such Assignor to execute a Joinder to the Subsidiary Guaranty in the form attached as Exhibit A to the Subsidiary Guaranty if it has not already executed the Subsidiary Guaranty or a Joinder, however the failure to execute such Joinder shall not impair the obligations of such Assignor under the Subsidiary Guaranty. Upon request of Administrative Agent, Borrower shall deliver to Administrative Agent a list of all Subject Properties and which entities directly and indirectly own such Subject Property. Notwithstanding the foregoing, (a) in no event shall any Potential Property be included as a Subject Property unless the applicable Assignor has executed the Subsidiary Guaranty or a Joinder thereto and (b) in the event that a Subsidiary Guarantor owns Property in addition to its direct and indirect interests in the applicable Subject Property, such Subsidiary Guarantor’s liability under the Subsidiary Guaranty shall be limited to such Subsidiary Guarantor’s interest in the Collateral.

     6.14 Sale and Leaseback. The Borrower will not, nor will it permit any of its Subsidiaries to, (i) sell or transfer a Substantial Portion of its Property with respect to any Property other than any Subject Property or any Restricted Interests or (ii) sell or transfer any portion of any Subject Property or any Restricted Interests except as expressly permitted in Section 2A.3, in order to concurrently or subsequently lease such Property as lessee.

     6.15 Acquisitions and Investments. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

          (i) Cash Equivalents;

          (ii) Investments in existing Subsidiaries, Investments in Subsidiaries formed for the purpose of developing or acquiring Properties, Investments in joint ventures and partnerships engaged solely in the business of purchasing, developing, owning, operating, leasing and managing retail properties and office and industrial properties;

          (iii) transactions permitted pursuant to Section 6.12; and

          (iv) Acquisitions of Persons whose primary operations consist of the ownership, development, operation and management of retail, office or industrial properties;

provided that, after giving effect to such Acquisitions and Investments, Borrower continues to comply with all its covenants herein. Acquisitions permitted pursuant to this Section 6.15 shall be deemed to be “Permitted Acquisitions”.

     6.16 Liens. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

          (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on its books or the existence of which do not otherwise violate Section 6.5;

          (ii) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business upon Property other than the Collateral which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

          (iii) Liens arising out of pledges or deposits under workers’ compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

          (iv) Easements, restrictions and such other non-monetary encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries;

          (v) Liens upon Property other than the Collateral, the Subject Properties and Borrower’s direct and indirect interests therein, other than Liens described in subsections (i) through (iv) above arising in connection with any Indebtedness permitted hereunder to the extent such Liens will not result in a Default in any of Borrower’s covenants herein;

          (vi) first priority mortgages and related financing statements and first priority security agreements on the Subject Properties in existence on the date hereof or encumbering a Project on or after the date hereof which becomes a Subject Property after the date hereof pursuant to Section 2A.2 and any first priority mortgages and related financing statements and first priority security agreements in connection with a refinancing of any such Subject Property Indebtedness, provided that the existence of such mortgages and the Indebtedness secured thereby does not cause the Borrower to be in violation of Sections 6.21(vii), (viii) and (ix), and further provided, however, that prior to Borrower or any of its Subsidiaries obtaining any such refinancing of any Pledged Property, Borrower shall provide to Administrative Agent contemporaneously with or prior to such refinance (a) a Compliance Certificate demonstrating that after giving effect to such refinance, no Default shall exist with respect to the covenants set forth in Sections 6.21(vii), (viii) and (ix), (b) evidence satisfactory to Administrative Agent that the loan documents evidencing such new indebtedness do not restrict or prohibit the pledge, assignment and/or transfer of the applicable Pledged Interests and (c) such replacements or amendments to the applicable Account Agreement and Instruction Letter as Administrative Agent may reasonably deem necessary or advisable;

          (vii) Liens in favor of the Administrative Agent and the Lenders under the Loan Documents;

          (viii) Collaterally Assigned Intercompany Liens; and

          (ix) (a) disputed mechanic’s liens in existence on the date hereof encumbering the Subject Property known as Mooresville Consumer Square, provided, however, that the applicable Subject Property Owner maintains title insurance from a national title insurance company in an amount in excess of such liens which insures over such liens and otherwise reasonably satisfactory to Administrative Agent, and upon the commencement of any proceedings to foreclose any such lien, the Borrower or the applicable Subsidiary Property Owner either (i) will take such actions as may be reasonably necessary to stay all such proceedings or (ii) will promptly pay such charge or claim, and (b) similar disputed mechanic’s liens on other Subject Properties provided, however, Borrower has obtained Agent’s prior written consent to such liens.

Liens permitted pursuant to this Section 6.16 shall be deemed to be “Permitted Liens”.

     6.17 Affiliates. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

     6.18 Financial Undertakings. The Borrower will not enter into or remain liable upon, nor will it permit any Subsidiary to enter into or remain liable upon, any Financial Undertaking, except to the extent required to protect the Borrower and its Subsidiaries against increases in interest payable by them under variable interest Indebtedness.

     6.19 Variable Interest Indebtedness. The Borrower and its Subsidiaries shall not at any time permit the outstanding principal balance of Indebtedness which bears interest at an interest rate that is not fixed through the maturity date of such Indebtedness to exceed 35% of Consolidated Market Value, unless all of such Indebtedness in excess of 35% of Consolidated Market Value is subject to a Rate Management Transaction approved by the Administrative Agent that effectively converts the interest rate on such excess to a fixed rate.

     6.20 Consolidated Net Worth. The Borrower shall maintain a Consolidated Net Worth of not less than the sum of (i) $2,500,000,000.00 plus (ii) seventy-five percent (75%) of the aggregate proceeds received by the Borrower (net of customary related fees and expenses) in connection with any offering of stock, including, without limitation, perpetual preferred stock and all other preferred stock, in the Borrower after December 31, 2004 and on or prior to the date such determination of Consolidated Net Worth is made provided that no proceeds shall be deemed received to the extent that such offering involves only the replacement or reissuance of common or preferred stock.

     6.21 Indebtedness, Cash Flow and Collateral Covenants. The Borrower on a consolidated basis with its Subsidiaries shall not permit:

          (i) Consolidated Outstanding Indebtedness to exceed sixty percent (60%) of Consolidated Market Value;

          (ii) Consolidated Secured Indebtedness to exceed thirty-five percent (35%) of Consolidated Market Value, as of the last day of any fiscal quarter;

          (iii) the Value of Unencumbered Assets to be less than 1.60 times the Consolidated Unsecured Indebtedness, as of any date;

          (iv) the aggregate Net Operating Income for the two (2) most recent fiscal quarters of the Consolidated Group for which results have been reported under Section 6.1 from all Unencumbered Assets qualifying for inclusion in the Value of Unencumbered Assets as of the date of determination to be less than 1.75 times the portion of Consolidated Interest Expense for such two (2) fiscal quarters attributable to Consolidated Unsecured Indebtedness, as of the last day of any fiscal quarter;

          (v) Consolidated Cash Flow to be less than 2.0 times the Consolidated Debt Service, based on the most recent two (2) fiscal quarters, for which the Consolidated Group has reported results under Section 6.1, annualized, as of the last day of any fiscal quarter;

          (vi) Consolidated Cash Flow to be less than 1.5 times Fixed Charges, based on the most recent two (2) fiscal quarters, as of the last day of any fiscal quarter;

          (vii) the aggregate Secured Facility Net Operating Income of the Subject Properties for the prior twelve (12) months to be less than 1.35 times the Implied Debt Service of the Borrower and the Subject Property Owners for such period;

          (viii) at any time, the Value of Subject Properties consisting of Pledged Distribution Properties and Pledged Equity Properties to be less than seventy percent (70%) of the aggregate Value of Subject Properties for all Subject Properties;

          (ix) the sum of (a) outstanding principal balance of the Loans (less the amount of cash on deposit in the Cash Collateral Account, if any) plus (b) the sum of the Subject Property Indebtedness, to be more than seventy percent (70%) of the then Value of Subject Properties as of the last day of any fiscal quarter;

          (x) the Subsidiary Guarantors and the Subsidiaries of the Subsidiary Guarantors which are direct or indirect owners of the Subject Properties (other than Subject Property Owners) to incur any Indebtedness other than (a) Indebtedness under the Loan Documents, (b) solely with respect to Subsidiary Guarantors which own other Property (the “Other Property”) in addition to their respective direct or indirect interests in the Subject Properties (i) Indebtedness of such Subsidiary Guarantors which (x) is limited to the interests of such Subsidiary Guarantor in such Other Property and (y) is not secured by a Lien on any of the Collateral, any of the Subject Properties or the Borrower’s direct and indirect interests therein, (c) unsecured Indebtedness of such Subsidiary Guarantors and the Subsidiaries of such Subsidiary Guarantors which is subordinate at all times and all respects to the repayment of the Obligations (the “Subordinated Debt”) all of the foregoing (a), (b) and (c), being subject however, to the covenants and restrictions set forth in the Loan Documents. Borrower hereby acknowledges and agrees on its own behalf and on behalf of all of Borrower’s Subsidiaries that any such Indebtedness referenced in (c) above, is hereby expressly made subject to and subordinate at all times and in all respects to the repayment of the Obligations and in the event that Administrative Agent or any nominee or assignee of Administrative Agent (a “Successor Owner”) becomes the owner of all or any portion of the Collateral as a result of the exercise of Administrative Agent’s rights and remedies under the Security Documents, none of such Successor Owners, any subsidiaries of such Successor Owners or any joint ventures of such entities or their respective successors and/or assigns shall be directly or indirectly liable for or subject to such Subordinated Debt; or

          (xi) the Subject Property Owners to incur any Indebtedness other than (x) secured Indebtedness of the Subject Property Owners in favor of Borrower provided, however, that as a condition to entering into such secured Indebtedness, Borrower shall have delivered to Administrative Agent (a) an allonge to the notes evidencing any such secured Indebtedness, in form and substance reasonably satisfactory to Administrative Agent, and (b) an assignment of mortgage and loan documents in form and substance reasonably satisfactory to Administrative Agent, assigning all of the Borrower’s right, title and interest in and to any documents evidencing or securing such secured Indebtedness (the “Collaterally Assigned Intercompany Liens”), and (y) the Subject Property Indebtedness, the foregoing, being subject however, to the covenants and restrictions set forth in Sections 6.21 (vii), (viii) and (ix).

6.22 Environmental Matters. Borrower and its Subsidiaries shall:

     (a) Comply with, and use all reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use all reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect; provided that in no event shall the Borrower or its Subsidiaries be required to modify the terms of leases, or renewals thereof, with existing tenants (i) at Projects owned by the Borrower or its Subsidiaries as of the date hereof, or (ii) at Projects hereafter acquired by the Borrower or its Subsidiaries as of the date of such acquisition, to add provisions to such effect.

     (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that (i) the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect, or (ii) the Borrower has determined in good faith that contesting the same is not in the best interests of the Borrower and its Subsidiaries and the failure to contest the same could not be reasonably expected to have a Material Adverse Effect.

     (c) Defend, indemnify and hold harmless Administrative Agent and each Lender, and their respective officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower, its Subsidiaries or the Projects, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement.

     (d) Prior to the acquisition of a new Project after the Agreement Execution Date, perform or cause to be performed an environmental investigation consistent with standards used by institutional purchasers of similar properties. In connection with any such investigation, Borrower shall cause to be prepared a report of such investigation, to be made available to any Lenders upon reasonable request, for informational purposes.

     6.23 Permitted Investments.

     (a) The Consolidated Group’s Investment in Investment Affiliates, as determined in accordance with GAAP, shall not at any time exceed thirty percent (30%) of Consolidated Market Value.

     (b) The Consolidated Group’s Investment in Developable Land (with each asset valued at the lower of its acquisition cost and its fair market value) shall not at any time exceed seven and one half percent (7.5%) of Consolidated Capitalization Value.

     (c) The Consolidated Group’s Investment in Passive Non-Real Estate Investments (with each asset valued at the lower of its acquisition cost and its fair market value) shall not at any time exceed seven and one half percent (7.5%) of Consolidated Capitalization Value.

     (d) The Consolidated Group’s Investment in First Mortgage Receivables (with each asset valued at the lower of its acquisition cost and its fair market value) shall not at any time exceed five percent (5%) of Consolidated Capitalization Value.

     (e) The Consolidated Group’s Investment in Assets Under Development shall not at any time exceed fifteen percent (15%) of Consolidated Capitalization Value.

     (f) The Consolidated Group’s aggregate Investment in Properties not located in the United States or Puerto Rico shall not at any time exceed twenty-five percent (25%) of Consolidated Capitalization Value.

     (g) The Consolidated Group’s aggregate Investment in Developable Land, Passive Non-Real Estate Investments, First Mortgage Receivables, Assets Under Development, and Properties not located in the United States or Puerto Rico shall not at any time exceed thirty percent (30%) of Consolidated Capitalization Value.

ARTICLE VII

DEFAULTS

     The occurrence of any one or more of the following events shall constitute a Default:

     7.1 Nonpayment of any principal payment on any Note when due.

     7.2 Nonpayment of interest upon any Note or other payment Obligations under any of the Loan Documents within five (5) Business Days after the same becomes due.

     7.3 The breach of any of the terms or provisions of Sections 6.2 through 6.21 and 6.23.

     7.4 Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any Loan, or any material certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

     7.5 The breach by the Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2, 7.3 or 7.4) of any of the terms or provisions of this Agreement which is not remedied within fifteen (15) days after written notice from the Administrative Agent or any Lender.

     7.6 Failure of the Borrower or any of its Subsidiaries to pay when due (A) any Recourse Indebtedness in excess of $25,000,000 in the aggregate or (B) any Indebtedness, whether or not Recourse Indebtedness, in excess of $50,000,000 in the aggregate; or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement, or any other event shall occur or condition exist, which causes or permits (A) any Recourse Indebtedness of the Borrower or any of its Subsidiaries in excess of $25,000,000 in the aggregate or (B) any Indebtedness, whether or not Recourse Indebtedness, in excess of $50,000,000 in the aggregate to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof (provided that the failure to pay any such Indebtedness shall not constitute a Default so long as the Borrower or its Subsidiaries is diligently contesting the payment of the same by appropriate legal proceedings and the Borrower or its Subsidiaries have set aside, in a manner reasonably satisfactory to Administrative Agent, a sufficient reserve to repay such Indebtedness plus all accrued interest thereon calculated at the default rate thereunder and costs of enforcement in the event of an adverse outcome).

     7.7 The Borrower, any Assignor, any other direct or indirect owner of a Subject Property, or any Subject Property Owner, or any other Subsidiary having more than $20,000,000 of Equity Value, shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it as a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.7, (vi) fail to contest in good faith any appointment or proceeding described in Section 7.8 or (vii) admit in writing its inability to pay its debts generally as they become due.

     7.8 A receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower, any Assignor, any other direct or indirect owner of a Subject Property, or any Subject Property Owner, or any Subsidiary having more than $20,000,000 of Equity Value, or for any Substantial Portion of the Property of the Borrower or such Subsidiary, or for any of the Collateral, the Subject Properties or Borrower’s direct or indirect interests therein, or a proceeding described in Section 7.7(iv) shall be instituted against the Borrower or any such Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of ninety (90) consecutive days.

     7.9 The Borrower or any of its Subsidiaries shall fail within sixty (60) days to pay, bond or otherwise discharge any judgments or orders for the payment of money in an amount which, when added to all other judgments or orders outstanding against Borrower, any

Subsidiary, the Collateral or any of the Subject Properties would exceed $20,000,000 in the aggregate, which have not been stayed on appeal or otherwise appropriately contested in good faith.

     7.10 The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $1,000,000 or requires payments exceeding $500,000 per annum.

     7.11 The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $500,000.

     7.12 Failure to remediate within the time period permitted by law or governmental order, after all administrative hearings and appeals have been concluded (or within a reasonable time in light of the nature of the problem if no specific time period is so established), environmental problems at Properties owned by the Borrower or any of its Subsidiaries or Investment Affiliates if the estimated costs of remediation at all such Properties in the aggregate exceed $20,000,000.

     7.13 The occurrence of any “Default” as defined in any Loan Document or the breach of any of the terms or provisions of any Loan Document, which default or breach continues beyond any period of grace therein provided.

     7.14 The occurrence of any Material Adverse Effect.

     7.15 There shall occur a “Default” under and as defined in the Unsecured Credit Agreement.

     7.16 Default under Subject Property Loan Documents. The Borrower hereby expressly agrees that upon the occurrence and during the continuation of a Default, the Administrative Agent shall have the right, but not the obligation, to pay any sums or to take any action, to the extent that the applicable Subject Property Owner is permitted to take such action under the terms of the Subject Property Loan Documents, which the Administrative Agent deems necessary or advisable to cure any “Default” (as defined in the applicable Subject Property Loan Documents, or if not defined therein, the word or phrase used therein having similar meaning) or alleged “Default” under the Subject Property Loan Documents (whether or not the Subject Property Owners are undertaking efforts to cure such “Default” or the same is an “Event of Default” (as defined in the applicable Subject Property Loan Documents, or if not defined therein, the word or phrase used therein having similar meaning) under the Subject Property Loan Documents or a Default hereunder), and such payment or such action is hereby authorized by the Borrower, and any sum so paid and any expense incurred by the Administrative Agent in taking any such action shall be evidenced by this Agreement and secured by the Security Documents and shall be immediately due and payable by Borrower to the Administrative Agent with interest at the rate for overdue amounts set forth in Section 2.12 until paid. The Administrative Agent shall be authorized to take such actions upon the written assertion by any holder of any of the Subject Property Loan Documents of the existence of such “Default” or “Event of Default” without any duty to inquire or determine whether such “Default” or “Event of Default” exists. The Borrower shall cause the Subject Property Owners to permit the Administrative Agent to enter upon the Subject Properties for the purpose of curing any “Default” or alleged “Default” under the Subject Property Loan Documents or hereunder. The Borrower hereby transfers and assigns to the Administrative Agent any excess proceeds arising from any foreclosure or sale under power pursuant to the Subject Property Loan Documents, and the Borrower hereby authorizes and directs the holder or holders of the Subject Property Loan Documents to pay such excess proceeds directly to the Administrative Agent up to the amount of the obligations owed to the Administrative Agent and the Lenders under the Loan Documents. Notwithstanding the foregoing, if such “default” under the applicable Subject Property Loan Documents consists of a non-monetary default, subject to the last sentence of this paragraph, Administrative Agent shall not commence any actions to cure such “Default” in the event that the Borrower provides to Administrative Agent within five (5) Business Days following the occurrence of a Default hereunder, a reasonably detailed written notice describing Borrower’s proposed cure of the default under the applicable Subject Property Loan Documents, including the time periods pursuant to which such cure or other actions are anticipated, and any background materials or other information reasonably necessary for an understanding of the nature and timing of the proposed cure or other actions (the “Action Plan”). Borrower shall provide regular written reports to the Administrative Agent describing its progress in achieving the cure or such other actions in accordance with the Action Plan. Notwithstanding the foregoing, in no event shall the foregoing be deemed or construed to limit, preclude or impair the rights of Administrative Agent to make payments, give notice and undertake such actions as it may deem necessary or appropriate in its discretion to preserve, protect and enforce its rights and remedies with respect to the Collateral and/or such Subject Property.

ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

     8.1 Acceleration. If any Default described in Section 7.7 or 7.8 occurs with respect to the Borrower, the obligations of the Lenders to make the Loans shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs, the Required Lenders, at any time prior to the date that such Default has been fully cured, may terminate or suspend the obligations of the Lenders to make the Loan hereunder, or declare the Obligations to be due and payable, or both, whereupon if the Required Lenders elected to accelerate (i) the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives and (ii) if any automatic or optional acceleration has occurred, the Administrative Agent, as directed by the Required

Lenders shall use its good faith efforts to collect, including without limitation, by filing and diligently pursuing judicial action, all amounts owed by the Borrower and any Subsidiary Guarantor under the Loan Documents (or if no such direction is given within 30 days after a request for direction, the Administrative Agent may proceed to exercise such rights and remedies as the Administrative Agent may deem in the best interests of the Lenders, in its sole discretion, to collect such amounts).

     If, after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.7 or 7.8 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, all of the Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

     8.2 Amendments. Subject to the provisions of this Article VIII and the right of the Borrower, solely with the agreement of the Administrative Agent and such new banks or existing Lenders as may provide new or increased Commitments, to increase the Aggregate Commitment as described in Section 2.1 above, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided however, that no such supplemental agreement or waiver shall, without the consent in writing of all Lenders affected thereby:

          (i) Extend the Maturity Date (other than in accordance with Section 2.2) or forgive all or any portion of the principal amount of any Loan or accrued interest thereon, reduce the Applicable Margins (or modify any definition herein which would have the effect of reducing the Applicable Margins) or the underlying interest rate options or extend the time of payment of any such principal or interest.

          (ii) Release any Subsidiary Guarantor (other than a Subsidiary Guarantor that is no longer an Assignor pursuant to Section 2A.2, 2A.3 or 2A.4) from the Subsidiary Guaranty or any other future guarantor (other than a Subsidiary Guarantor that has liquidated all of its assets and applied all of the proceeds of such liquidation in accordance with its organizational documents) from any liability it may undertake with respect to the Obligations.

          (iii) Reduce the percentage specified in the definition of Required Lenders.

          (iv) Increase the Aggregate Commitment beyond $400,000,000 or increase the Commitment of any Lender.

          (v) Permit the Borrower to assign its rights or obligations under this Agreement.

          (vi) Amend Sections 2.3, 2.13(ii), 2.24, 8.1, 8.2, 11.1, 11.2 or the definition of Required Lenders.

          (vii) Release any of the Collateral except in accordance with Sections 2A.2, 2A.3 and 2A.4.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent.

     8.3 Preservation of Rights. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.

ARTICLE IX

GENERAL PROVISIONS

     9.1 Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

     9.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     9.3 Taxes. Any taxes (excluding taxes on the overall net income of any Lender) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

     9.4 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.5 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent and the Lenders and supersede all prior commitments, agreements and understandings among the Borrower, the Administrative Agent and the Lenders relating to the subject matter thereof.

9.6	Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

     9.7 Expenses; Indemnification. The Borrower shall reimburse the Administrative Agent for any costs, internal charges and out-of-pocket expenses (including, without limitation, all reasonable fees for consultants and fees and reasonable expenses for attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent) paid or incurred by the Administrative Agent in connection with the amendment, modification, and enforcement of the Loan Documents. The Borrower also agrees to reimburse the Administrative Agent and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including, without limitation, all fees and reasonable expenses for attorneys for the Administrative Agent and the Lenders, which attorneys may be employees of the Administrative Agent or the Lenders) paid or incurred by the Administrative Agent or any Lender in connection with the collection and enforcement of the Loan Documents (including, without limitation, any workout). The Borrower further agrees to indemnify the Administrative Agent, the Syndication Agent, the Documentation Agent, each Lender and their Affiliates, and their directors and officers against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all fees and reasonable expenses for attorneys of the indemnified parties, all expenses of litigation or preparation therefor whether or not the Administrative Agent, the Syndication Agent, the Documentation Agent or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the Projects, the Collateral, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

     9.8 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

     9.9 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

     9.10 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.11 Nonliability of Lenders. The relationship between the Borrower, on the one hand, and the Lenders and the Administrative Agent, on the other, shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Administrative Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.

     9.12 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF OHIO, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     9.13 CONSENT TO JURISDICTION. THE BORROWER AND THE LENDERS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR OHIO STATE COURT SITTING IN CLEVELAND IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER AND THE LENDERS HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

     9.14 WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

ARTICLE X

THE ADMINISTRATIVE AGENT

     10.1 Appointment. KeyBank is hereby appointed Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the agent of such Lender. The Administrative Agent agrees to act as such upon the express conditions contained in this Article X. The Administrative Agent shall act as the contractual representative of the Lenders hereunder, and notwithstanding the use of the term “Agent” it is understood and agreed that Administrative Agent shall not have any fiduciary duties or fiduciary responsibilities to any Lender or by reason of this Agreement or any of the other Loan Documents and is acting as an independent contractor, the duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. The Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall administer this Agreement in the same manner and with the same standard of care as it administers similar agreements for its own account.

     10.2 Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

     10.3 General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for (i) any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith or in connection with the Collateral except for its or their own gross negligence or willful misconduct; or (ii) any determination by the Administrative Agent that compliance with any law or any governmental or quasi-governmental rule, regulation, order, policy, guideline or directive (whether or not having the force of law) requires the Advances and Commitments hereunder to be classified as being part of a “highly leveraged transaction”. The foregoing shall not limit the liability of the Administrative Agent for a breach of its express obligations and undertakings to the Lenders hereunder which continues after written notice to the Administrative Agent of such breach and its failure to cure such breach within a reasonable time after such notice.

     10.4 No Responsibility for Loans, Recitals, etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. Except as otherwise specifically provided herein, the Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity). Notwithstanding anything to the contrary herein, Administrative Agent shall make available promptly after the Agreement Execution Date to any Lender copies of all Loan Documents in its possession which are requested by any such Lender. Administrative Agent shall also furnish to all Lenders promptly after such items are available in final form copies of Default notices issued to the Borrower, amendments to any Loan Documents being proposed by the Administrative Agent or the Borrower, financial statements of the Borrower required hereunder, compliance certificates from the Borrower required by this Agreement or any other notice or communication from the Borrower specifically relating to this Agreement which is actually received by the Administrative Agent. Promptly after the Administrative Agent has actual knowledge of the occurrence of a Default hereunder, the Administrative Agent shall so notify the Lenders.

     10.5 Action on Instructions of Lenders. Notwithstanding anything herein to the contrary, the Administrative Agent shall in all cases be fully protected in so acting, or refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders or all of the Lenders, as the case may be, and such instructions and any action taken or failure to act pursuant to such written instructions shall be binding on all of the Lenders and on all holders of Notes and on the Administrative Agent.

     10.6 Employment of Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

     10.7 Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

     10.8 Administrative Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents (and without limiting the obligation of the Borrower to so reimburse), (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, if not paid by Borrower and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct or a breach of the Administrative Agent’s express obligations and undertakings to the Lenders which is not cured after written notice and within the period described in Section 10.3. To the extent any amounts so paid by Lenders are thereafter recovered by the Administrative Agent from the Borrower or any Subsidiary Guarantor or otherwise, such recovered amount shall be remitted to the Lenders making such payment on a pro rata basis in accordance with their respective portions of such payment. The obligations of the Lenders and the Administrative Agent under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

     10.9 Rights as a Lender. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Administrative Agent, in its individual capacity, is not obligated to remain a Lender but if the Administrative Agent is no longer a Lender, the Administrative Agent shall resign and a successor shall be appointed as described in Section 10.11. The rights and duties of the Administrative Agent are separate from its rights and duties as a Lender and no transfer of all or any part of the Administrative Agent’s Commitment or its interest as a Lender in the Loans hereunder shall be deemed to transfer any of its rights and duties as Administrative Agent to its successor or successors as a Lender.

     10.10 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     10.11 Successor Administrative Agent. Except as otherwise provided below, KeyBank shall serve as Administrative Agent at all times during the term of the Loans. KeyBank may resign as Administrative Agent in the event (x) KeyBank and Borrower shall mutually agree in writing or (y) a Default shall occur and be continuing under the Loan Documents, or (z) KeyBank shall determine, in its sole reasonable discretion, that because of its other banking relationships with Borrower and/or Borrower’s Affiliates at the time of such decision KeyBank’s resignation as Administrative Agent would be necessary in order to avoid creating an appearance of impropriety on the part of KeyBank. KeyBank (or any successor Administrative Agent) may be removed as Administrative Agent by written notice received by Administrative Agent from the Required Lenders at any time with cause (i.e., a breach by KeyBank (or any successor Administrative Agent) of its duties as Administrative Agent hereunder) or for gross negligence or willful misconduct. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning or removed Administrative Agent’s giving notice of its intention to resign or its receipt of notice of removal, then the resigning or removed Administrative Agent shall, prior to the effective date of its resignation, appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan

Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents, subject to the limitations contained in such Article X.

     10.12 Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

     (a) to release any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document (i) upon payment in full of all obligations of the Borrower and its Subsidiaries under the Loan Documents (other than contingent indemnification obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, and (iii) if the Loan Documents otherwise permit such release; and

     (b) to release any Subsidiary Guarantor from its obligations under the applicable Subsidiary Guaranty if (i) such Person ceases to be an Assignor as a result of a transaction permitted hereunder, or (ii) if the Loan Documents otherwise permit such release.

     Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of Collateral, or to release any Subsidiary Guarantor from its obligations under the applicable Subsidiary Guaranty pursuant to this Section 10.12.

ARTICLE XI

SETOFF; RATABLE PAYMENTS

     11.1 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any of its Affiliates to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender at any time prior to the date that such Default has been fully cured, whether or not the Obligations, or any part hereof, shall then be due.

     11.2 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 3.1, 3.2 or 3.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

     12.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrower or the Administrative Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Administrative Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     12.2 Participations.

     12.2.1 Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks, financial institutions, pension funds, or any other funds or entities (“Participants”) participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.

     12.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment or postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment or releases any Subsidiary from a Subsidiary Guaranty.

     12.2.3 Benefit of Setoff. The Borrower agrees that each Participant which has previously advised the Borrower in writing of its purchase of a participation in a Lender’s interest in its Loans shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents. Each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant, provided that such Lender and Participant may not each setoff amounts against the same portion of the Obligations, so as to collect the same amount from the Borrower twice. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

     12.3 Assignments.

     12.3.1 Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to any of such Lender’s affiliates or to one or more banks, financial institutions or pension funds, or with the prior approval of the Borrower, which shall not be unreasonably withheld or delayed, any other entity (“Purchasers”) all or any portion of its rights and obligations under the Loan Documents. Notwithstanding the foregoing, no approval of the Borrower shall be required for any such assignment if a Default has occurred and is then continuing. Such assignment shall be substantially in the form of Exhibit D hereto or in such other form as may be agreed to by the parties thereto. The consent of the Administrative Agent shall be required prior to an assignment becoming effective except in the case of an assignment to an Affiliated Qualified Institution or a Lender. Such consent shall not be unreasonably withheld. Unless otherwise approved by the Administrative Agent, such assignee shall acquire an interest in the Loans of not less than $5,000,000, unless such assignee is acquiring all of the assigning Lender’s Commitment.

     12.3.2 Effect; Effective Date. Upon (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached as Exhibit “I” to Exhibit D hereto (a “Notice of Assignment”), together with any consents required by Section 12.3.1, and (ii) payment of a $3,500 fee by the assignor or assignee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender, and the transferor Lender shall automatically be released on the effective date of such assignment, with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

     12.3.3 Resignation by Administrative Agent. In the event that any Lender acting as Administrative Agent or any successor Lender acting as Administrative Agent shall at any time hold a Commitment of less than ten percent (10%) of the Aggregate Commitment, then such Administrative Agent shall promptly provide written notice thereof to the Lenders and the Required Lenders shall have the right, to be exercised within fifteen (15) days of delivery of such notice by such Administrative Agent, to elect to remove such Administrative Agent as Administrative Agent and replace such Administrative Agent under the Loan Documents, subject to the terms of Section 10.11 of this Agreement.

     12.4 Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries, subject to Section 12.6.

     12.5 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5.

     12.6 Confidentiality. The Administrative Agent and Lenders agree to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to them by the Borrower or by any other Person on the Borrower’s behalf in connection with the Loan Documents and agree and undertake that neither they nor any of their Affiliates shall disclose any such information for any purpose or in any manner other than pursuant to the terms contemplated by the Loan Documents. The Administrative Agent and each Lender may disclose such information (1) at the request of any regulatory authority with jurisdiction over the Administrative Agent and/or the Lenders or in connection with an examination of such Person by any such authority, (2) pursuant to subpoena or other process of a court having jurisdiction over the Administrative Agent and/or the Lenders, (3) when required to do so in accordance with the provisions of any applicable law, (4) at the express direction of any other governmental authority, with jurisdiction over the Administrative Agent and/or the Lenders, of any State of the United States of America or of any other jurisdiction in which such Person conducts its business, (5) to such Person’s independent auditors, attorneys and other professional advisors, (6) if such information has become public other than through disclosure by such Person or any Lender, (7) in connection with any litigation involving such Person, and (8) to any Affiliate of such Person which agrees to be bound by this Section 12.6. Notwithstanding the foregoing, the Borrower authorizes each of the Administrative Agent and each Lender to disclose to any prospective or actual Transferee such financial and other information in its possession (i) which has been delivered to such Person pursuant to the Loan Documents or which has been delivered to such Person by the Borrower prior to entering into the Loan Documents, or (ii) which is reasonably necessary to effectuate the purposes of this Agreement and the Loan Documents; provided that, unless otherwise agreed by the Borrower, such Transferee shall agree to keep such information confidential to the same extent required to the Administrative Agent or any Lender, as applicable, hereunder.

     12.7 USA Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act. Any Lender may request additional information with respect to any Qualified Borrower in connection with such Lender’s “Know your customer” procedures.

     12.8 Co-Agents: Lead Managers. None of the Lenders identified on the facing page or signature pages of this Agreement as a “documentation agent,” “syndication agent,” “managing agent”, “co-agent” or “joint arranger/joint book manager” shall have the right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of Lenders so identified as a “documentation agent,” “syndication agent, “managing agent”, “co-agent” or “joint arranger/joint book manager” shall have or be deemed to have any fiduciary relationship with any Lenders. Each Lender acknowledges that it has not relied, and will not rely, on any of Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE XIII

NOTICES

     13.1 Giving Notice. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address (or to counsel for such party) as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

     13.2 Change of Address. The Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE XIV

COUNTERPARTS

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by telex or telephone, that it has taken such action.

(Remainder of page intentionally left blank.)

     IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

DEVELOPERS DIVERSIFIED REALTY CORPORATION

By:	/s/ David E. Weiss

Print Name: David E. Weiss
Title: Vice President

DDR PR VENTURES LLC, S.E.

By:	/s/ David E. Weiss

Print Name: David E. Weiss
Title: Vice President

3300 Enterprise Parkway
Beachwood, Ohio 44122
Phone: 216/755-5775
Facsimile: 216/755-1775
Attention: Chief Financial Officer

with a copy to:

3300 Enterprise Parkway
Beachwood, Ohio 44122
Phone: 216/755-5650
Facsimile: 216/755-1560
Attention: General Counsel

$47,500,000.00	KEYBANK NATIONAL ASSOCIATION,
Individually and as Administrative Agent

	By:	/s/ Kevin P. Murray

Print Name: Kevin P. Murray
Title: VP

127 Public Square
8th Floor
Cleveland, OH 44114
Phone: 216-689-7547
Facsimile: 216-689-4997
Attention: Kevin Murray

With a copy to:

127 Public Square
8th Floor
Cleveland, OH 44114
Phone: 216-689-4545
Facsimile: 216-689-4997
Attention: Dan Heberle

$27,500,000	BANK OF AMERICA, N.A.,
Individually and as Syndication Agent

	By:	/s/ Michael W. Edwards

Print Name: Michael W. Edwards
Title: Senior Vice President

231 South LaSalle Street
Chicago, IL 60604
Phone: 312/828-5215
Facsimile: 312/974-4970
Attention: Ms. Cheryl Sneor

$25,000,000	COMMERZBANK AG,
Individually and as Documentation Agent

	By:	/s/ Christian Berry and James Brett

Print Name: Christian Berry and James Brett
Title: Vice President and Assistant Treasurer

2 World Financial Center
New York, NY 10281-1050
Phone: 212-266-7569
Facsimile: 212-266-7565
Attention: Mr. Douglas Traynor

$25,000,000	ING REAL ESTATE FINANCE (USA) LLC,
Individually and as Documentation Agent

	By:	/s/ Daniel Sliwak

Print Name: Daniel Sliwak
Title: Vice President

230 Park Avenue, 12th Floor
New York, NY 10169
Phone: 212-883-2627
Facsimile: 212-883-2734
Attention: Mr. Daniel Sliwak

$25,000,000	PNC BANK, NATIONAL ASSOCIATION,
Individually and as Documentation Agent

	By:	/s/ Richard B. Trzybinski

Print Name: Richard B. Trzybinski
Title: Vice President

201 East 5th Street
2nd Floor
Cincinnati, Ohio 45202
Phone: 513-651-8939
Facsimile: 513651-8931
Attention: Mr.Richard B. Trzybinski

$20,000,000	AIB DEBT MANAGEMENT LIMITED
Individually and as Documentation Agent

	By:	/s/ Anthony O’Reilly and Denise Magyer

Print Name: Anthony O’Reilly and Denise Magyer
Title: each a Vice President, Investment Advisor to AIB Debt Management, Limited

AIB Corporate Banking NY,
Allied Irish Banks plc
2nd Floor
405 Park Avenue
New York, NY 10022
Phone: 212-515-6847
Facsimile: 212-339-8325
Attention: Mr. Tom O’Reilly

With a copy to:
AIB Corporate Banking NY,
Allied Irish Banks plc
2nd Floor
405 Park Avenue
New York, NY 10022
Phone: 212-515-6766
Facsimile: 212-339-8325
Attention: Ms. Hillary Patterson

$20,000,000	SCOTIABANC INC.,
Individually and as Documentation Agent

	By:	/s/ William E. Zarrett

Print Name: William E. Zarrett
Title: Managing Director

Scotiabanc Inc.
600 Peachtree Street, Suite 2700
Atlanta, GA 30308
Phone: 404-877-1504
Facsimile: 404-888-8998
Attention: William Zarrett, Managing Director

With a copy to:

The Bank of Nova Scotia
One Liberty Plaza, 25th Floor
New York, NY 10006
Phone: 212-225-5167
Facsimile: 212-225-5166
Attention: Mr. Robert Boese

$20,000,000	EUROHYPO AG, NEW YORK BRANCH
	By:	/s/ Mark A. Fisher

Print Name: Mark A. Fisher
Title: Director

and by:

	By:	/s/ Stephen Cox

Print Name: Stephen Cox
Title: Vice President

Head of Portfolio Operations
Eurohypo AG, New York Branch
1114 Avenue of the Americas
29th Floor
New York, NY 10036
Phone: (212) 479-5700
Fax: (866) 267-7680

With a copy to:

Head of Legal Department
Eurohypo AG, New York Branch
1114 Avenue of the Americas
29th Floor
New York, NY 10036
Phone: (212) 479-5700
Fax: (866) 267-7680

$15,000,000	COMERICA BANK
	By:	/s/ James Graycheck

Print Name: James Graycheck
Title: AVP

500 Woodward Avenue
MC 3256
Detroit, MI 48226
Telephone: 313-222-1276
Facsimile: 313-222-9295
Attention: Mr. James Graycheck

$15,000,000	SUMITOMO MITSUI BANKING CORPORATION
	By:	/s/ William M. Ginn

Print Name: William M. Ginn
Title: General Manager

277 Park Avenue
New York, NY 10172
Phone: 212-224-4178
Facsimile: 212-224-4887
Attention: Mr. Charles J. Sullivan

EXHIBIT A-1

NOTE

_________, 2005

     Developers Diversified Realty Corporation, a corporation organized under the laws of the State of Ohio (the “Borrower”), promises to pay to the order of _________(the “Lender”) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Secured Term Loan Agreement (as the same may be amended or modified, the “Agreement”) hereinafter referred to, in immediately available funds at the main office of KeyBank National Association, as Administrative Agent at 127 Public Square, Cleveland, Ohio 44114-1306, or such other address as may be designated by Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay remaining unpaid principal of and accrued and unpaid interest on the Loans in full on the Maturity Date or such earlier date as may be required under the Agreement.

     The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

     This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Secured Term Loan Agreement, dated as of June 29, 2005 among the Borrower, KeyBank National Association, individually and as Administrative Agent, and the other Lenders named therein, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

     If there is a Default under the Agreement or any other Loan Document and Administrative Agent exercises the remedies provided under the Agreement and/or any of the Loan Documents for the Lenders, then in addition to all amounts recoverable by the Administrative Agent and the Lenders under such documents, Administrative Agent and the Lenders shall be entitled to receive reasonable attorneys fees and expenses incurred by Administrative Agent and the Lenders in connection with the exercise of such remedies.

     Borrower and all endorsers severally waive presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note, and any and all lack of diligence or delays in collection or enforcement of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and expressly consent to the release of any party liable for the obligation secured by this Note, the release of any of the security for this

Note, the acceptance of any other security therefor, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of the Borrower and any endorsers hereof.

     This Note shall be governed and construed under the internal laws of the State of Ohio.

     BORROWER AND LENDER, BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS NOTE OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS NOTE AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

DEVELOPERS DIVERSIFIED REALTY CORPORATION, an Ohio corporation

By:

Print Name:

Title:

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
TO
NOTE OF DEVELOPERS DIVERSIFIED REALTY CORPORATION,
DATED ____________, 2005

Maturity
	Principal	Maturity	Principal
	Amount of	of Interest	Amount	Unpaid
Date	Loan	Period	Paid	Balance

EXHIBIT B

FORM OF OPINION

June 29, 2005

KeyBank National Association
127 Public Square
8th Floor
Cleveland, OH 44114

Re: Secured Term Loan Agreement (the “Loan Agreement”), dated as of June 29, 2005, among Developers Diversified Realty Corporation, an Ohio corporation (“DDR”), DDR PR Ventures LLC, S.E., a Delaware limited liability company (“Qualified Borrower”), KeyBank National Association and the other banks, financial institutions and other entities party to the Loan Agreement (“Lenders”), and KeyBank National Association, as administrative agent.

Ladies and Gentlemen:

          We have acted as special counsel to Qualified Borrower, DDR and each entity identified on Exhibit A (each such entity, together with the Qualified Borrower and DDR, collectively, the “Borrower Parties” and each, a “Borrower Party”) in connection with the transactions contemplated by the Loan Agreement. This opinion is being delivered pursuant to Section 4.1(vi) of the Loan Agreement. Unless otherwise indicated, capitalized terms used herein, but not otherwise defined herein, shall have the respective meanings set forth in the Loan Agreement.

          In connection with this opinion, we have examined only executed counterparts (unless otherwise noted) of the documents listed on Exhibit B (the “Loan Documents”) and the documents described on Exhibit C (the “Entity Documents”). We have also reviewed such statutes in the Limited Liability Company Act of the State of Delaware (the “DE LLC Act”), the Delaware General Corporation Law (the “DE Corporation Law”), the Delaware Securities Act (“DE Securities Act”), the Uniform Commercial Code in effect in the State of Delaware, as compiled in the Commerce Clearing House, Inc. Secured Transactions Reporter (as updated through May 12, 2005) (the “Delaware UCC”), the Delaware Limited Partnership Act (the “DE LP Act”) and such statutes, regulations, rulings and judicial decisions of the States of Ohio and of the United States of America as we deem necessary to render this opinion. We draw your attention to the fact that the Uniform Commercial Code in effect in the State of Alabama (the “Alabama UCC”) applies to the opinion rendered in paragraph 17 and the Uniform Commercial Code in effect in the State of Maryland (the “Maryland UCC”) applies to the opinions rendered in paragraph 18, but, with your consent, we are

KeyBank National Association

June 29, 2005

rendering these opinions as if the Alabama UCC and the Maryland UCC were identical to the Delaware UCC.

          We have, with your consent, relied upon the representations and warranties contained in the Loan Documents as to matters of fact (other than facts constituting conclusions of law). We also have relied on statements of fact (other than facts constituting conclusions of law) set forth in the Officer’s Certificate of even date herewith executed by an authorized representative of DDR, Qualified Borrower and each Assignor, substantially in the form attached hereto as Exhibit D (the “Officer’s Certificate”).

          We call your attention to the fact that certain Borrower Parties are entities that are formed in States other than the State of Ohio or the State of Delaware. With your consent, we are delivering our opinions with respect to these entities as if they were formed in the State of Ohio and the laws of the State of Ohio govern such entities.

          In rendering this opinion, we have assumed, with your consent, without independent verification or investigation:

          A. the legal capacity of natural persons, the absence of fraud, misrepresentation, duress and mistake, the genuineness of all signatures on documents submitted to us (other than signatures of the Borrower Parties), the conformity to originals of all documents submitted to us as copies, and the authenticity of such documents;

          B. that each of the Loan Documents constitutes the legal, valid and binding obligation of each of the parties thereto other than the Borrower Parties and is enforceable against each such party other than the Borrower Parties in accordance with its terms;

          C. That an advance has been made by the Lenders under the Loan Agreement;

          D. That the Loans will provide a direct or indirect benefit to each of the Assignors and to DDR; and

          E. That the proceeds of the Loans will not be used primarily for personal, family or household purposes.

          With your consent, except as set forth on Exhibit C and except for the Officer’s Certificate, we have neither examined nor requested an examination of the indices or records of any court or governmental or other agency, authority, instrumentality or entity (other than the Borrower Parties to the extent described in this opinion), nor have we made inquiry of any person or entity for purposes of this opinion. In addition, with your consent, we have not independently verified or investigated the accuracy or completeness of any factual information and, because the scope of our examination did not include such verification, we assume no responsibility for the accuracy or

KeyBank National Association

June 29, 2005

completeness of any such information. In addition, we have made no investigation of the financial condition of any of the Borrower Parties. Notwithstanding anything to the contrary contained herein, we have no actual knowledge that any factual information upon which we have relied is inaccurate.

          The opinions expressed herein are limited to (a) the laws of the State of Ohio (with respect to opinions 2, 4, 5, 7, 8, 9, 10, 11, 12, 13, 14, 19, 20, 21, 22, 23, 24, 25 and 27), (b) the DE LLC Act (with respect to opinions 1, 4, 7, 8, 9, 19, 21, 23 and 26), (c) the Delaware UCC (with respect to opinions 7, 9, 15, 17, 18, 20, 21, 25, and 26), (e) the DE LP Act (with respect to opinions 3, 6, 7, 8, 9 and 23), (f) the Uniform Commercial Code in effect in the State of Ohio, as compiled in the Commerce Clearing House, Inc. Secured Transactions Reporter (as updated through May 12, 2005) (the “Ohio UCC”) (with respect to opinions 9, 14, 16, 25 and 27), (g) the DE Securities Act (with respect to opinion 22) and (h) the laws of the United States of America, and accordingly, we express no opinion as to the laws of any other state or jurisdiction.

          Whenever an opinion is expressed herein to be “known to us” or “to our knowledge,” such opinion is limited to facts disclosed to us in the Officer’s Certificate and the actual knowledge of the attorneys of our firm that have given substantive attention to the matters contemplated by the Loan Documents and we have not made (nor do we acknowledge any duty to make) any independent or other investigation with respect thereto. In addition, in connection with this opinion we have made no investigation (nor do we acknowledge any duty to make any investigation) of the financial condition of any of the Borrower Parties.

          Based solely and in reliance on the foregoing and subject to the further qualifications hereinafter set forth, we are of the opinion that:

          1. Each Delaware LLC (as defined in Exhibit A) is a limited liability company validly existing and in good standing under the laws of the State of Delaware.

          2. Each Ohio Corporation (as defined in Exhibit A) is a corporation validly existing and in good standing under the laws of the State of Ohio. Each Ohio LLC (as defined in Exhibit A) is a limited liability company validly existing and in good standing under the laws of the State of Ohio.

          3. Retail Value Investment Program IIIC Limited Partnership, a Delaware limited partnership (“Retail Value”), is a limited partnership validly existing under the laws of the State of Delaware.

          4. Each LLC Borrower Party (as defined in Exhibit A) has all requisite limited liability company power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party. The execution and delivery of the Loan Documents to which each LLC Borrower Party is a party, and each LLC Borrower Party’s performance of its obligations thereunder, have been duly authorized by all necessary limited liability company action on the part of

KeyBank National Association

June 29, 2005

that LLC Borrower Party. Each LLC Borrower Party that is entering into a Loan Document on behalf of another Borrower Party has all requisite limited liability company power and authority to execute and deliver that Loan Document on behalf of such other Borrower Party. The execution and delivery of the Loan Documents to which each LLC Borrower Party is entering into on behalf of another Borrower Party have been duly authorized by all necessary limited liability company action on the part of that LLC Borrower Party.

     5. Each Corporate Borrower Party (as defined in Exhibit A) has all requisite corporate power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party. The execution and delivery of the Loan Documents to which each Corporate Borrower Party is a party, and that Corporate Borrower Party’s performance of its obligations thereunder, have been duly authorized by all necessary corporate action on the part of that Corporate Borrower Party. Each Corporate Borrower Party that is entering into a Loan Document on behalf of another Borrower Party has all requisite corporate power and authority to execute and deliver that Loan Document on behalf of such other Borrower Party. The execution and delivery of the Loan Documents to which each Corporate Borrower Party is entering into on behalf of another Borrower Party have been duly authorized by all necessary corporate action on the part of that Corporate Borrower Party.

     6. Retail Value has all limited partnership authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party. The execution and delivery of the Loan Documents to which Retail Value is a party, and Retail Value’s performance of its obligations thereunder, have been duly authorized by all necessary limited partnership action on the part of Retail Value.

     7. The execution and delivery by each Borrower Party of the Loan Documents to which it is a party and the performance by that Borrower Party of its obligations thereunder, the execution and delivery of the Loan Documents to which each Borrower Party is entering into on behalf of another Borrower Party, and the transactions contemplated thereby do not and will not (i) breach or violate any provision of any Entity Document, (ii) require any consent or approval of any member, stockholder or partner of that Borrower Party not heretofore obtained, (iii) violate any provision of any applicable law, rule or regulation of general applicability of the State of Ohio, the DE LLC Act, DE LP Act or the Delaware UCC, (iv) to our knowledge, result in a breach of, or constitute a default under, any agreement or instrument to which that Borrower Party is a party, except for breaches of or defaults under financial covenants as to which we give no opinion, (v) to our knowledge, result in the creation or imposition of any liens on any of the assets of that Borrower Party, other than liens contemplated by the Loan Documents, or (vi) to our knowledge, violate or constitute a breach of any applicable judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over that Borrower Party or any of its properties or assets.

     8. The Loan Documents to which each Borrower Party is a party have been duly executed and delivered by that Borrower Party and constitute legally valid and binding obligations of

KeyBank National Association

June 29, 2005

that Borrower Party, enforceable against that Borrower Party in accordance with their respective terms. The Loan Document that any Borrower Party is entering into on behalf of another Borrower Party have been duly executed and delivered by that Borrower Party.

     9. No authorizations, approvals or consents of, or filings or registrations with, any governmental or regulatory authority or agency of the State of Ohio, the State of Delaware or the United States of America are necessary for (a) the execution, delivery and performance by any Borrower Party of the Loan Documents to which it is a party, (b) the execution and delivery of any Loan Document by any Borrower Party that is entering into that Loan Document on behalf of another Borrower Party, or (c) for the consummation of the transactions contemplated thereby except for (i) the filing of the Financing Statements (as defined in Exhibit B) and (ii) authorizations, consents and approvals that already have been obtained or filings that have already been made and that remain in effect, other than the filing of the Loan Documents, or information relating thereto, with the United States Securities and Exchange Commission.

     10. To our knowledge, there are no actions, suits or proceedings pending or threatened against any Borrower Party that, if determined adversely to that Borrower Party would have a material adverse effect on all the Borrower Parties, taken as a whole, or that would challenge the validity or enforceability of, or can reasonably be expected to adversely affect the consummation of the transactions contemplated by, or materially affect the ability of that Borrower Party to perform its obligations under, the Loan Documents to which it is a party or materially affect the security interests or liens created or intended to be created thereby.

     11. If the usury laws of the State of Ohio were found applicable to the Notes, the interest rate (including late charges (to the extent deemed interest), default interest (to the extent payable)) and other charges provided for in the Notes and other Loan Documents do not violate any usury laws of the State of Ohio.

     12. It is not necessary or required for the Agent or the Lenders to qualify to transact business in the State of Ohio as foreign corporations solely to make the Loans, and no license of any governmental authority of the State of Ohio is required to make the Loans. If it is determined that the Agent or the Lenders should have qualified to transact business in the State of Ohio pursuant to Sections 1703.01 to 1703.31, inclusive, of the Ohio Revised Code and failed to do so, that failure will not affect the validity of the Loan Documents; provided, however, that none of the Agent or the Lenders will be able to maintain any action in any court in the State of Ohio until such time that such qualification as a foreign corporation is obtained by it.

     13. The consummation by Lenders of the transactions contemplated by the Loan Documents will not constitute “doing business” or “transacting business” for the purpose of subjecting the Lenders or the Agent to taxation in any form by the State of Ohio, except for the State of Ohio corporate franchise tax.

KeyBank National Association

June 29, 2005

     14. Each Collateral Assignment (as defined in Exhibit B) is sufficient under the Ohio UCC to create a valid security interest in favor of the Agent, securing the Obligations, in the right, title and interest of each Assignor that is a party thereto in and to any Collateral (as defined in that Collateral Assignment) in which a security interest can be created under the Ohio UCC.

     15. Each DE Financing Statement (as defined in Exhibit B) is in proper form for filing in the office of the Secretary of State of the State of Delaware. When each DE Financing Statement is duly filed in the office of the Secretary of State of the State of Delaware and all required filing fees are paid, such DE Financing Statement will be sufficient to perfect a security interest in the right, title and interest of the Assignor named therein as the debtor in and to the Collateral described in the applicable DE Collateral Assignment and in such DE Financing Statement in which a security interest may be perfected under the Delaware UCC by filing financing statements in the State of Delaware. If future advances are made by the Lenders while the security interest described in the preceding sentence is perfected by the filing of the DE Financing Statements, that security interest will have the same priority for the purposes of the Delaware UCC with respect to the future advances as it does with respect to the first advance.

     16. Each OH Financing Statement (as defined on Exhibit B) is in proper form for filing in the office of the Secretary of State of the State of Ohio. When each OH Financing Statement is duly filed in the office of the Secretary of State of the State of Ohio and all required filing fees are paid, such Financing Statement will be sufficient to perfect a security interest in the right, title and interest of the Assignor named therein as the debtor in and to the Collateral described in the applicable OH Collateral Assignment and in such OH Financing Statement in which a security interest may be perfected under the Ohio UCC by filing financing statements in the State of Ohio. If future advances are made by the Lenders while the security interest described in the preceding sentence is perfected by the filing of the OH Financing Statements, that security interest will have the same priority for the purposes of the Ohio UCC with respect to the future advances as it does with respect to the first advance.

     17. Each AL Financing Statement (as defined in Exhibit B) is in proper form for filing in the office of the Secretary of State of the State of Alabama. When each AL Financing Statement is duly filed in the office of the Secretary of State of the State of Alabama and all required filing fees are paid, such AL Financing Statement will be sufficient to perfect a security interest in the right, title and interest of the Assignor named therein as the debtor in and to the Collateral described in the applicable AL Collateral Assignment and in such AL Financing Statement in which a security interest may be perfected under the AL UCC by filing financing statements in the State of Alabama. If future advances are made by the Lenders while the security interest described in the preceding sentence is perfected by the filing of the AL Financing Statements, that security interest will have the same priority for the purposes of the Alabama UCC with respect to the future advances as it does with respect to the first advance.

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June 29, 2005

     18. Each MD Financing Statement (as defined in Exhibit B) is in proper form for filing in the office of the Secretary of State of the State of Maryland. When each MD Financing Statement is duly filed in the office of the Secretary of State of the State of Maryland and all required filing fees are paid, such MD Financing Statement will be sufficient to perfect a security interest in the right, title and interest of the Assignor named therein as the debtor in and to the Collateral described in the applicable MD Collateral Assignment and in such MD Financing Statement in which a security interest may be perfected under the MD UCC by filing financing statements in the State of Maryland. If future advances are made by the Lenders while the security interest described in the preceding sentence is perfected by the filing of the MD Financing Statements, that security interest will have the same priority for the purposes of the MD UCC with respect to the future advances as it does with respect to the first advance.

     19. Each of the LLC Assignors (as defined in Exhibit A) has all requisite limited liability company power and authority to own the Collateral that it purports to assign pursuant to the Collateral Assignment to which it is a party.

     20. Each of the Corporate Assignors (as defined in Exhibit A) has all requisite corporate power and authority to own the Collateral that it purports to assign pursuant to the Collateral Assignment to which it is a party.

     21. No transfer tax, deed tax, conveyance tax or similar tax is payable as a result of the transfer of the Collateral (whether by foreclosure, conveyance in lieu of foreclosure or otherwise) by any Assignor to Agent.

     22. The pledge and assignment of the Equity Interests that are part of the Collateral are exempt from registration under the United States Securities Act of 1933, as amended, and the Blue Sky Laws of the State of Delaware and State of Ohio.

     23. Upon the foreclosure of the Equity Interests, or transfer in lieu thereof, the purchaser thereof automatically shall become a substitute partner or member, as applicable, in the applicable entity, with all rights, powers and privileges of a partner or member, as applicable, in the applicable entity, without the necessity of obtaining any consents, approvals or other actions of any kind or nature whatsoever from or by any person or entity.

     24. With respect to each Loan Document that provides it is to be governed by the law of the State of Ohio, a court of the State of Ohio or a federal court applying the choice of laws principles prevailing under the laws of the State or Ohio should give effect to that provision, except to the extent and in the event that the application of the law of the State of Ohio would be contrary to the fundamental policy of a state having a greater material interest in the issue than the State of Ohio and, if such other state would be the state of the applicable law in the absence of the choice of law provisions in that Loan Document.

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June 29, 2005

     25. The Company Interests and the Partnership Interests that are not evidenced by certificates (as defined in the Assignments) are “general intangibles” under Article 9 of the Delaware UCC and the Ohio UCC. Under the Delaware UCC and the Ohio UCC, the law of the jurisdiction where the Borrower is “located” will govern perfection of the Agent’s security interest in such equity interests.

     26. The Company Interests that are evidenced by Certificates (the “Certificated Collateral”) are (a) “certificated securities” under Article 8 of the DE UCC and (b) “investment property” under Article 9 of the DE UCC. Under the DE UCC, the law of the jurisdiction where the Certificated Collateral is located will govern the perfection of the Agent’s possessory security interest in such Certificated Collateral.

     27. The Account Agreement (as defined in Exhibit B) is sufficient to create a legal and valid security interest in favor of the Agent, security the Obligations, in the right, title and interest of DDR in and to the Deposit Accounts, which security interest has been perfected by the execution and delivery of the Account Agreement by the parties thereto.

     Despite any other express or implied statement in this letter, each of the opinions expressed in this letter is subject to the following further qualifications, whether or not such opinions refer to such qualifications:

     (a) The opinions expressed herein may be limited by: (i) bankruptcy, insolvency, reorganization, fraudulent or preferential transfer, moratorium or similar federal or state laws or judicial decisions of general application relating to the rights of creditors and (ii) general principles of equity, including the defenses of unconscionability, ambiguity, and economic duress, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

     (b) Certain of the remedial provisions contained in the Loan Documents may be unenforceable in whole or in part. For example: (i) provisions for the recovery of legal fees and expenses in connection with the enforcement of the Loan Documents may not be enforceable, (ii) provisions resulting in a waiver of certain rights by a debtor or obligor may be limited by legal and equitable principles and public policy at the time in effect and (iii) every aspect of the disposition of any collateral subject to the Loan Documents, including, without limitation, the method, manner, time, place and terms, must be commercially reasonable as provided in Section 9-610 of the Uniform Commercial Code. Subject to the limitations in the foregoing sentence and in subparagraph (a) above, such unenforceability will not render the Loan Documents invalid as a whole or, upon a material default by a Borrower Party under the Loan Documents to which it is a party, substantially interfere with the realization of the principal benefits, remedies and/or security provided thereby, assuming that the Lenders exercise their rights and remedies in a commercially reasonable manner.

KeyBank National Association

June 29, 2005

     (c) We express no opinion as to whether a court would limit the exercise or enforcement of rights or remedies under the Loan Documents (i) in the event of any default by a Borrower Party thereunder or under any related agreement or instrument if it is determined that such default is not material or if such exercise or enforcement is not reasonably necessary for a creditor’s protection or (ii) if the exercise or enforcement thereof under the circumstances would violate an implied covenant of good faith and fair dealing.

     (d) We express no opinion with respect to (i) the power or authority of any of the Lenders to make the Loans, (ii) except as set forth in this opinion, compliance by the Agent or any of the Lenders with any federal or state banking law, rule, regulation or restriction or (iii) the enforceability of any guaranty if the underlying obligations or the documentation evidencing or governing such obligations are invalid, unenforceable or otherwise have been released or discharged.

     (e) We express no opinion with respect to: (i) except as set forth in paragraph 24, the choice of law provisions in the Loan Documents, (ii) the right, title or interest of any person to any property, real or personal, or the existence of or freedom from any security interest, lien, charge or encumbrance thereon; (iii) except to the extent set forth in paragraphs 14 through and including 18 and in paragraphs 25 through and including 27 above, the creation, attachment, enforceability or perfection of any lien on or security interest in any real or personal property; (iv) the priority of any lien on or security interest in any real or personal property or the accuracy of the description thereof in any of the Loan Documents or the Financing Statements; (v) whether any financing statement, mortgage or other instrument or document has been duly filed or recorded; and (vi) the creation, attachment, enforceability or perfection of any lien on or security interest in any real or personal property to which Article 8 and/or Article 9 of the Uniform Commercial Code, as in effect in the applicable jurisdiction, does not apply.

     (f) Any security interest created under the Loan Documents with respect to any property will not be effective until an Assignor has acquired rights therein, and with respect to personal property that is acquired by an Assignor after the date hereof, Section 552 of the United States Bankruptcy Code will limit the extent to which property acquired by a debtor after the commencement of a case under the United States Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

     (g) The perfection of any security interest arising from the filing of financing statements will expire or be ineffective (i) as to any property acquired by the debtor more than four months after such debtor changes its name, identity or structure so as to make the financing statements seriously misleading under Section 9-506 of the Uniform Commercial Code, unless amendments to the financing statements that render the financing statements not seriously misleading are properly filed before the expiration of such four-month period; (ii) as to any property with respect to which a continuation statement is not filed within the period of six months prior to the expiration of five years from the date of the original filing of the applicable financing statement; (iii) in

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June 29, 2005

accordance with the provisions of Section 9-315 of the Uniform Commercial Code relating to proceeds of personal property subject to a perfected interest; (iv) four months after the change of the debtor’s location to a jurisdiction of organization other than the jurisdiction of organization in which it is located on the date hereof; and (v) as to accounts, general intangibles, investment property and chattel paper, four months after the debtor identified therein changes its location, to a jurisdiction other than the jurisdiction in which it is located on the date hereof, unless new appropriate financing statements are properly filed in the appropriate jurisdiction before the expiration of such four-month period.

     (h) The opinion rendered in paragraph 12 is subject to the qualification that the right of the Agent and the Lenders to maintain any action under the Loan Documents in any court in the State of Ohio may require the Agent and the Lenders to qualify to transact business in the State of Ohio.

     (i) We express no opinion as to any provisions of the Loan Documents that purport to relieve a party of, or to indemnify a party against, any liability for the negligence or misconduct of such party.

     (j) We advise you that late charges, service charges, commitment fees and similar charges may be deemed interest in the year paid if such amounts are not reasonably related to the actual expenses incurred by a lender in connection with a loan.

     (k) Provisions of the Loan Documents may become unenforceable by reason of violation of Sections 2905.21(h) and 2905.22 of the Ohio Revised Code concerning criminal usury, which prohibit, inter alia, the charging of interest “at a rate exceeding twenty-five percent per annum or the equivalent rate for a longer or shorter period, unless . . . the rate of interest is otherwise authorized by law.” However, to our knowledge, there is no Ohio judicial decision that applied the provisions of said Sections 2905.22 and 2905.21(h) to transactions similar to those contemplated by the Loan Documents.

     These opinions are being issued and delivered to KeyBank National Association for the benefit of the Agent and Lenders under the Loan Agreement and their respective successors and assigns and their counsel, each of whom may rely on these opinions, for use in respect of the transactions contemplated by the Loan Agreement.

Very truly yours,

EXHIBIT A

BORROWER PARTIES

(1)	Developers Diversified Realty Corporation, an Ohio corporation

(2)	DD Development Company II, Inc., an Ohio corporation

(3)	Developers Diversified of Alabama, Inc., an Alabama corporation

(4)	Developers Diversified of Mississippi, Inc., an Ohio corporation

(5)	JDN Realty Corporation, a Maryland corporation

(6)	DDR Realty Company, a Maryland real estate investment trust

(7)	JDN QRS Inc., a New York corporation

(8)	DDR DownREIT LLC, an Ohio limited liability company

(9)	GS DDR LLC, an Ohio limited liability company

(10)	GS II DDR LLC, an Ohio limited liability company

(11)	Buffalo-Broad Associates, LLC, an Ohio limited liability company

(12)	Black Cherry Limited Liability Company, a Colorado limited liability company

(13)	Buffalo-Mooresville, LLC, a New York limited liability company

(14)	Buffalo-Post Falls Associates, L.L.C., a New York limited liability company

(15)	JDN Mooresville LLC, a Delaware limited liability company

(16)	BG Delaware Holdings LLC, a Delaware limited liability company

(17)	DDR CRV Portfolio LLC, S.E., a Delaware limited liability company

(18)	BG Delaware Consumer Square LLC, a Delaware limited liability company

(19)	Town Center Plaza, L.L.C., a Delaware limited liability company

(20)	GS Boardman LLC, a Delaware limited liability company

(21)	GS Sunset LLC, a Delaware limited liability company

(22)	GS Brentwood LLC, a Delaware limited liability company

(23)	GS II Jacksonville Regional LLC, a Delaware limited liability company

(24)	GS II Oxford Commons LLC, a Delaware limited liability company

(25)	GS II University Centre LLC, a Delaware limited liability company

(26)	GS II Meridian Crossroads LLC, a Delaware limited liability company

(27)	GS II Indian Hills LLC, a Delaware limited liability company

(28)	GS II Green Ridge LLC, a Delaware limited liability company

(29)	GS II North Pointe LLC, a Delaware limited liability company

(30)	GS II Uptown Solon LLC, a Delaware limited liability company

(31)	GS II Brook Highland LLC, a Delaware limited liability company

(32)	GS II Big Oaks LLC, a Delaware limited liability company

(33)	DDR Senorial LLC, S.E., a Delaware limited liability company

(34)	DDR Atlantico LLC, S.E., a Delaware limited liability company

(35)	DDR Rexville LLC, S.E., a Delaware limited liability company

(36)	DDR Rio Hondo LLC, S.E., a Delaware limited liability company

(37)	DDR PR Ventures LLC, S.E., a Delaware limited liability company

(38)	GS Erie LLC, a Delaware limited liability company

(39)	Retail Value Investment Program IIIC Limited Partnership, a Delaware limited partnership

     Each entity identified in items (1) – (7) is referred to as an “Ohio Corporation”. Each entity identified in items (8) – (14) is referred to as an “Ohio LLC”. Each entity identified in items (15) – (38) is referred to as a “Delaware LLC”. Each entity identified in items (1) – (7) is referred to as a “Corporate Borrower Party”. Each entity identified in items (8) – (38) is referred to as a “LLC Borrower Party”. The entities identified in items (1) – (5) are collectively referred to as the “Corporate Assignors”. The entities identified in items (8) – (10), and (16) – (17) are collectively referred to as the “LLC Assignors”.

EXHIBIT B

LOAN DOCUMENTS

          (i) Loan Agreement;

          (ii) Note, dated the date hereof, by DDR to the order of KeyBank National Association in the principal face amount of $27,500,000.00;

          (iii) Note, dated the date hereof, by Qualified Borrower to the order of KeyBank National Association in the principal face amount of $60,000,000.00;

          (iv) Note, dated the date hereof, by DDR to the order of Bank of America, N.A. in the principal face amount of $27,500,000.00;

          (v) Note, dated the date hereof, by DDR to the order of ING Real Estate Finance (USA) LLC in the principal face amount of $25,000,000.00;

          (vi) Note, dated the date hereof, by DDR to the order of Commerzbank AG in the principal face amount of $25,000,000.00;

          (vii) Note, dated the date hereof, by DDR to the order of PNC Bank, National Association in the principal face amount of $25,000,000.00;

          (viii) Note, dated the date hereof, by DDR to the order of AIB Debt Management Limited in the principal face amount of $20,000,000.00;

          (ix) Note, dated the date hereof, by DDR to the order of The Bank of Nova Scotia in the principal face amount of $20,000,000.00;

          (x) Note, dated the date hereof, by DDR to the order of Eurohypo AG, New York Branch in the principal face amount of $20,000,000.00;

          (xi) Note, dated the date hereof, by DDR to the order of Comerica Bank in the principal face amount of $15,000,000.00;

          (xii) Note, dated the date hereof, by DDR to the order of Sumitomo Mitsui Banking Corporation in the principal face amount of $15,000,000.00;

          (xiii) Unconditional Guaranty of Payment and Performance, dated the date hereof, made by DDR CRV Portfolio LLC, S.E., GS DDR LLC and GS II DDR LLC for the benefit of KeyBank National Association (the “Unconditional Guaranty”);

          (xiv) Unconditional Limited Guaranty of Payment and Performance, dated the date hereof, made by BG Delaware Holdings LLC, DD Development Company II, Inc., Developers Diversified of Alabama, Inc., Developers Diversified of Mississippi, Inc., JDN Realty Corporation and DDR DownREIT LLC for the benefit of KeyBank National Association (the “Unconditional Limited Guaranty”);

          (xv) Unconditional Guaranty of Payment and Performance, dated the date hereof, made by DDR for the benefit of KeyBank National Association (the “Qualified Borrower Guaranty”);

          (xvi) Contribution Agreement, dated the date hereof, among DDR, Qualified Borrower and the Assignors;

          (xvii) Collateral Assignment of Interests, dated the date hereof, by DDR to KeyBank National Association;

          (xviii) Collateral Assignment of Interests, dated the date hereof, by DD Development Company II, Inc. to KeyBank National Association;

          (xix) Collateral Assignment of Interests, dated the date hereof, by DDR DownREIT LLC to KeyBank National Association;

          (xx) Collateral Assignment of Interests, dated the date hereof, by GS DDR LLC to KeyBank National Association;

          (xxi) Collateral Assignment of Interests, dated the date hereof, by GS II DDR LLC to KeyBank National Association;

          (xxii) Collateral Assignment of Interests, dated the date hereof, by Developers Diversified of Mississippi, Inc. to KeyBank National Association;

          (xxiii) Collateral Assignment of Interests, dated the date hereof, by Developers Diversified of Alabama, Inc. to KeyBank National Association;

          (xxiv) Collateral Assignment of Interests, dated the date hereof, by JDN Realty Corporation to KeyBank National Association;

          (xxv) Collateral Assignment of Interests, dated the date hereof, by BG Delaware Holdings LLC to KeyBank National Association;

          (xxvi) Collateral Assignment of Interests, dated the date hereof, by DDR CRV Portfolio LLC, S.E. to KeyBank National Association;

          (xxvii) Account Security, Pledge, Assignment and Control Agreement, dated the date hereof, among DDR, KeyBank National Association as Administrative Agent and KeyBank National Association as depository bank;

          (xxviii) Acknowledgment, dated the date hereof, by Buffalo-Broad Associates, LLC to KeyBank National Association;

          (xxix) Acknowledgment, dated the date hereof, by Buffalo-Mooresville, LLC to KeyBank National Association;

          (xxx) Acknowledgment, dated the date hereof, by BG Delaware Consumer Square LLC to KeyBank National Association;

          (xxxi) Acknowledgment, dated the date hereof, by Town Center Plaza, L.L.C. to KeyBank National Association;

          (xxxii) Acknowledgment, dated the date hereof, by Retail Value Investment Program IIIC Limited Partnership to KeyBank National Association;

          (xxxiii) Acknowledgment, dated the date hereof, by Black Cherry Limited Liability Company to KeyBank National Association;

          (xxxiv) Acknowledgment, dated the date hereof, GS II Meridian Crossroads LLC to KeyBank National Association;

          (xxxv) Acknowledgment, dated the date hereof, GS II University Centre LLC to KeyBank National Association;

          (xxxvi) Acknowledgment, dated the date hereof, GS II Uptown Solon LLC to KeyBank National Association;

          (xxxvii) Acknowledgment, dated the date hereof, GS II Indian Hills LLC to KeyBank National Association;

          (xxxviii) Acknowledgment, dated the date hereof, GS II North Pointe LLC to KeyBank National Association;

          (xxxix) Acknowledgment, dated the date hereof, GS II Oxford Commons LLC to KeyBank National Association;

          (xl) Acknowledgment, dated the date hereof, GS II Green Ridge LLC to KeyBank National Association;

          (xli) Acknowledgment, dated the date hereof, GS II Jacksonville Regional LLC to KeyBank National Association;

          (xlii) Acknowledgment, dated the date hereof, by GS II Brook Highland LLC to KeyBank National Association;

          (xliii) Acknowledgment, dated the date hereof, by GS II Big Oaks LLC to KeyBank National Association;

          (xliv) Acknowledgment, dated the date hereof, by GS Erie LLC to KeyBank National Association;

          (xlv) Acknowledgment, dated the date hereof, by GS Brentwood LLC to KeyBank National Association;

          (xlvi) Acknowledgment, dated the date hereof, by GS Boardman LLC to KeyBank National Association;

          (xlvii) Acknowledgment, dated the date hereof, by GS Sunset LLC to KeyBank National Association;

          (xlviii) Acknowledgment, dated the date hereof, by DDR Senorial LLC, S.E., to KeyBank National Association;

          (xlix) Acknowledgment, dated the date hereof, by DDR Atlantico LLC, S.E. to KeyBank National Association;

          (l) Acknowledgment, dated the date hereof, by DDR Rexville LLC, S.E. to KeyBank National Association;

          (li) Acknowledgment, dated the date hereof, by DDR Rio Hondo LLC, S.E. to KeyBank National Association;

          (lii) Agreement Regarding Fees, dated March 9, 2005, between KeyBank National Association and DDR;

          (liii) Two UCC-1 financing statements naming Developers Diversified Realty Corporation as debtor and KeyBank National Association as secured party to be filed in the Office of the Secretary of State of the State of Ohio;

          (liv) A UCC-1 financing statement naming DD Development Company II, Inc. as debtor and KeyBank National Association as secured party to be filed in the Office of the Secretary of State of the State of Ohio;

          (lv) A UCC-1 financing statement naming Developers Diversified of Mississippi, Inc. as debtor and KeyBank National Association as secured party to be filed in the Office of the Secretary of State of the State of Ohio;

          (lvi) A UCC-1 financing statement naming DDR DownREIT LLC as debtor and KeyBank National Association as secured party to be filed in the Office of the Secretary of State of the State of Ohio;

          (lvii) A UCC-1 financing statement naming GS DDR LLC as debtor and KeyBank National Association as secured party to be filed in the Office of the Secretary of State of the State of Ohio;

          (lviii) A UCC-1 financing statement naming GS II DDR LLC as debtor and KeyBank National Association as secured party to be filed in the Office of the Secretary of State of the State of Ohio;

          (lix) A UCC-1 financing statement naming BG Delaware Holdings LLC as debtor and KeyBank National Association as secured party to be filed in the Office of the Secretary of State of the State of Delaware;

          (lx) A UCC-1 financing statement naming DDR CRV Portfolio LLC, S.E. as debtor and KeyBank National Association as secured party to be filed in the Office of the Secretary of State of the State of Delaware;

          (lxi) A UCC-1 financing statement naming Developers Diversified of Alabama, Inc. as debtor and KeyBank National Association as secured party to be filed in the Office of the Secretary of State of the State of Alabama;

          (lxii) A UCC-1 financing statement naming JDN Realty Corporation as debtor and KeyBank National Association as secured party to be filed in the Office of the Secretary of State of the State of Maryland;

          (lxiii) DDR Senorial LLC, S.E. Limited Liability Company Interest Power from DDR CRV Portfolio LLC, S.E. to KeyBank National Association;

          (lxiv) DDR Atlantico LLC, S.E. Limited Liability Company Interest Power from DDR CRV Portfolio LLC, S.E. to KeyBank National Association;

          (lxv) DDR Rexville LLC, S.E. Limited Liability Company Interest Power from DDR CRV Portfolio LLC, S.E. to KeyBank National Association;

          (lxvi) DDR Rio Hondo LLC, S.E. Limited Liability Company Interest Power from DDR CRV Portfolio LLC, S.E. to KeyBank National Association;

          (lxvii) Cash Collateral Agreement, dated the date hereof, among Developers Diversified Realty Corporation, KeyBank National Association as Administrative Agent and KeyBank National Association as Depository Bank.

     The documents identified in items (liii) – (lxii) are referred to collectively as the “Financing Statements”. Each document identified in items (xvii) – (xxvi) is referred to as a “Collateral Assignment”. Each document identified in items (lix) – (lx) is referred to as a “DE Financing Statement”. Each document identified in items (liii) – (lviii) is referred to as an “OH Financing Statement”. The document identified in item (lxi) is referred to as an “AL Financing Statement”. The document identified in item (lxii) is referred to as a “MD Financing Statement”.

EXHIBIT C

ENTITY DOCUMENTS

(i)	Amended and Restated Articles of Incorporation of DDR, certified on April 27, 2005, by the Secretary of State of the State of Ohio.

(ii)	Code of Regulations of DDR, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR.

(iii)	A Certificate of Good Standing for DDR, issued on May 4, 2005, by the Secretary of State of the State of Ohio.

(iv)	Resolutions of the Board of Directors of DDR, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR.

(v)	Certificate of DDR, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR and attested to by David E. Weiss, Vice President, General Counsel and Assistant Secretary of DDR.

(vi)	Certificate of Formation of Qualified Borrower, certified on May 9, 2005, by the Secretary of State of the State of Delaware.

(vii)	Limited Liability Company Agreement of Qualified Borrower, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of Qualified Borrower.

(viii)	A Certificate of Good Standing for Qualified Borrower, issued on May 9, 2005, by the Secretary of State of the State of Delaware.

(ix)	Resolutions of Qualified Borrower, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of Qualified Borrower.

(x)	Certificate of Qualified Borrower, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of Qualified Borrower and attested to by David E. Weiss, Vice President, General Counsel and Assistant Secretary.

(xi)	Articles of Incorporation of DD Development Company II, Inc., certified on April 27, 2005, by the Secretary of State of the State of Ohio.

(xii)	Code of Regulations of DD Development Company II, Inc., certified as of the date hereof, by Joan U. Allgood, Vice President and Secretary of DD Development Company II, Inc.

(xiii)	A Certificate of Good Standing for DD Development Company II, Inc., issued on May 2, 2005, by the Secretary of State of the State of Ohio.

(xiv)	Resolutions of the Board of Directors of DD Development Company II, Inc., certified as of the date hereof, by Joan U. Allgood, Vice President and Secretary of DD Development Company II, Inc.

(xv)	Certificate of DD Development Company II, Inc., certified as of the date hereof, by Joan U. Allgood, Vice President and Secretary of DD Development Company II, Inc. and attested to by David E. Weiss, Vice President of DD Development Company II, Inc.

(xvi)	Certificate of Incorporation of Developers Diversified of Alabama, Inc., certified on March 8, 2005, by the Secretary of State of the State of Alabama.

(xvii)	Bylaws of Developers Diversified of Alabama, Inc., certified as of the date hereof, by Joan U. Allgood, Vice President and Secretary of Developers Diversified of Alabama, Inc.

(xviii)	A Certificate of Good Standing for Developers Diversified of Alabama, Inc., issued on April 27, 2005, by the Secretary of State of the State of Alabama.

(xix)	Resolutions of the Board of Directors of Developers Diversified of Alabama, Inc., certified as of the date hereof, by Joan U. Allgood, Vice President and Secretary of Developers Diversified of Alabama, Inc.

(xx)	Certificate of Developers Diversified of Alabama, Inc., certified as of the date hereof, by Joan U. Allgood, Vice President and Secretary of Developers Diversified of Alabama, Inc. and attested to by David E. Weiss, Vice President of Developers Diversified of Alabama, Inc.

(xxi)	Articles of Incorporation of Developers Diversified of Mississippi, Inc., certified on April 27, 2005, by the Secretary of State of the State of Ohio.

(xxii)	Code of Regulations of Developers Diversified of Mississippi, Inc., certified as of the date hereof, by Joan U. Allgood, Vice President and Secretary of Developers Diversified of Mississippi, Inc.

(xxiii)	A Certificate of Good Standing for Developers Diversified of Mississippi, Inc., issued on May 2, 2005, by the Secretary of State of the State of Ohio.

(xxiv)	Resolutions of the Board of Directors of Developers Diversified of Mississippi, Inc., certified as of the date hereof, by Joan U. Allgood, Vice President and Secretary of Developers Diversified of Mississippi, Inc.

(xxv)	Certificate of Developers Diversified of Mississippi, Inc., certified as of the date hereof, by Joan U. Allgood, Vice President and Secretary of Developers Diversified of Mississippi, Inc. and attested to by David E. Weiss, Vice President of Developers Diversified of Mississippi, Inc.

(xxvi)	Articles of Amendment and Restatement of JDN Realty Corporation, certified on March 8, 2005, by the Secretary of State of the State of Maryland.

(xxvii)	Amended and Restated Bylaws of JDN Realty Corporation, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of JDN Realty Corporation.

(xxviii)	A Certificate of Good Standing of JDN Realty Corporation, issued on April 26, 2005, by the Secretary of State of the State of Maryland.

(xxix)	Resolutions of the Board of Directors of JDN Realty Corporation, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of JDN Realty Corporation.

(xxx)	Certificate of JDN Realty Corporation, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of JDN Realty Corporation and attested to by David E. Weiss, Vice President, General Counsel and Assistant Secretary of JDN Realty Corporation.

(xxxi)	Certificate of Formation of BG Delaware Holdings LLC, certified on March 8, 2005, by the Secretary of State of the State of Delaware.

(xxxii)	Limited Liability Company Agreement of BG Delaware Holdings LLC, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of JDN QRS Inc., the sole member of BG Delaware Holdings LLC.

(xxxiii)	A Certificate of Good Standing of BG Delaware Holdings LLC, issued on April 26, 2005, by the Secretary of State of the State of Delaware.

(xxxiv)	Resolutions of the Board of Directors of JDN QRS Inc., certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of JDN QRS Inc., the sole member of BG Delaware Holdings LLC.

(xxxv)	Certificate of BG Delaware Holdings LLC, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of JDN QRS Inc. and attested to by David E. Weiss, Vice President, General Counsel and Assistant Secretary of JDN QRS Inc.

(xxxvi)	Certificate of Formation of DDR CRV Portfolio LLC, S.E., certified on May 3, 2005, by the Secretary of State of the State of Delaware.

(xxxvii)	Limited Liability Company Agreement of DDR CRV Portfolio LLC, S.E., certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR CRV Portfolio LLC, S.E.

(xxxviii)	A Certificate of Good Standing of DDR CRV Portfolio LLC, S.E., issued on May 3, 2005, by the Secretary of State of the State of Delaware.

(xxxix)	Resolutions of the sole member of DDR CRV Portfolio LLC, S.E., certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR CRV Portfolio LLC, S.E.

(xl)	Certificate of DDR CRV Portfolio LLC, S.E., certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR CRV Portfolio LLC, S.E., and attested to by David E. Weiss, Vice President, General Counsel and Assistant Secretary of DDR CRV Portfolio LLC, S.E.

(xli)	Articles of Organization of DDR DownREIT LLC, certified on April 27, 2005, by the Secretary of State of the State of Ohio.

(xlii)	Third Amended and Restated Operating Agreement of DDR DownREIT LLC, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR, the managing member of DDR DownREIT LLC.

(xliii)	A Certificate of Good Standing of DDR DownREIT LLC, issued on May 2, 2005, by the Secretary of State of the State of Ohio.

(xliv)	Resolutions of the managing member of DDR DownREIT LLC, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR, the managing member of DDR DownREIT LLC.

(xlv)	Certificate of DDR DownREIT LLC, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR and attested to by David E. Weiss, Vice President, General Counsel and Assistant Secretary of DDR.

(xlvi)	Articles of Organization of GS DDR LLC, certified on April 27, 2005, by the Secretary of State of the State of Ohio.

(xlvii)	Operating Agreement of GS DDR LLC, certified as of the date hereof, by Joan U. Allgood, Vice President and Secretary of DDR Realty Company, the sole member of GS DDR LLC.

(xlviii)	A Certificate of Good Standing of GS DDR LLC, issued on May 2, 2005, by the Secretary of State of the State of Ohio.

(xlix)	Resolutions of the Board of Trustees of DDR Realty Company, certified as of the date hereof, by Joan U. Allgood, Vice President and Secretary of DDR Realty Company, the sole member of GS DDR LLC.

(l)	Certificate of GS DDR LLC, certified as of the date hereof, by Joan U. Allgood, Vice President and Secretary of DDR Realty Company and attested to by David E. Weiss, Vice President of DDR Realty Company.

(li)	Articles of Organization of GS II DDR LLC, certified on April 27, 2005, by the Secretary of State of the State of Ohio.

(lii)	Operating Agreement of GS II DDR LLC, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR, the sole member of GS II DDR LLC.

(liii)	A Certificate of Good Standing of GS II DDR LLC, issued on May 2, 2005, by the Secretary of State of the State of Ohio.

(liv)	Resolutions of DDR, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR, the sole member of GS DDR LLC.

(lv)	Certificate of GS II DDR LLC, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR and attested to by David E. Weiss, Vice President, General Counsel and Assistant Secretary of DDR.

(lvi)	Declaration of Trust of DDR Realty Company, certified as of the date hereof, by Joan U. Allgood Vice President and Secretary of DDR Realty Company.

(lvii)	A Certificate of Existence of DDR Realty Company, issued on April 26, 2005, by the Secretary of State of the State of Maryland.

(lviii)	Resolutions of the Board of Trustees of DDR Realty Company, certified as of the date hereof, by Joan U. Allgood, Vice President and Secretary of DDR Realty Company.

(lix)	Certificate of DDR Realty Company, certified as of the date hereof, by Joan U. Allgood, Vice President and Secretary of DDR Realty Company and attested to by David E. Weiss, Vice President of DDR Realty Company.

(lx)	Certificate of Incorporation of JDN QRS Inc., certified on April 25, 2005, by the Secretary of State of the State of New York.

(lxi)	Bylaws of JDN QRS Inc., certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of JDN QRS Inc.

(lxii)	A Certificate of Good Standing of JDN QRS Inc., issued on April 25, 2005, by the Secretary of State of the State of New York.

(lxiii)	Resolutions of the Board of Directors of JDN QRS Inc., certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of JDN QRS Inc.

(lxiv)	Certificate of JDN QRS Inc., certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of JDN QRS Inc. and attested to by David E. Weiss, Vice President, General Counsel and Assistant Secretary of JDN QRS Inc.

(lxv)	Articles of Organization of Buffalo-Broad Associates, LLC, certified on April 27, 2005, by the Secretary of State of the State of Ohio.

(lxvi)	Amended and Restated Operating Agreement of Buffalo-Broad Associates, LLC, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR, the managing member of DDR DownREIT LLC, the sole member of Buffalo-Broad Associates, LLC.

(lxvii)	A Certificate of Good Standing of Buffalo-Broad Associates, LLC, issued on May 2, 2005, by the Secretary of State of the State of Ohio.

(lxviii)	Resolutions of Buffalo-Broad Associates, LLC, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR, the managing member of DDR DownREIT LLC, the sole member of Buffalo-Broad Associates, LLC.

(lxix)	Certificate of Buffalo-Broad Associates, LLC, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR and attested to by David E. Weiss, Vice President, General Counsel and Assistant Secretary of DDR.

(lxx)	Articles of Organization of Black Cherry Limited Liability Company, certified on February 28, 2005, by the Secretary of State of the State of Colorado.

(lxxi)	Operating Agreement of Black Cherry Limited Liability Company, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of JDN Realty Corporation, the sole member of Black Cherry Limited Liability Company.

(lxxii)	A Certificate of Good Standing of Buffalo-Broad Associates, LLC, issued on April 26, 2005, by the Secretary of State of the State of Colorado.

(lxxiii)	Resolutions of Black Cherry Limited Liability Company, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of JDN Realty Corporation, the sole member of Black Cherry Limited Liability Company.

(lxxiv)	Certificate of Black Cherry Limited Liability Company, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of JDN Realty Corporation and attested to by David E. Weiss, Vice President, General Counsel and Assistant Secretary of JDN Realty Corporation.

(lxxv)	Articles of Organization of Buffalo-Mooresville, LLC, certified on March 3, 2005, by the Secretary of State of the State of New York.

(lxxvi)	Operating Agreement of Buffalo-Mooresville, LLC, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of JDN Realty Corporation, the sole member of JDN Mooresville LLC, the manager of Buffalo-Post Falls Associates, L.L.C., the managing member of Buffalo-Mooresville, LLC.

(lxxvii)	A Certificate of Good Standing of Buffalo-Mooresville, LLC, issued on April 25, 2005, by the Secretary of State of the State of New York.

(lxxviii)	Resolutions of JDN Realty Corporation, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of JDN Realty Corporation, the sole member of JDN Mooresville LLC, the manager of Buffalo-Post Falls Associates, L.L.C., the managing member of Buffalo-Mooresville, LLC.

(lxxix)	Certificate of Buffalo-Mooresville, LLC, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of JDN Realty Corporation and attested to by David E. Weiss, Vice President, General Counsel and Assistant Secretary of JDN Realty Corporation.

(lxxx)	Certificate of Formation of JDN Mooresville, LLC.

(lxxxi)	Limited Liability Company Agreement of JDN Mooresville, LLC.

(lxxxii)	Certificate of Existence of JDN Mooresville, LLC, issued on April 26, 2005, by the Secretary of State of the State of Delaware.

(lxxxiii)	Articles of Organization of Buffalo-Post Falls Associates, L.L.C., certified on March 9, 2005, by the Secretary of State of the State of New York.

(lxxxiv)	Amended and Restated Operating Agreement of Buffalo-Post Falls Associates, L.L.C.

(lxxxv)	Certificate of Existence of Buffalo-Post Falls Associates, L.L.C., issued on April 25, 2005, by the Secretary of State of the State of New York.

(lxxxvi)	Certificate of Formation of BG Delaware Consumer Square LLC, certified on March 3, 2005, by the Secretary of State of the State of Delaware.

(lxxxvii)	Limited Liability Company Agreement of BG Delaware Consumer Square LLC, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of JDN QRS Inc., the sole member of BG Delaware Holdings LLC, the sole member of BG Delaware Consumer Square LLC.

(lxxxviii)	A Certificate of Good Standing of BG Delaware Consumer Square LLC, issued on April 26, 2005, by the Secretary of State of the State of Delaware.

(lxxxix)	Resolutions of JDN QRS Inc., certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of JDN QRS Inc., the sole member of BG Delaware Holdings LLC, the sole member of BG Delaware Consumer Square LLC.

(xc)	Certificate of BG Delaware Consumer Square LLC, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of JDN QRS Inc., and attested to by David E. Weiss, Vice President, General Counsel and Assistant Secretary of JDN QRS Inc.

(xci)	Certificate of Formation of Town Center Plaza, L.L.C., certified on March 3, 2005, by the Secretary of State of the State of Delaware.

(xcii)	Second Amended and Restated Operating Agreement of Town Center Plaza, L.L.C., certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR, the sole member of Town Center Plaza, L.L.C.

(xciii)	A Certificate of Good Standing of Town Center Plaza, L.L.C., issued on April 26, 2005, by the Secretary of State of the State of Delaware.

(xciv)	Resolutions of Town Center Plaza, L.L.C., certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR, the sole member of Town Center Plaza, L.L.C.

(xcv)	Certificate of Town Center Plaza, L.L.C., certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR, and attested to by David E. Weiss, Vice President, General Counsel and Assistant Secretary of DDR.

(xcvi)	Certificate of Formation of GS Erie LLC, certified on March 3, 2005, by the Secretary of State of the State of Delaware.

(xcvii)	Limited Liability Company Agreement of GS Erie LLC, certified as of the date hereof, by Joan U. Allgood, Vice President and Secretary of DDR Realty Company, the sole member of GS DDR LLC, the sole member of GS Erie LLC.

(xcviii)	A Certificate of Good Standing of GS Erie LLC, issued on April 26, 2005, by the Secretary of State of the State of Delaware.

(xcix)	Written Action of DDR Realty Company, certified as of the date hereof, by Joan U. Allgood, Vice President and Secretary of DDR Realty Company, the sole member of GS DDR LLC, the sole member of GS Erie LLC.

(c)	Certificate of GS Erie LLC, certified on the date hereof, by Joan U. Allgood, Vice President and Secretary of DDR Realty Company, and attested to by David E. Weiss, Vice President of DDR Realty Company.

(ci)	Certificate of Formation of GS Boardman LLC, certified on March 3, 2005, by the Secretary of State of the State of Delaware;

(cii)	Limited Liability Company Agreement of GS Boardman LLC, certified as of the date hereof, by Joan U. Allgood, Vice President and Secretary of DDR Realty Company, the sole member of GS DDR LLC, the sole member of GS Boardman LLC.

(ciii)	A Certificate of Good Standing of GS Boardman LLC, issued on April 26, 2005, by the Secretary of State of the State of Delaware.

(civ)	Written Action of DDR Realty Company, certified as of the date hereof, by Joan U. Allgood, Vice President and Secretary of DDR Realty Company, the sole member of GS DDR LLC, the sole member of GS Boardman LLC.

(cv)	Certificate of GS Boardman LLC, certified on the date hereof, by Joan U. Allgood, Vice President and Secretary of DDR Realty Company, and attested to by David E. Weiss, Vice President of DDR Realty Company.

(cvi)	Certificate of Formation of GS Sunset LLC, certified on March 3, 2005, by the Secretary of State of the State of Delaware;

(cvii)	Limited Liability Company Agreement of GS Sunset LLC, certified as of the date hereof, by Joan U. Allgood, Vice President and Secretary of DDR Realty Company, the sole member of GS DDR LLC, the sole member of GS Sunset LLC.

(cviii)	A Certificate of Good Standing of GS Sunset LLC, issued on April 26, 2005, by the Secretary of State of the State of Delaware.

(cix)	Written Action of DDR Realty Company, certified as of the date hereof, by Joan U. Allgood, Vice President and Secretary of DDR Realty Company, the sole member of GS DDR LLC, the sole member of GS Sunset LLC.

(cx)	Certificate of GS Sunset LLC, certified on the date hereof, by Joan U. Allgood, Vice President and Secretary of DDR Realty Company, and attested to by David E. Weiss, Vice President of DDR Realty Company.

(cxi)	Certificate of Formation of GS Brentwood LLC, certified on March 3, 2005, by the Secretary of State of the State of Delaware;

(cxii)	Limited Liability Company Agreement of GS Brentwood LLC, certified as of the date hereof, by Joan U. Allgood, Vice President and Secretary of DDR Realty Company, the sole member of GS DDR LLC, the sole member of GS Brentwood LLC.

(cxiii)	A Certificate of Good Standing of GS Brentwood LLC, issued on April 26, 2005, by the Secretary of State of the State of Delaware.

(cxiv)	Written Action of DDR Realty Company, certified as of the date hereof, by Joan U. Allgood, Vice President and Secretary of DDR Realty Company, the sole member of GS DDR LLC, the sole member of GS Brentwood LLC.

(cxv)	Certificate of GS Brentwood LLC, certified on the date hereof, by Joan U. Allgood, Vice President and Secretary of DDR Realty Company, and attested to by David E. Weiss, Vice President of DDR Realty Company.

(cxvi)	Certificate of Formation of GS II Jacksonville Regional LLC, certified on March 3, 2005, by the Secretary of State of the State of Delaware.

(cxvii)	Limited Liability Company Agreement of GS II Jacksonville Regional LLC, certified as of the date hereof, by Joan U. Allgood Senior Vice President and Secretary of DDR, the sole member of GS II DDR LLC, the sole member of GS II Jacksonville Regional LLC.

(cxviii)	A Certificate of Good Standing for GS II Jacksonville Regional LLC, issued on April 26, 2005, by the Secretary of State of the State of Delaware.

(cxix)	Omnibus Resolution of DDR, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR, the sole member of GS II DDR LLC, the sole member of GS II Jacksonville Regional LLC.

(cxx)	Certificate of GS II Jacksonville Regional LLC, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR and attested to by David E. Weiss, Vice President, General Counsel and Assistant Secretary of DDR.

(cxxi)	Certificate of Formation of GS II Oxford Commons LLC, certified on March 3, 2005, by the Secretary of State of the State of Delaware.

(cxxii)	Limited Liability Company Agreement of GS II Oxford Commons LLC, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR, the sole member of GS II DDR LLC, the sole member of GS II Oxford Commons LLC.

(cxxiii)	A Certificate of Good Standing for GS II Oxford Commons LLC, issued on April 26, 2005, by the Secretary of State of the State of Delaware.

(cxxiv)	Omnibus Resolution of DDR, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR, the sole member of GS II DDR LLC, the sole member of GS II Oxford Commons LLC.

(cxxv)	Certificate of GS II Oxford Commons LLC, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR and attested to by David E. Weiss, Vice President, General Counsel and Assistant Secretary of DDR.

(cxxvi)	Certificate of Formation of GS II University Centre LLC, certified on March 3, 2005, by the Secretary of State of the State of Delaware.

(cxxvii)	Limited Liability Company Agreement of GS II University Centre LLC, certified as of the date hereof, by Joan U. Allgood Senior Vice President and Secretary of DDR, the sole member of GS II DDR LLC, the sole member of GS II University Centre LLC.

(cxxviii)	A Certificate of Good Standing for GS II University Centre LLC, issued on April 26, 2005, by the Secretary of State of the State of Delaware.

(cxxix)	Omnibus Resolution of DDR, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR, the sole member of GS II DDR LLC, the sole member of GS II University Centre LLC.

(cxxx)	Certificate of GS II University Centre LLC, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR and attested to by David E. Weiss, Vice President, General Counsel and Assistant Secretary of DDR.

(cxxxi)	Certificate of Formation of GS II Meridian Crossroads LLC, certified on March 3, 2005, by the Secretary of State of the State of Delaware.

(cxxxii)	Limited Liability Company Agreement of GS II Meridian Crossroads LLC, certified as of the date hereof, by Joan U. Allgood Senior Vice President and Secretary of DDR, the sole member of GS II DDR LLC, the sole member of GS II Meridian Crossroads LLC.

(cxxxiii)	A Certificate of Good Standing for GS II Meridian Crossroads LLC, issued on April 26, 2005, by the Secretary of State of the State of Delaware.

(cxxxiv)	Omnibus Resolution of DDR, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR, the sole member of GS II DDR LLC, the sole member of GS II Meridian Crossroads LLC.

(cxxxv)	Certificate of GS II Meridian Crossroads LLC, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR and attested to by David E. Weiss, Vice President, General Counsel and Assistant Secretary of DDR.

(cxxxvi)	Certificate of Formation of GS II Indian Hills LLC, certified on March 3, 2005, by the Secretary of State of the State of Delaware.

(cxxxvii)	Limited Liability Company Agreement of GS II Indian Hills LLC, certified as of the date hereof, by Joan U. Allgood Senior Vice President and Secretary of DDR, the sole member of GS II DDR LLC, the sole member of GS II Indian Hills LLC.

(cxxxviii)	A Certificate of Good Standing for GS II Indian Hills LLC, issued on April 26, 2005, by the Secretary of State of the State of Delaware.

(cxxxix)	Omnibus Resolution of DDR, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR, the sole member of GS II DDR LLC, the sole member of GS II Indian Hills LLC.

(cxl)	Certificate of GS II Indian Hills LLC, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR and attested to by David E. Weiss, Vice President, General Counsel and Assistant Secretary of DDR.

(cxli)	Certificate of Formation of GS II Green Ridge LLC, certified on March 3, 2005, by the Secretary of State of the State of Delaware.

(cxlii)	Limited Liability Company Agreement of GS II Green Ridge LLC, certified as of the date hereof, by Joan U. Allgood Senior Vice President and Secretary of DDR, the sole member of GS II DDR LLC, the sole member of GS II Green Ridge LLC.

(cxliii)	A Certificate of Good Standing for GS II Green Ridge LLC, issued on April 26, 2005, by the Secretary of State of the State of Delaware.

(cxliv)	Omnibus Resolution of DDR, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR, the sole member of GS II DDR LLC, the sole member of GS II Green Ridge LLC.

(cxlv)	Certificate of GS II Green Ridge LLC, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR and attested to by David E. Weiss, Vice President, General Counsel and Assistant Secretary of DDR.

(cxlvi)	Certificate of Formation of GS II Uptown Solon LLC, certified on March 3, 2005, by the Secretary of State of the State of Delaware.

(cxlvii)	Limited Liability Company Agreement of GS II Uptown Solon LLC, certified as of the date hereof, by Joan U. Allgood Senior Vice President and Secretary of DDR, the sole member of GS II DDR LLC, the sole member of GS II Uptown Solon LLC.

(cxlviii)	A Certificate of Good Standing for GS II Uptown Solon LLC, issued on April 26, 2005, by the Secretary of State of the State of Delaware.

(cxlix)	Omnibus Resolution of DDR, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR, the sole member of GS II DDR LLC, the sole member of GS II Uptown Solon LLC.

(cl)	Certificate of GS II Uptown Solon LLC, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR and attested to by David E. Weiss, Vice President, General Counsel and Assistant Secretary of DDR.

(cli)	Certificate of Formation of GS II North Pointe LLC, certified on March 3, 2005, by the Secretary of State of the State of Delaware.

(clii)	Limited Liability Company Agreement of GS II North Pointe LLC, certified as of the date hereof, by Joan U. Allgood Senior Vice President and Secretary of DDR, the sole member of GS II DDR LLC, the sole member of GS II North Pointe LLC.

(cliii)	A Certificate of Good Standing for GS II North Pointe LLC, issued on April 26, 2005, by the Secretary of State of the State of Delaware.

(cliv)	Omnibus Resolution of DDR, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR, the sole member of GS II DDR LLC, the sole member of GS II North Pointe LLC.

(clv)	Certificate of GS II North Pointe LLC, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR and attested to by David E. Weiss, Vice President, General Counsel and Assistant Secretary of DDR.

(clvi)	Certificate of Formation of GS II Brook Highland LLC, certified on March 3, 2005, by the Secretary of State of the State of Delaware.

(clvii)	Limited Liability Company Agreement of GS II Brook Highland LLC, certified as of the date hereof, by Joan U. Allgood Vice President and Secretary of Developers Diversified of Alabama, Inc., the sole member of GS II Brook Highland LLC.

(clviii)	A Certificate of Good Standing for GS II Brook Highland LLC, issued on April 26, 2005, by the Secretary of State of the State of Delaware.

(clix)	Written Action of the Sole Member of GS II Brook Highland LLC, certified as of the date hereof, by Joan U. Allgood, Vice President and Secretary of Developers Diversified of Alabama, Inc., the sole member of GS II Brook Highland LLC.

(clx)	Certificate of GS II Brook Highland LLC, certified as of the date hereof, by Joan U. Allgood, Vice President and Secretary of Developers Diversified of Alabama, Inc. and attested to by David E. Weiss, Vice President of Developers Diversified of Alabama, Inc.

(clxi)	Certificate of Formation of GS II Big Oaks LLC, certified on March 3, 2005, by the Secretary of State of the State of Delaware.

(clxii)	Limited Liability Company Agreement of GS II Big Oaks LLC, certified as of the date hereof, by Joan U. Allgood, Vice President and Secretary of Developers Diversified of Mississippi, Inc., the sole member of GS II Big Oaks LLC.

(clxiii)	A Certificate of Good Standing for GS II Big Oaks LLC, issued on April 26, 2005, by the Secretary of State of the State of Delaware.

(clxiv)	Written Action of the Sole Member of GS II Big Oaks LLC, certified as of the date hereof, by Joan U. Allgood, Vice President and Secretary of Developers Diversified of Mississippi, Inc., the sole member of GS II Big Oaks LLC.

(clxv)	Certificate of GS II Big Oaks LLC, certified as of the date hereof, by Joan U. Allgood, Vice President and Secretary of Developers Diversified of Alabama, Inc. and attested to by David E. Weiss, Vice President of Developers Diversified of Mississippi, Inc.

(clxvi)	Certificate of Formation of DDR Senorial LLC, S.E., certified on January 24, 2005, by the Secretary of State of the State of Delaware.

(clxvii)	Limited Liability Company Agreement of DDR Senorial LLC, S.E., certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR Senorial LLC, S.E.

(clxviii)	A Certificate of Good Standing for DDR Senorial LLC, S.E., issued on April 26, 2005, by the Secretary of State of the State of Delaware.

(clxix)	Written Action of DDR, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR Senorial LLC, S.E.

(clxx)	Certificate of DDR Senorial LLC, S.E., certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR Senorial LLC, S.E., and attested to by David E. Weiss, Vice President, General Counsel and Assistant Secretary of DDR Senorial LLC, S.E.

(clxxi)	Certificate of Formation of DDR Atlantico LLC, S.E., certified on January 24, 2005, by the Secretary of State of the State of Delaware.

(clxxii)	Limited Liability Company Agreement of DDR Atlantico LLC, S.E., certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR Atlantico LLC, S.E.

(clxxiii)	A Certificate of Good Standing for DDR Atlantico LLC, S.E., issued on April 26, 2005, by the Secretary of State of the State of Delaware.

(clxxiv)	Written Action of DDR, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR Atlantico LLC, S.E.

(clxxv)	Certificate of DDR Atlantico LLC, S.E., certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR Atlantico LLC, S.E., and attested to by David E. Weiss, Vice President, General Counsel and Assistant Secretary of DDR Atlantico LLC, S.E.

(clxxvi)	Certificate of Formation of DDR Rexville LLC, S.E., certified on January 24, 2005, by the Secretary of State of the State of Delaware.

(clxxvii)	Limited Liability Company Agreement of DDR Rexville LLC, S.E., certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR Rexville LLC, S.E.

(clxxviii)	A Certificate of Good Standing for DDR Rexville LLC, S.E., issued on April 26, 2005, by the Secretary of State of the State of Delaware.

(clxxix)	Written Action of DDR, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR Rexville LLC, S.E.

(clxxx)	Certificate of DDR Rexville LLC, S.E., certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR Rexville LLC, S.E., and attested to by David E. Weiss, Vice President, General Counsel and Assistant Secretary of DDR Rexville LLC, S.E.

(clxxxi)	Certificate of Formation of DDR Rio Hondo LLC, S.E., certified on January 24, 2005, by the Secretary of State of the State of Delaware.

(clxxxii)	Limited Liability Company Agreement of DDR Rio Hondo LLC, S.E., certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR Rio Hondo LLC, S.E.

(clxxxiii)	A Certificate of Good Standing for DDR Rio Hondo LLC, S.E., issued on April 26, 2005, by the Secretary of State of the State of Delaware.

(clxxxiv)	Written Action of DDR, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR Rio Hondo LLC, S.E.

(clxxxv)	Certificate of DDR Rio Hondo LLC, S.E., certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR Rio Hondo LLC, S.E., and attested to by David E. Weiss, Vice President, General Counsel and Assistant Secretary of DDR Rio Hondo LLC, S.E.

(clxxxvi)	Certificate of Limited Partnership of Retail Value Investment Program IIIC Limited Partnership, certified on March 8, 2005, by the Secretary of State of the State of Delaware.

(clxxxvii)	Limited Partnership Agreement of Retail Value Investment Program IIIC Limited Partnership, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR.

(clxxxviii)	A Certificate of Good Standing for Retail Value Investment Program IIIC Limited Partnership, issued on April 26, 2005, by the Secretary of State of the State of Delaware.

(clxxxix)	Certificate of Retail Value Investment Program IIIC Limited Partnership, certified as of the date hereof, by Joan U. Allgood, Senior Vice President and Secretary of DDR and attested to by David E. Weiss, Vice President, General Counsel and Assistant Secretary of DDR.

EXHIBIT D

Certificate of Officer
to Baker & Hostetler LLP

     This Certificate is delivered to Baker & Hostetler LLP by the undersigned, David E. Weiss, Vice President and General Counsel of DDR PR Ventures LLC, S.E. (“Qualified Borrower”) and of Developers Diversified Realty Corporation (“DDR”); the Vice President and Assistant Secretary of DD Development Company II, Inc., Developers Diversified of Alabama, Inc., Developers Diversified of Mississippi, Inc. and JDN Realty Corporation; and the Vice President and Assistant Secretary of the sole or managing member of BG Delaware Holdings LLC, DDR CRV Portfolio LLC, S.E., DDR DownREIT LLC, GS DDR LLC and GS II DDR LLC (collectively, the “Assignors”). This Certificate will be relied upon by Baker & Hostetler LLP for the accuracy and completeness of the facts set forth below in rendering the opinion (the “Opinion”) of Baker & Hostetler LLP to be delivered at the closing of the transactions contemplated by the Secured Term Loan Agreement, dated as of the date hereof (the “Loan Agreement”), among DDR, Qualified Borrower, KeyBank National Association and the several banks, financial institutions and other entities party thereto (“Lenders”), and KeyBank National Association, as administrative agent.

     The undersigned hereby certifies to Baker & Hostetler LLP that:

     1. All certificates being delivered by officers, members or managers of Qualified Borrower, DDR and each Assignor at the closing of the Loan Documents are accurate.

     2. The representations and warranties of Qualified Borrower and of DDR set forth in the Loan Agreement are accurate.

     3. Accurate and complete copies of all the records of all proceedings of the incorporators, Board of Directors, any committees of the Board of Directors, and the shareholders or members of Qualified Borrower, DDR and each Assignor have been made available to Baker & Hostetler LLP.

     4. No proceedings are pending or contemplated to liquidate or dissolve Qualified Borrower, DDR or any Assignor.

     5. No proceedings are pending or contemplated to rescind or challenge the effectiveness of any of the resolutions of Qualified Borrower, DDR or any Assignor that were adopted to authorize the transactions contemplated by the Loan Documents.

     6. The execution and delivery of the documents set forth on Exhibit A (the “Loan Documents”) by Qualified Borrower, DDR and the Assignors and the performance by Qualified Borrower, DDR and the Assignors of their respective obligations under the Loan Documents do not and will not (i) result in a breach of, or constitute a default under, any agreement or instrument to which Qualified Borrower, DDR or any Assignor is a party, (ii) to our knowledge, result in the creation or imposition of any liens on any of the assets of Qualified Borrower, DDR or any Assignor, except as provided in the Loan Documents or (vi) violate or constitute a breach of any applicable judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over Qualified Borrower, DDR, an Assignor or any of their respective properties or assets.

     7. There are no actions, suits or proceedings pending or, the knowledge of the undersigned, threatened against Qualified Borrower, any Assignor or DDR before any court or governmental entity or instrumentality that, if determined adversely to Qualified Borrower, any Assignor or DDR would have a material adverse effect on Qualified Borrower, the Assignors and DDR, taken as a whole, or that challenges the validity or enforceability of, or can reasonably be expected to adversely affect the consummation of the transactions contemplated by, or materially affect the ability of Qualified Borrower, any Assignor or DDR to perform its obligations under, the Loan Documents to which it is a party.

     8. None of the Company Interests or the Partnership Interests (as defined in the Loan Agreement) is dealt in or traded on securities exchanges or in securities markets.

     9. None of the Pledged Equity Entities (as defined in the Loan Agreement) is registered as an investment company, a unit investment trust or a face-amount certificate company under the federal investment company laws.

     10. The only Pledged Equity Entities that are evidenced by certificates are DDR Senorial LLC, S.E., DDR Rexville LLC, S.E., DDR Rio Hondo LLC, S.E. and DDR Atlantico LLC, S.E.

     11. Other than the Pledged Equity Entities that are evidenced by certificates, no Pledged Equity Entity nor any Assignor has taken any action that would make the Pledged Equity Interests subject to the terms of Article 8 of the Uniform Commercial Code.

     Executed and delivered to Baker & Hostetler LLP as of June 29, 2005.

David E. Weiss, Vice President and General Counsel
of DDR PR Ventures LLC, S.E. and Developers
Diversified Realty Corporation; Vice President and
Assistant Secretary of DD Development Company II, Inc.,
Developers Diversified of Alabama, Inc., Developers
Diversified of Mississippi, Inc., and JDN Realty
Corporation and Vice President and Assistant Secretary
of the Sole or Managing Member of BG Delaware Holdings
LLC, DDR CRV Portfolio LLC, S.E., DDR DownREIT LLC, GS
DDR LLC and GS II DDR LLC

EXHIBIT A

LOAN DOCUMENTS

(i)	Loan Agreement;

(ii)	Note, dated the date hereof, by DDR to the order of KeyBank National Association in the principal face amount of $27,500,000.00;

(iii)	Note, dated the date hereof, by Qualified Borrower to the order of KeyBank National Association in the principal face amount of $60,000,000.00;

(iv)	Note, dated the date hereof, by DDR to the order of Bank of America, N.A. in the principal face amount of $27,500,000.00;

(v)	Note, dated the date hereof, by DDR to the order of ING Real Estate Finance (USA) LLC in the principal face amount of $25,000,000.00;

(vi)	Note, dated the date hereof, by DDR to the order of Commerzbank AG in the principal face amount of $25,000,000.00;

(vii)	Note, dated the date hereof, by DDR to the order of PNC Bank, National Association in the principal face amount of $25,000,000.00;

(viii)	Note, dated the date hereof, by DDR to the order of AIB Debt Management Limited in the principal face amount of $20,000,000.00;

(ix)	Note, dated the date hereof, by DDR to the order of The Bank of Nova Scotia in the principal face amount of $20,000,000.00;

(x)	Note, dated the date hereof, by DDR to the order of Eurohypo AG, New York Branch in the principal face amount of $20,000,000.00;

(xi)	Note, dated the date hereof, by DDR to the order of Comerica Bank in the principal face amount of $15,000,000.00;

(xii)	Note, dated the date hereof, by DDR to the order of Sumitomo Mitsui Banking Corporation in the principal face amount of $15,000,000.00;

(xiii)	Unconditional Guaranty of Payment and Performance, dated the date hereof, made by DDR CRV Portfolio LLC, S.E., GS DDR LLC and GS II DDR LLC for the benefit of KeyBank National Association (the “Unconditional Guaranty”);

(xiv)	Unconditional Limited Guaranty of Payment and Performance, dated the date hereof, made by BG Delaware Holdings LLC, DD Development

Company II, Inc., Developers Diversified of Alabama, Inc., Developers Diversified of Mississippi, Inc., JDN Realty Corporation and DDR DownREIT LLC for the benefit of KeyBank National Association (the “Unconditional Limited Guaranty”);

(xv)	Unconditional Guaranty of Payment and Performance, dated the date hereof, made by DDR for the benefit of KeyBank National Association (the “Qualified Borrower Guaranty”);

(xvi)	Contribution Agreement, dated the date hereof, among DDR, Qualified Borrower and the Assignors;

(xvii)	Collateral Assignment of Interests, dated the date hereof, by DDR to KeyBank National Association;

(xviii)	Collateral Assignment of Interests, dated the date hereof, by DD Development Company II, Inc. to KeyBank National Association;

(xix)	Collateral Assignment of Interests, dated the date hereof, by DDR DownREIT LLC to KeyBank National Association;

(xx)	Collateral Assignment of Interests, dated the date hereof, by GS DDR LLC to KeyBank National Association;

(xxi)	Collateral Assignment of Interests, dated the date hereof, by GS II DDR LLC to KeyBank National Association;

(xxii)	Collateral Assignment of Interests, dated the date hereof, by Developers Diversified of Mississippi, Inc. to KeyBank National Association;

(xxiii)	Collateral Assignment of Interests, dated the date hereof, by Developers Diversified of Alabama, Inc. to KeyBank National Association;

(xxiv)	Collateral Assignment of Interests, dated the date hereof, by JDN Realty Corporation to KeyBank National Association;

(xxv)	Collateral Assignment of Interests, dated the date hereof, by BG Delaware Holdings LLC to KeyBank National Association;

(xxvi)	Collateral Assignment of Interests, dated the date hereof, by DDR CRV Portfolio LLC, S.E. to KeyBank National Association;

(xxvii)	Account Security, Pledge, Assignment and Control Agreement, dated the date hereof, among DDR, KeyBank National Association as Administrative Agent and KeyBank National Association as depository bank;

(xxviii)	Acknowledgment, dated the date hereof, by Buffalo-Broad Associates, LLC to KeyBank National Association;

(xxix)	Acknowledgment, dated the date hereof, by Buffalo-Mooresville, LLC to KeyBank National Association;

(xxx)	Acknowledgment, dated the date hereof, by BG Delaware Consumer Square LLC to KeyBank National Association;

(xxxi)	Acknowledgment, dated the date hereof, by Town Center Plaza, L.L.C. to KeyBank National Association;

(xxxii)	Acknowledgment, dated the date hereof, by Retail Value Investment Program IIIC Limited Partnership to KeyBank National Association;

(xxxiii)	Acknowledgment, dated the date hereof, by Black Cherry Limited Liability Company to KeyBank National Association;

(xxxiv)	Acknowledgment, dated the date hereof, GS II Meridian Crossroads LLC to KeyBank National Association;

(xxxv)	Acknowledgment, dated the date hereof, GS II University Centre LLC to KeyBank National Association;

(xxxvi)	Acknowledgment, dated the date hereof, GS II Uptown Solon LLC to KeyBank National Association;

(xxxvii)	Acknowledgment, dated the date hereof, GS II Indian Hills LLC to KeyBank National Association;

(xxxviii)	Acknowledgment, dated the date hereof, GS II North Pointe LLC to KeyBank National Association;

(xxxix)	Acknowledgment, dated the date hereof, GS II Oxford Commons LLC to KeyBank National Association;

(xl)	Acknowledgment, dated the date hereof, GS II Green Ridge LLC to KeyBank National Association;

(xli)	Acknowledgment, dated the date hereof, GS II Jacksonville Regional LLC to KeyBank National Association;

(xlii)	Acknowledgment, dated the date hereof, by GS II Brook Highland LLC to KeyBank National Association;

(xliii)	Acknowledgment, dated the date hereof, by GS II Big Oaks LLC to KeyBank National Association;

(xliv)	Acknowledgment, dated the date hereof, by GS Erie LLC to KeyBank National Association;

(xlv)	Acknowledgment, dated the date hereof, by GS Brentwood LLC to KeyBank National Association;

(xlvi)	Acknowledgment, dated the date hereof, by GS Boardman LLC to KeyBank National Association;

(xlvii)	Acknowledgment, dated the date hereof, by GS Sunset LLC to KeyBank National Association;

(xlviii)	Acknowledgment, dated the date hereof, by DDR Senorial LLC, S.E., to KeyBank National Association;

(xlix)	Acknowledgment, dated the date hereof, by DDR Atlantico LLC, S.E. to KeyBank National Association;

(l)	Acknowledgment, dated the date hereof, by DDR Rexville LLC, S.E. to KeyBank National Association;

(li)	Acknowledgment, dated the date hereof, by DDR Rio Hondo LLC, S.E. to KeyBank National Association;

(lii)	Agreement Regarding Fees, dated March 9, 2005, between KeyBank National Association and DDR;

(liii)	Two UCC-1 financing statements naming Developers Diversified Realty Corporation as debtor and KeyBank National Association as secured party to be filed in the Office of the Secretary of State of the State of Ohio;

(liv)	A UCC-1 financing statement naming DD Development Company II, Inc. as debtor and KeyBank National Association as secured party to be filed in the Office of the Secretary of State of the State of Ohio;

(lv)	A UCC-1 financing statement naming Developers Diversified of Mississippi, Inc. as debtor and KeyBank National Association as secured party to be filed in the Office of the Secretary of State of the State of Ohio;

(lvi)	A UCC-1 financing statement naming DDR DownREIT LLC as debtor and KeyBank National Association as secured party to be filed in the Office of the Secretary of State of the State of Ohio;

(lvii)	A UCC-1 financing statement naming GS DDR LLC as debtor and KeyBank National Association as secured party to be filed in the Office of the Secretary of State of the State of Ohio;

(lviii)	A UCC-1 financing statement naming GS II DDR LLC as debtor and KeyBank National Association as secured party to be filed in the Office of the Secretary of State of the State of Ohio;

(lix)	A UCC-1 financing statement naming BG Delaware Holdings LLC as debtor and KeyBank National Association as secured party to be filed in the Office of the Secretary of State of the State of Delaware;

(lx)	A UCC-1 financing statement naming DDR CRV Portfolio LLC, S.E. as debtor and KeyBank National Association as secured party to be filed in the Office of the Secretary of State of the State of Delaware;

(lxi)	A UCC-1 financing statement naming Developers Diversified of Alabama, Inc. as debtor and KeyBank National Association as secured party to be filed in the Office of the Secretary of State of the State of Alabama;

(lxii)	A UCC-1 financing statement naming JDN Realty Corporation as debtor and KeyBank National Association as secured party to be filed in the Office of the Secretary of State of the State of Maryland;

(lxiii)	DDR Senorial LLC, S.E. Limited Liability Company Interest Power from DDR CRV Portfolio LLC, S.E. to KeyBank National Association;

(lxiv)	DDR Atlantico LLC, S.E. Limited Liability Company Interest Power from DDR CRV Portfolio LLC, S.E. to KeyBank National Association;

(lxv)	DDR Rexville LLC, S.E. Limited Liability Company Interest Power from DDR CRV Portfolio LLC, S.E. to KeyBank National Association;

(lxvi)	DDR Rio Hondo LLC, S.E. Limited Liability Company Interest Power from DDR CRV Portfolio LLC, S.E. to KeyBank National Association;

(lxvii)	Cash Collateral Agreement, dated the date hereof, among Developers Diversified Realty Corporation, KeyBank National Association as Administrative Agent and KeyBank National Association as Depository Bank.

EXHIBIT C

COMPLIANCE CERTIFICATE

To:	The Administrative Agent and
the Lenders party to the Agreement
described below

For the Fiscal Quarter Ending
For the Fiscal Year Ending

     This Compliance Certificate is furnished pursuant to Section 6.1(iv) of the Secured Term Loan Agreement dated as of June ___, 2005 (as modified and amended from time to time, the “Agreement”), among DEVELOPERS DIVERSIFIED REALTY CORPORATION and any additional qualified Borrowers that are parties thereto (collectively, the “Borrower”), KEYBANK NATIONAL ASSOCIATION (the “Administrative Agent”), the several banks, financial institutions and other entities from time to time parties thereto (collectively, with the Arrangers, the “Lenders”), and KEYBANK NATIONAL ASSOCIATION, not individually, but as “Administrative Agent.” Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

     The undersigned                                         , the                                          of the Borrower hereby certifies as follows:

     1. The financial statements referred to in Section 6.1(i), 6.1(ii), 6.1(iii) or 6.1(iv), as the case may be, of the Agreement which are delivered concurrently with the delivery of this Compliance Certificate fairly present in all material respects the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then-ended, in accordance with GAAP applied consistently throughout such period and with prior periods (except as approved by the accountants performing the audit in connection therewith or the undersigned, as the case may be, and disclosed therein), subject, in the case of interim financial statements, to normal and customary year-end adjustments.

     2. The covenants listed below are calculated as of the date set forth above or for the period of two consecutive fiscal quarters of the Borrower ending on the date set forth above, as appropriate.

     3. As of the date hereof, to the best of the undersigned’s knowledge, no Default or Unmatured Default exists.

C-1

     The foregoing certifications, together with the covenant computations attached hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this            day of                     , 200   .

DEVELOPERS DIVERSIFIED REALTY CORPORATION

By:
Print Name:
Title:

C-2

EXHIBIT D

ASSIGNMENT AGREEMENT

     This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (as amended, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower(s):

4.	Administrative Agent:	, as the administrative agent under the Loan Agreement

[1]	Select as applicable.

5.	Loan Agreement:	[The [amount] Loan Agreement dated as of ___among [name of Borrower(s)], the Lenders parties thereto, [name of Administrative Agent], as Administrative Agent, and the other agents parties thereto]

6.	Assigned Interest:

Aggregate Amount of	Amount of	Percentage Assigned
Commitment/Loans	Commitment/Loans	of
for all Lenders	Assigned[2]	Commitment/Loans[3]
$	$	%
$	$	%
$	$	%

[2]	The amount of Commitment/Loans assigned shall not be less than $5,000,000 without the Administrative Agent’s prior consent unless such assignee is acquiring all of the assigning Lender’s Commitment/Loans.

[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Effective Date:                                       , 20           [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and]4 Accepted:

[NAME OF ADMINISTRATIVE AGENT], as
Administrative Agent

By
Title:

[Consented to:]5

DEVELOPERS DIVERSIFIED REALTY CORPORATION,
an Ohio corporation

By
Title:

[4]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[5]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX 1

SECURED TERM LOAN AGREEMENT DATED AS OF                     , 2005
AMONG DEVELOPERS DIVERSIFIED REALTY CORPORATION, THE
LENDERS PARTY THERETO, KEYBANK NATIONAL ASSOCIATION, AS
ADMINISTRATIVE AGENT, AND THE OTHER AGENTS PARTY THERETO

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

     1. Representations and Warranties.

     1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

     1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it satisfies the requirements, if any, specified in the Loan Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the :Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

     2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

     3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Ohio.

EXHIBIT E

LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To:	KeyBank National Association,
as Administrative Agent (the “Agent”)
under the Loan Agreement Described Below

Re:	Secured Term Loan Agreement, dated June 29, 2005 (as the same may be amended or modified, the “Loan Agreement”), among Developers Diversified Realty Corporation, a corporation organized under the laws of the State of Ohio (the “Borrower”), the Agent, and the Lenders named therein. Terms used herein and not otherwise defined shall have the meanings assigned thereto in the Loan Agreement.

     The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Loan Agreement or based on any telephonic notice made in accordance with Section 2.14 of the Loan Agreement.

Facility Identification Number(s)

Customer/Account Name

Transfer Funds To

For Account No.

Reference/Attention To

Authorized Officer (Customer Representative)	Date

(Please Print)	Signature

Bank Officer Name	Date

(Please Print)	Signature

(Deliver Completed Form to Credit Support Staff For Immediate Processing)

E-1

EXHIBIT F-1

UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE

     FOR AND IN CONSIDERATION OF the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid or delivered to the entities executing this Unconditional Guaranty of Payment and Performance (such entities are sometimes hereinafter referred to individually as “Guarantor” and collectively as “Guarantors”) the receipt and sufficiency whereof is hereby acknowledged by Guarantors, and for the purpose of seeking to induce KEYBANK NATIONAL ASSOCIATION, a national banking association (hereinafter referred to as “Lender,” which term shall also include each other Lender which may now or hereafter become a party to the “Loan Agreement” (as hereinafter defined) and shall also include any such individual Lender acting as administrative agent for all the Lenders), to extend credit or otherwise provide financial accommodations to DEVELOPERS DIVERSIFIED REALTY CORPORATION, an Ohio corporation (“DDR”) and each Subsidiary which is a Qualified Borrower under the Loan Agreement (such Subsidiaries together with DDR being hereinafter referred to collectively as “Borrower”), which extension of credit and provision of financial accommodations will be to the direct interest, advantage and benefit of Guarantors, Guarantors do hereby jointly and severally, absolutely, unconditionally and irrevocably guarantee to Lender:

          (a) the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of (i) those certain Notes dated of even date herewith made by DDR to the order of KeyBank National Association (“KeyBank”) and the other Lenders that are parties to the Loan Agreement (as hereinafter defined) and (ii) those certain Notes dated of even date herewith made by each Qualified Borrower to the order of KeyBank National Association (“KeyBank”) and the other Lenders that are parties to the Loan Agreement, in the aggregate principal face amount of up to Two Hundred Twenty Million and No/100 Dollars ($220,000,000.00), together with interest as provided in the Notes, together with any replacements, supplements, renewals, modifications, consolidations, restatements and extensions thereof; and

          (b) the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of each other note as may be issued under that certain Secured Term Loan Agreement dated of even date herewith (hereinafter referred to as the “Loan Agreement”) among Borrower, KeyBank, for itself and as Agent, and the other Lenders now or hereafter a party thereto, together with interest as provided in each such note, together with any replacements, supplements, renewals, modifications, consolidations, restatements, increases, and extensions thereof (each of the Notes described in subparagraph (a) above and this subparagraph (b) are hereinafter referred to collectively as the “Note”); and

          (c) the full and prompt payment and performance of all obligations of Borrower to Lender under the terms of the Loan Agreement, together with any replacements, supplements, renewals, modifications, consolidations, restatements and extensions thereof;

          (d) the full and prompt payment and performance of any and all other obligations of Borrower to Lender under the Security Documents, together with any replacements, supplements, renewals, modifications, consolidations, restatements and extensions thereof; and

          (e) the full and prompt payment and performance of any and all other obligations of Borrower to Lender under any other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced by the Note or the Loan Agreement (the Note, the Security Documents, the Loan Agreement and said other agreements, documents and instruments, including, without limitation, the Qualified Borrower Guaranty, are hereinafter collectively referred to as the “Loan Documents” and individually referred to as a “Loan Document”). Without limiting the generality of the foregoing, Guarantors acknowledge the terms of Section 2.1 of the Loan Agreement pursuant to which the Aggregate Commitment under the Loan Agreement may be increased from $220,000,000.00 to $400,000,000.00 and agree that this Guaranty shall extend and be applicable to each new or replacement note delivered by Borrower in connection with any such increase and all other obligations of Borrower under the Loan Documents as a result of such increase without notice to or consent from Guarantors, or any of them.

     All terms used herein and not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

     1. Agreement to Pay and Perform; Costs of Collection. Guarantors do hereby agree that if the Note is not paid by Borrower in accordance with its terms, or if any and all sums which are now or may hereafter become due from Borrower to Lender under the Loan Documents are not paid by Borrower in accordance with their terms, or if any and all other Obligations are not performed by Borrower in accordance with their terms, Guarantors will immediately make such payments and perform such Obligations. Guarantors further agree to pay Lender on demand all costs and expenses (including court costs and reasonable attorneys’ fees and disbursements) paid or incurred by Lender in endeavoring to collect the Obligations, to enforce any of the Obligations, or any portion thereof, or to enforce this Unconditional Guaranty of Payment and Performance (this “Guaranty”).

     2. Reinstatement of Refunded Payments. If, for any reason, any payment to Lender of any of the Obligations is required to be refunded by Lender to Borrower, or paid or turned over to any other person, including, without limitation, by reason of the operation of bankruptcy, reorganization, receivership or insolvency laws or similar laws of general application relating to creditors’ rights and remedies now or hereafter enacted, Guarantors agree to pay to the Lender on demand an amount equal to the amount so required to be refunded, paid or turned over (hereinafter referred to as the “Turnover Payment”), the obligations of Guarantors shall not be treated as having been discharged by the original payment to Lender giving rise to the Turnover Payment, and this Guaranty shall be treated as having remained in full force and effect for any such Turnover Payment so made by Lender, as well as for any amounts not theretofore paid to Lender on account of such obligations.

     3. Rights of Lender to Deal with Collateral, Borrower and Other Persons. Each Guarantor hereby consents and agrees that Lender may at any time, and from time to time, without thereby releasing any Guarantor from any liability hereunder and without notice to or further consent from any other Guarantor or any other person or entity, either with or without consideration: release or surrender any lien or other security of any kind or nature whatsoever held by it or by any person, firm or corporation on its behalf or for its account, securing any of the Obligations; substitute for any collateral so held by it, other collateral of like kind, or of any kind; modify the terms of the Note or the Loan Documents; extend or renew the Note for any period; grant releases, compromises and indulgences with respect to the Note or the Loan Documents and to any persons or entities now or hereafter liable thereunder or hereunder; release any other guarantor (including any Guarantor), surety, endorser or accommodation party of the Note, the Security Documents or any other Loan Documents; or take or fail to take any action of any type whatsoever. No such action which Lender shall take or fail to take in connection with the Note or the Loan Documents, or any of them, or any security for the payment of the indebtedness of Borrower to Lender or for the performance of any of the Obligations or other obligations or undertakings of Borrower, nor any course of dealing with Borrower or any other person, shall release any Guarantor’s obligations hereunder, affect this Guaranty in any way or afford any Guarantor any recourse against Lender. The provisions of this Guaranty shall extend and be applicable to all replacements, supplements, renewals, amendments, extensions, consolidations, restatements and modifications of the Note and the Loan Documents, and any and all references herein to the Note and the Loan Documents shall be deemed to include any such replacements, supplements, renewals, extensions, amendments, consolidations, restatements or modifications thereof. Without limiting the generality of the foregoing, Guarantors acknowledge the terms of Section 12.3.2 of the Loan Agreement and agree that this Guaranty shall extend and be applicable to each new or replacement note delivered by Borrower pursuant thereto without notice to or further consent from Guarantors.

     4. No Contest with Lender; Subordination. So long as any Obligation remains unpaid or undischarged, Guarantors will not, by paying any sum recoverable hereunder (whether or not demanded by Lender) or by any means or on any other ground, claim any set-off or counterclaim against Borrower in respect of any liability of Guarantors to Borrower or, in proceedings under federal bankruptcy law or insolvency proceedings of any nature, prove in competition with Lender in respect of any payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of Borrower or the benefit of any other security for any Obligation which, now or hereafter, Lender may hold or in which it may have any share. Guarantors hereby expressly waive any right of contribution from or indemnity against Borrower or any other Guarantor, whether at law or in equity, arising from any payments made by any Guarantor pursuant to the terms of this Guaranty, and Guarantors acknowledge that Guarantors have no right whatsoever to proceed against Borrower or any other Guarantor for reimbursement of any such payments except for those rights of each Guarantor under the Contribution Agreement; provided, however, each Guarantor agrees not to pursue or enforce any of its rights under that certain Contribution Agreement dated as of even date herewith among Borrower and each Guarantor (as modified and amended from time to time, the “Contribution Agreement”), and each Guarantor agrees not to make or receive any payment on account of the Contribution Agreement so long as any of the Obligations remain unpaid or undischarged. In the event any Guarantor shall receive any payment under or on account of the Contribution Agreement, it shall hold such payment as trustee for Lender and be paid over to Lender on account of the indebtedness of Borrower to Lender but without reducing or affecting in any manner the liability of Guarantors under the other provisions of this Guaranty except to the extent the principal amount or other portion of such indebtedness shall have been reduced by such payment. In connection with the foregoing, Guarantors expressly waive any and all rights of subrogation to Lender against Borrower or any other Guarantor, and Guarantors hereby waive any rights to enforce any remedy which Lender may have against Borrower or any other Guarantor and any rights to participate in any collateral for Borrower’s obligations under the Loan Documents. Guarantors hereby subordinate any and all indebtedness of Borrower now or hereafter owed to Guarantors to all of the Obligations and any other indebtedness of Borrower or any other Guarantor to Lender, and agrees with Lender that (a) Guarantors shall not demand or accept any payment from Borrower or any other Guarantor on account of such indebtedness, (b) Guarantors shall not claim any offset or other reduction of Guarantors’ obligations hereunder because of any such indebtedness, and (c) Guarantors shall not take any action to obtain any interest in any of the security described in and encumbered by the Loan Documents because of any such indebtedness; provided, however, that, if Lender so requests, such indebtedness shall be collected, enforced and received by Guarantors as trustee for Lender and be paid over to Lender on account of the indebtedness of Borrower to Lender, but without reducing or affecting in any manner the liability of Guarantors under the other provisions of this Guaranty except to the extent the principal amount of such outstanding indebtedness shall have been reduced by such payment.

     5. Waiver of Defenses. Guarantors hereby agree that its obligations hereunder shall not be affected or impaired by, and hereby waives and agrees not to assert or take advantage of any defense based on:

          (a) the incapacity or lack of authority of Borrower or any other Person, the death or disability of Borrower or Guarantors or any other Person, or the failure of Lender to file or enforce a claim against the estate (either in administration, bankruptcy or in any other proceeding) of Borrower or any Guarantor or any other Person;

          (b) the dissolution or termination of existence of Borrower, any Guarantor or any other Person;

          (c) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Borrower, any Guarantor or any other Person;

          (d) the voluntary or involuntary receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, assignment, composition, or readjustment of, or any similar proceeding affecting Borrower or any Guarantor or any other Person, or any of Borrower’s or any Guarantors’ or any other Person’s properties or assets;

          (e) the damage, destruction, condemnation, foreclosure or surrender of all or any part of any collateral now or hereafter securing the payment or performance of the Obligations or the Subject Properties or any of the improvements located thereon;

          (f) the failure of Lender to give notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or nonaction on the part of any other Person whomsoever in connection with any obligation hereby guaranteed;

          (g) any failure or delay of Lender to commence an action against Borrower or any other Person, to assert or enforce any remedies against Borrower under the Note or the Loan Documents, or to realize upon any security;

          (h) any failure of any duty on the part of Lender to disclose to any Guarantor any facts it may now or hereafter know regarding Borrower, any other Person or any collateral now or hereafter securing the payment of the Obligations, whether such facts materially increase the risk to Guarantors or not (it being agreed that Guarantors assume responsibility for being informed with respect to such information);

          (i) failure to accept or give notice of acceptance of this Guaranty by Lender;

          (j) failure to make or give notice of presentment and demand for payment of any of the indebtedness of Borrower to Lender or performance of any of the Obligations;

          (k) failure to make or give protest and notice of dishonor or of default to Guarantors or to any other party with respect to any of the Obligations;

          (l) any and all other notices whatsoever to which Guarantors might otherwise be entitled;

          (m) any lack of diligence by Lender in collection, protection or realization upon any collateral securing the payment or performance of the Obligations;

          (n) the invalidity or unenforceability of the Note or any of the Loan Documents;

          (o) the compromise, settlement, release or termination of any or all of the Obligations;

          (p) any transfer by Borrower or any other Person of all or any part of any collateral now or hereafter securing the payment or performance of the Obligations;

          (q) the failure of Lender to perfect any security or to extend or renew the perfection of any security;

          (r) any statute of limitations in any action hereunder or for the collection of the Note or for the payment of performance of the Obligations; or

          (s) to the fullest extent permitted by law, any other legal, equitable or surety defenses whatsoever to which Guarantors might otherwise be entitled, it being the intention that the obligations of Guarantors hereunder are absolute, unconditional and irrevocable.

     Each Guarantor understands that the exercise by Lender of certain rights and remedies may affect or eliminate such Guarantor’s right of subrogation against the Borrower or the other Guarantors and that such Guarantor may therefore incur partially or totally nonreimbursable liability hereunder. Nevertheless, Guarantors hereby authorize and empower Lender, its successors, endorsees and assigns, to exercise in its or their sole discretion, any rights and remedies, or any combination thereof, which may then be available, it being the purpose and intent of Guarantors that the obligations hereunder shall be absolute, continuing, independent and unconditional under any and all circumstances. Notwithstanding any other provision of this Guaranty to the contrary, each Guarantor hereby waives and releases any claim or other rights which such Guarantor may now have or hereafter acquire against the Borrower or any other Guarantor of all or any of the obligations of Guarantors hereunder that arise from the existence or performance of such Guarantor’s obligations under this Guaranty or any of the other Loan Documents, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification, any right to participate in any claim or remedy of Lender against the Borrower or any other Guarantor or any Collateral which Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from the Borrower or any other Guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights except for those rights of each Guarantor under the Contribution Agreement; provided, however, each Guarantor agrees not to pursue or enforce any of its rights under the Contribution Agreement and each Guarantor agrees not to make or receive any payment on account of the Contribution Agreement so long as any of the Obligations remain unpaid or undischarged. In the event any Guarantor shall receive any payment under or on account of the Contribution Agreement, it shall hold such payment as trustee for Lender and be paid over to Lender on account of the indebtedness of Borrower to Lender but without reducing or affecting in any manner the liability of Guarantors under the other provisions of this Guaranty except to the extent the principal amount or other portion of such indebtedness shall have been reduced by such payment.

     6. Guaranty of Payment and Performance and Not of Collection. This is a Guaranty of payment and performance and not of collection. The liability of Guarantors under this Guaranty shall be primary, direct and immediate and not conditional or contingent upon the pursuit of any remedies against Borrower or any other Person, nor against securities or liens available to Lender, its successors, successors in title, endorsees or assigns. Guarantors hereby waive any right to require that an action be brought against Borrower or any other Person or to require that resort be had to any security or to any balance of any deposit account or credit on the books of Lender in favor of Borrower or any other Person.

     7. Rights and Remedies of Lender. In the event of a Default under the Note or the Loan Documents, or any of them, Lender shall have the right to enforce its rights, powers and remedies thereunder or hereunder or under any other agreement, document or instrument now or hereafter evidencing, securing or otherwise relating to the Obligations, in any order, and all rights, powers and remedies available to Lender in such event shall be nonexclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity. Accordingly, Guarantors hereby authorize and empower Lender upon the occurrence of any Default under the Note or the Loan Documents, at its sole discretion, and without notice to Guarantors, to exercise any right or remedy which Lender may have, including, but not limited to, judicial foreclosure, exercise of rights of power of sale, acceptance of an assignment in lieu of foreclosure, appointment of a receiver to collect rents and profits, exercise of remedies against personal property, or enforcement of any assignment of leases, as to any security, whether real, personal or intangible. At any public or private sale of any security or collateral for any of the Obligations, whether by foreclosure or otherwise, Lender may, in its discretion, purchase all or any part of such security or collateral so sold or offered for sale for its own account and may apply against the amount bid therefor all or any part of the balance due it pursuant to the terms of the Note or Security Documents or any other Loan Document without prejudice to Lender’s remedies hereunder against Guarantors for deficiencies. If the Obligations are partially paid by reason of the election of Lender to pursue any of the remedies available to Lender, or if such Obligations are otherwise partially paid, this Guaranty shall nevertheless remain in full force and effect, and Guarantors shall remain liable for the entire balance of the Obligations even though any rights which Guarantors may have against Borrower may be destroyed or diminished by the exercise of any such remedy.

     8. Application of Payments. Guarantors hereby authorize Lender, without notice to Guarantors, to apply all payments and credits received from Borrower or from Guarantors or realized from any security in such manner and in such priority Lender in its sole judgment shall see fit to the Obligations.

     9. Business Failure, Bankruptcy or Insolvency. In the event of the business failure of any Guarantor or if there shall be pending any bankruptcy or insolvency case or proceeding with respect to any Guarantor under federal bankruptcy law or any other applicable law or in connection with the insolvency of any Guarantor, or if a liquidator, receiver, or trustee shall have been appointed for any Guarantor or any Guarantor’s properties or assets, Lender may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of Lender allowed in any proceedings relative to such Guarantor, or any of such Guarantor’s properties or assets, and, irrespective of whether the Obligations shall then be due and payable, by declaration or otherwise, Lender shall be entitled and empowered to file and prove a claim for the whole amount of any sum or sums owing with respect to the Obligations, and to collect and receive any moneys or other property payable or deliverable on any such claim. Guarantors covenant and agree that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, Guarantors shall not seek a supplemental stay or otherwise pursuant to 11 U.S.C. §105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against Guarantors by virtue of this Guaranty or otherwise.

     10. Financial Statements and Other Information. Guarantors hereby represent and warrant to Lender that all financial statements of Guarantors and their respective Subsidiaries heretofore delivered by them to Lender are true and correct in all material respects, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the financial condition of Guarantors and their respective Subsidiaries as of the date thereof and the results of operations for the period then ended; that no material adverse change has occurred in the assets, liabilities, financial condition or business of Guarantors and their respective Subsidiaries as reflected therein since the date thereof; and that Guarantors and their respective Subsidiaries have no liabilities or known contingent liabilities involving material amounts which are not reflected in such financial statements or referred to in the notes thereto other than Guarantors’ obligations under this Guaranty.

     Guarantors will permit any representative designated by Lender, at Guarantors’ expense during the continuance of any Default under the Note or the Loan Documents and at Lender’s expense at all other times, to visit and inspect any of the properties of Guarantors and their respective Subsidiaries, to examine the records and books of account of Guarantors and their respective Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of Guarantors and their respective Subsidiaries, with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Lender may reasonably request.

     11. Covenants of Guarantors. Guarantors hereby covenant and agree with Lender that until all Obligations have been completely paid and performed and the obligations of Lender under the Loan Agreement have terminated:

          (a) each Guarantor will, and will cause their respective Subsidiaries to, cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights and franchises, to effect and maintain all foreign qualifications, licensing, domestication or authorization, and to comply in all material respects with all applicable laws and regulations with respect to the foregoing (including, without limitation, environmental laws). No Guarantor shall, without the prior written consent of Lender, make any material changes to the accounting principles used by such Guarantor in preparing the financial statements heretofore delivered to Lender or change its fiscal year;

          (b) each Guarantor will, and will cause their respective Subsidiaries to, keep complete, proper and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles consistent with the preparation of the financial statements heretofore delivered to Lender and will maintain adequate accounts and reserves for all taxes (including income taxes), all depreciation and amortization of its properties, all other contingencies, and all other proper reserves in the same manner, and to the same extent, that it has, to the extent applicable, kept and maintained its records and books and maintained accounts and reserves for the foregoing;

          (c) each Guarantor will continue to engage primarily in the businesses now conducted by it;

          (d) each Guarantor will, and will cause their respective Subsidiaries to, maintain and keep the properties used or deemed by it to be useful in its business in good repair, working order and condition, and make or cause to be made all necessary and proper repairs thereto and replacements thereof;

          (e) each Guarantor will not make or permit to be made, by voluntary or involuntary means, any transfer, dilution or encumbrance of its direct or indirect interest in the Subject Properties, except as expressly permitted in the Loan Agreement;

          (f) each Guarantor will not become a party to any merger, consolidation or other business combination, or agree to effect any asset acquisition stock acquisition or other acquisition, dissolution, liquidation or disposition of all or substantially all of its respective assets or business, without the prior written consent of Lender, except as expressly permitted in the Loan Agreement;

          (g) each Guarantor will not, and will not permit any of their respective Subsidiaries to, become a party to or agree to or affect any disposition of assets, other than the disposition of assets in the ordinary course of business, consistent with past practices, except as expressly permitted in the Loan Agreement;

          (h) each Guarantor will be self-directed and will not retain or otherwise rely on any other Person to make its investment decisions; provided that such Guarantor shall not be prohibited from consulting with investment bankers and other advisors in the ordinary course of its business;

          (i) in the event that a Default shall have occurred and be continuing, such Guarantor shall make no Distributions, except as expressly permitted in the Loan Agreement; and

          (j) each Guarantor shall at all times comply with all covenants and provisions of the Loan Agreement and the Loan Documents applicable to such Guarantor.

     12. Security and Rights of Set-off. Guarantors hereby grant to Lender, as security for the full and prompt payment and performance of Guarantors’ obligations hereunder, a continuing lien on and security interest in any and all securities or other property belonging to Guarantors now or hereafter held by Lender and in any and all deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of Lender where the deposits are held) now or hereafter held by Lender and other sums credited by or due from Lender to a Guarantor or subject to withdrawal by a Guarantor; and regardless of the adequacy of any collateral or other means of obtaining repayment of such obligations, during the continuance of any Default under the Note or the Loan Documents, Lender may at any time and without notice to Guarantors set-off and apply the whole or any portion or portions of any or all such deposits and other sums against amounts payable under this Guaranty, whether or not any other person or persons could also withdraw money therefrom, provided, however, that Lender shall endeavor to provide Guarantors with notice of any such set-off within five (5) Business Days after such set-off (without any liability for a failure to deliver any such notice). Any security now or hereafter held by or for Guarantors and provided by Borrower, or by anyone on Borrower’s behalf, in respect of liabilities of Guarantors hereunder shall be held in trust for Lender as security for the liabilities of Guarantors hereunder.

     13. Changes in Writing; No Revocation. This Guaranty may not be changed orally, and no obligation of Guarantors can be released or waived by Lender except by a writing signed by a duly authorized officer of Lender. This Guaranty shall be irrevocable by Guarantors until all of the Obligations have been completely paid and performed and the obligations of Lender under the Loan Agreement have terminated.

     14. Notices. All notices, demands or requests provided for or permitted to be given pursuant to this Guaranty (hereinafter in this paragraph referred to as “Notice”) must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing the same in the United States Mail, postpaid and registered or certified, return receipt requested, at the addresses set forth below. Each Notice shall be effective upon being delivered personally or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to any such Notice must be given or any action taken with respect thereto, however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier or, if so deposited in the United States Mail, the earlier of three (3) business days following such deposit and the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address of which no Notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, Guarantors or Lender shall have the right from time to time and at any time during the term of this Guaranty to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America. For the purposes of this Guaranty:

The Address of Lender is:

KeyBank National Association
127 Public Square
Cleveland, Ohio 44114-1306
Attention: Dan Heberle

With a copy to:

McKenna Long & Aldridge LLP
303 Peachtree Street, Suite 5300
Atlanta, Georgia 30308
Attn: William F. Timmons, Esq.
Facsimile: (404) 527-4198

The Addresses of Guarantors are as follows:

3300 Enterprise Parkway
Beachwood, Ohio 44122
Phone: 216/755-5775
Facsimile: 216/755-1775
Attention: Chief Financial Officer

With a copy to:

3300 Enterprise Parkway
Beachwood, Ohio 44122
Phone: 216/755-5650
Facsimile: 216/755-1560
Attention: General Counsel

     15. GOVERNING LAW. GUARANTORS ACKNOWLEDGE AND AGREE THAT THIS GUARANTY AND THE OBLIGATIONS OF GUARANTORS HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF OHIO (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).

     16. CONSENT TO JURISDICTION; WAIVERS. GUARANTORS HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMIT TO PERSONAL JURISDICTION IN THE STATE OF OHIO OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, AND (B) WAIVE ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (I) TO THE RIGHT, IF ANY, TO TRIAL BY JURY, (LENDER HAVING ALSO WAIVED SUCH RIGHT TO TRIAL BY JURY), (II) TO OBJECT TO JURISDICTION WITHIN THE STATE OF OHIO OR VENUE IN ANY PARTICULAR FORUM WITHIN THE STATE OF OHIO, AND (III) TO THE RIGHT, IF ANY, TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN OR IN ADDITION TO ACTUAL DAMAGES. LENDER IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS UNDER THE LAWS OF ANY STATE TO THE RIGHT, IF ANY, TO TRIAL BY JURY. GUARANTORS AGREE THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO GUARANTORS AT THE ADDRESSES SET FORTH IN PARAGRAPH 14 ABOVE, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL BE SO MAILED. NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST GUARANTORS PERSONALLY, AND AGAINST ANY PROPERTY OF GUARANTORS, WITHIN ANY OTHER STATE. INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY STATE SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF THE STATE OF OHIO SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF GUARANTORS AND LENDER HEREUNDER OR OF THE SUBMISSION HEREIN MADE BY GUARANTORS TO PERSONAL JURISDICTION WITHIN THE STATE OF OHIO. GUARANTORS HEREBY WAIVE ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT. GUARANTORS CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND ACKNOWLEDGE THAT LENDER HAS BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS PARAGRAPH 16. GUARANTORS ACKNOWLEDGE THAT THEY HAVE HAD AN OPPORTUNITY TO REVIEW THIS PARAGRAPH 16 WITH THEIR LEGAL COUNSEL AND THAT GUARANTORS AGREE TO THE FOREGOING AS THEIR FREE, KNOWING AND VOLUNTARY ACT.

     17. Successors and Assigns. The provisions of this Guaranty shall be binding upon Guarantors and their respective heirs, successors, successors in title, legal representatives, executors, estate and assigns, and shall inure to the benefit of Lender, its successors, successors in title, legal representatives and assigns. No Guarantor shall assign or transfer any of its rights or obligations under this Guaranty without the prior written consent of Lender.

     18. Assignment by Lender. This Guaranty is assignable by Lender in whole or in part in conjunction with any assignment of the Note or portions thereof, and any such assignment hereof or any transfer or assignment of the Note or portions thereof by Lender shall operate to vest in any such assignee the rights and powers, in whole or in part, as appropriate, herein conferred upon and granted to Lender.

     19. Severability. If any term or provision of this Guaranty shall be determined to be illegal or unenforceable, all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by law.

     20. Disclosure. Guarantors agree that in addition to disclosures made in accordance with standard banking practices, Lender may disclose information obtained by Lender pursuant to this Guaranty to assignees or participants and potential assignees or participants hereunder.

     21. No Unwritten Agreements. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     22. Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Guarantors under this Guaranty.

     23. Ratification. Guarantors do hereby restate, reaffirm and ratify each and every warranty and representation regarding Guarantors or their Subsidiaries set forth in the Loan Agreement as if the same were more fully set forth herein.

     24. Joint and Several Liability. Each of the Guarantors covenants and agrees that each and every covenant and obligation of Guarantors hereunder shall be the joint and several obligations of each of the Guarantors.

     25. Fair Consideration. The Guarantors represent that the Guarantors are engaged in common business enterprises related to those of the Borrower and each Guarantor will derive substantial direct or indirect economic benefit from the effectiveness and existence of the Loan Agreement.

     26. Counterparts. This Guaranty and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Guaranty it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, Guarantors have executed this Guaranty under seal as of the             day of                     , 2005.

GUARANTORS:

DDR CRV PORTFOLIO LLC, S.E., a Delaware limited liability company

By:
Name:
Title:

GS II DDR LLC, an Ohio limited liability company

By:	Developers Diversified Realty Corporation, Its Managing Member

By:
Name:
Title:

GS DDR LLC, an Ohio limited liability company

By:	DDR Realty Company, Its Managing Member

By:
Name:
Title:

     Lender joins in the execution of this Guaranty for the sole and limited purpose of evidencing its agreement to waiver of the right to trial by jury contained in Paragraph 16 hereof and Section 9.14 of the Loan Agreement.

KEYBANK NATIONAL ASSOCIATION

By:
Name:
Title:

EXHIBIT F-2

UNCONDITIONAL LIMITED GUARANTY OF PAYMENT AND PERFORMANCE

     FOR AND IN CONSIDERATION OF the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid or delivered to the entities executing this Unconditional Limited Guaranty of Payment and Performance (such entities are sometimes hereinafter referred to individually as “Guarantor” and collectively as “Guarantors”) the receipt and sufficiency whereof is hereby acknowledged by Guarantors, and for the purpose of seeking to induce KEYBANK NATIONAL ASSOCIATION, a national banking association (hereinafter referred to as “Lender,” which term shall also include each other Lender which may now or hereafter become a party to the “Loan Agreement” (as hereinafter defined) and shall also include any such individual Lender acting as administrative agent for all the Lenders), to extend credit or otherwise provide financial accommodations to DEVELOPERS DIVERSIFIED REALTY CORPORATION, an Ohio corporation (“DDR”) and each Subsidiary which is a Qualified Borrower under the Loan Agreement (such Subsidiaries together with DDR being hereinafter referred to collectively as “Borrower”), which extension of credit and provision of financial accommodations will be to the direct interest, advantage and benefit of Guarantors, Guarantors do hereby jointly and severally, absolutely, unconditionally and irrevocably guarantee to Lender:

          (a) the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of (i) those certain Notes dated of even date herewith made by DDR to the order of KeyBank National Association (“KeyBank”) and the other Lenders that are parties to the Loan Agreement (as hereinafter defined) and (ii) those certain Notes dated of even date herewith made by each Qualified Borrower to the order of KeyBank National Association (“KeyBank”) and the other Lenders that are parties to the Loan Agreement, in the aggregate principal face amount of up to Two Hundred Twenty Million and No/100 Dollars ($220,000,000.00), together with interest as provided in the Notes, together with any replacements, supplements, renewals, modifications, consolidations, restatements and extensions thereof; and

          (b) the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of each other note as may be issued under that certain Secured Term Loan Agreement dated of even date herewith (hereinafter referred to as the “Loan Agreement”) among Borrower, KeyBank, for itself and as Agent, and the other Lenders now or hereafter a party thereto, together with interest as provided in each such note, together with any replacements, supplements, renewals, modifications, consolidations, restatements, increases, and extensions thereof (each of the Notes described in subparagraph (a) above and this subparagraph (b) are hereinafter referred to collectively as the “Note”); and

          (c) the full and prompt payment and performance of all obligations of Borrower to Lender under the terms of the Loan Agreement, together with any replacements, supplements, renewals, modifications, consolidations, restatements and extensions thereof;

          (d) the full and prompt payment and performance of any and all other obligations of Borrower to Lender under the Security Documents, together with any

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replacements, supplements, renewals, modifications, consolidations, restatements and extensions thereof; and

          (e) the full and prompt payment and performance of any and all other obligations of Borrower to Lender under any other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced by the Note or the Loan Agreement (the Note, the Security Documents, the Loan Agreement and said other agreements, documents and instruments, including, without limitation, the Qualified Borrower Guaranty, are hereinafter collectively referred to as the “Loan Documents” and individually referred to as a “Loan Document”). Without limiting the generality of the foregoing, Guarantors acknowledge the terms of Section 2.1 of the Loan Agreement pursuant to which the Aggregate Commitment under the Loan Agreement may be increased from $220,000,000.00 to $400,000,000.00 and agree that this Guaranty shall extend and be applicable to each new or replacement note delivered by Borrower in connection with any such increase and all other obligations of Borrower under the Loan Documents as a result of such increase without notice to or consent from Guarantors, or any of them.

     All terms used herein and not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

     27. Agreement to Pay and Perform; Costs of Collection. Guarantors do hereby agree that if the Note is not paid by Borrower in accordance with its terms, or if any and all sums which are now or may hereafter become due from Borrower to Lender under the Loan Documents are not paid by Borrower in accordance with their terms, or if any and all other Obligations are not performed by Borrower in accordance with their terms, Guarantors will immediately make such payments and perform such Obligations. Guarantors further agree to pay Lender on demand all costs and expenses (including court costs and reasonable attorneys’ fees and disbursements) paid or incurred by Lender in endeavoring to collect the Obligations, to enforce any of the Obligations, or any portion thereof, or to enforce this Unconditional Limited Guaranty of Payment and Performance (this “Guaranty”).

     28. Reinstatement of Refunded Payments. If, for any reason, any payment to Lender of any of the Obligations is required to be refunded by Lender to Borrower, or paid or turned over to any other person, including, without limitation, by reason of the operation of bankruptcy, reorganization, receivership or insolvency laws or similar laws of general application relating to creditors’ rights and remedies now or hereafter enacted, Guarantors agree to pay to the Lender on demand an amount equal to the amount so required to be refunded, paid or turned over (hereinafter referred to as the “Turnover Payment”), the obligations of Guarantors shall not be treated as having been discharged by the original payment to Lender giving rise to the Turnover Payment, and this Guaranty shall be treated as having remained in full force and effect for any such Turnover Payment so made by Lender, as well as for any amounts not theretofore paid to Lender on account of such obligations.

     29. Rights of Lender to Deal with Collateral, Borrower and Other Persons. Each Guarantor hereby consents and agrees that Lender may at any time, and from time to time, without thereby releasing any Guarantor from any liability hereunder and without notice to or further consent from any other Guarantor or any other person or entity, either with or without

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consideration: release or surrender any lien or other security of any kind or nature whatsoever held by it or by any person, firm or corporation on its behalf or for its account, securing any of the Obligations; substitute for any collateral so held by it, other collateral of like kind, or of any kind; modify the terms of the Note or the Loan Documents; extend or renew the Note for any period; grant releases, compromises and indulgences with respect to the Note or the Loan Documents and to any persons or entities now or hereafter liable thereunder or hereunder; release any other guarantor (including any Guarantor), surety, endorser or accommodation party of the Note, the Security Documents or any other Loan Documents; or take or fail to take any action of any type whatsoever. No such action which Lender shall take or fail to take in connection with the Note or the Loan Documents, or any of them, or any security for the payment of the indebtedness of Borrower to Lender or for the performance of any of the Obligations or other obligations or undertakings of Borrower, nor any course of dealing with Borrower or any other person, shall release any Guarantor’s obligations hereunder, affect this Guaranty in any way or afford any Guarantor any recourse against Lender. The provisions of this Guaranty shall extend and be applicable to all replacements, supplements, renewals, amendments, extensions, consolidations, restatements and modifications of the Note and the Loan Documents, and any and all references herein to the Note and the Loan Documents shall be deemed to include any such replacements, supplements, renewals, extensions, amendments, consolidations, restatements or modifications thereof. Without limiting the generality of the foregoing, Guarantors acknowledge the terms of Section 12.3.2 of the Loan Agreement and agree that this Guaranty shall extend and be applicable to each new or replacement note delivered by Borrower pursuant thereto without notice to or further consent from Guarantors.

     30. No Contest with Lender; Subordination. So long as any Obligation remains unpaid or undischarged, Guarantors will not, by paying any sum recoverable hereunder (whether or not demanded by Lender) or by any means or on any other ground, claim any set-off or counterclaim against Borrower in respect of any liability of Guarantors to Borrower or, in proceedings under federal bankruptcy law or insolvency proceedings of any nature, prove in competition with Lender in respect of any payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of Borrower or the benefit of any other security for any Obligation which, now or hereafter, Lender may hold or in which it may have any share. Guarantors hereby expressly waive any right of contribution from or indemnity against Borrower or any other Guarantor, whether at law or in equity, arising from any payments made by any Guarantor pursuant to the terms of this Guaranty, and Guarantors acknowledge that Guarantors have no right whatsoever to proceed against Borrower or any other Guarantor for reimbursement of any such payments except for those rights of each Guarantor under the Contribution Agreement; provided, however, each Guarantor agrees not to pursue or enforce any of its rights under that certain Contribution Agreement dated as of even date herewith among Borrower and each Guarantor (as modified and amended from time to time, the “Contribution Agreement”), and each Guarantor agrees not to make or receive any payment on account of the Contribution Agreement so long as any of the Obligations remain unpaid or undischarged. In the event any Guarantor shall receive any payment under or on account of the Contribution Agreement, it shall hold such payment as trustee for Lender and be paid over to Lender on account of the indebtedness of Borrower to Lender but without reducing or affecting in any manner the liability of Guarantors under the other provisions of this Guaranty except to the extent the principal amount or other portion of such indebtedness shall have been reduced by such payment. In connection with the foregoing, Guarantors expressly waive any and all rights

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of subrogation to Lender against Borrower or any other Guarantor, and Guarantors hereby waive any rights to enforce any remedy which Lender may have against Borrower or any other Guarantor and any rights to participate in any collateral for Borrower’s obligations under the Loan Documents. Guarantors hereby subordinate any and all indebtedness of Borrower now or hereafter owed to Guarantors to all of the Obligations and any other indebtedness of Borrower or any other Guarantor to Lender, and agrees with Lender that (a) Guarantors shall not demand or accept any payment from Borrower or any other Guarantor on account of such indebtedness, (b) Guarantors shall not claim any offset or other reduction of Guarantors’ obligations hereunder because of any such indebtedness, and (c) Guarantors shall not take any action to obtain any interest in any of the security described in and encumbered by the Loan Documents because of any such indebtedness; provided, however, that, if Lender so requests, such indebtedness shall be collected, enforced and received by Guarantors as trustee for Lender and be paid over to Lender on account of the indebtedness of Borrower to Lender, but without reducing or affecting in any manner the liability of Guarantors under the other provisions of this Guaranty except to the extent the principal amount of such outstanding indebtedness shall have been reduced by such payment.

     31. Waiver of Defenses. Guarantors hereby agree that its obligations hereunder shall not be affected or impaired by, and hereby waives and agrees not to assert or take advantage of any defense based on:

          (a) the incapacity or lack of authority of Borrower or any other Person, the death or disability of Borrower or Guarantors or any other Person, or the failure of Lender to file or enforce a claim against the estate (either in administration, bankruptcy or in any other proceeding) of Borrower or any Guarantor or any other Person;

          (b) the dissolution or termination of existence of Borrower, any Guarantor or any other Person;

          (c) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Borrower, any Guarantor or any other Person;

          (d) the voluntary or involuntary receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, assignment, composition, or readjustment of, or any similar proceeding affecting Borrower or any Guarantor or any other Person, or any of Borrower’s or any Guarantors’ or any other Person’s properties or assets;

          (e) the damage, destruction, condemnation, foreclosure or surrender of all or any part of any collateral now or hereafter securing the payment or performance of the Obligations or the Subject Properties or any of the improvements located thereon;

          (f) the failure of Lender to give notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or nonaction on the part of any other Person whomsoever in connection with any obligation hereby guaranteed;

          (g) any failure or delay of Lender to commence an action against Borrower or any other Person, to assert or enforce any remedies against Borrower under the Note or the Loan Documents, or to realize upon any security;

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          (h) any failure of any duty on the part of Lender to disclose to any Guarantor any facts it may now or hereafter know regarding Borrower, any other Person or any collateral now or hereafter securing the payment of the Obligations, whether such facts materially increase the risk to Guarantors or not (it being agreed that Guarantors assume responsibility for being informed with respect to such information);

          (i) failure to accept or give notice of acceptance of this Guaranty by Lender;

          (j) failure to make or give notice of presentment and demand for payment of any of the indebtedness of Borrower to Lender or performance of any of the Obligations;

          (k) failure to make or give protest and notice of dishonor or of default to Guarantors or to any other party with respect to any of the Obligations;

          (l) any and all other notices whatsoever to which Guarantors might otherwise be entitled;

          (m) any lack of diligence by Lender in collection, protection or realization upon any collateral securing the payment or performance of the Obligations;

          (n) the invalidity or unenforceability of the Note or any of the Loan Documents;

          (o) the compromise, settlement, release or termination of any or all of the Obligations;

          (p) any transfer by Borrower or any other Person of all or any part of any collateral now or hereafter securing the payment or performance of the Obligations;

          (q) the failure of Lender to perfect any security or to extend or renew the perfection of any security;

          (r) any statute of limitations in any action hereunder or for the collection of the Note or for the payment of performance of the Obligations; or

          (s) to the fullest extent permitted by law, any other legal, equitable or surety defenses whatsoever to which Guarantors might otherwise be entitled, it being the intention that the obligations of Guarantors hereunder are absolute, unconditional and irrevocable.

     Each Guarantor understands that the exercise by Lender of certain rights and remedies may affect or eliminate such Guarantor’s right of subrogation against the Borrower or the other Guarantors and that such Guarantor may therefore incur partially or totally nonreimbursable liability hereunder. Nevertheless, Guarantors hereby authorize and empower Lender, its successors, endorsees and assigns, to exercise in its or their sole discretion, any rights and remedies, or any combination thereof, which may then be available, it being the purpose and intent of Guarantors that the obligations hereunder shall be absolute, continuing, independent and unconditional under any and all circumstances. Notwithstanding any other provision of this Guaranty to the contrary, each Guarantor hereby waives and releases any claim or other rights

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which such Guarantor may now have or hereafter acquire against the Borrower or any other Guarantor of all or any of the obligations of Guarantors hereunder that arise from the existence or performance of such Guarantor’s obligations under this Guaranty or any of the other Loan Documents, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification, any right to participate in any claim or remedy of Lender against the Borrower or any other Guarantor or any Collateral which Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from the Borrower or any other Guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights except for those rights of each Guarantor under the Contribution Agreement; provided, however, each Guarantor agrees not to pursue or enforce any of its rights under the Contribution Agreement and each Guarantor agrees not to make or receive any payment on account of the Contribution Agreement so long as any of the Obligations remain unpaid or undischarged. In the event any Guarantor shall receive any payment under or on account of the Contribution Agreement, it shall hold such payment as trustee for Lender and be paid over to Lender on account of the indebtedness of Borrower to Lender but without reducing or affecting in any manner the liability of Guarantors under the other provisions of this Guaranty except to the extent the principal amount or other portion of such indebtedness shall have been reduced by such payment.

     32. Guaranty of Payment and Performance and Not of Collection. This is a Guaranty of payment and performance and not of collection. The liability of Guarantors under this Guaranty shall be primary, direct and immediate and not conditional or contingent upon the pursuit of any remedies against Borrower or any other Person, nor against securities or liens available to Lender, its successors, successors in title, endorsees or assigns. Guarantors hereby waive any right to require that an action be brought against Borrower or any other Person or to require that resort be had to any security or to any balance of any deposit account or credit on the books of Lender in favor of Borrower or any other Person.

     33. Rights and Remedies of Lender. In the event of a Default under the Note or the Loan Documents, or any of them, Lender shall have the right to enforce its rights, powers and remedies thereunder or hereunder or under any other agreement, document or instrument now or hereafter evidencing, securing or otherwise relating to the Obligations, in any order, and all rights, powers and remedies available to Lender in such event shall be nonexclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity. Accordingly, Guarantors hereby authorize and empower Lender upon the occurrence of any Default under the Note or the Loan Documents, at its sole discretion, and without notice to Guarantors, to exercise any right or remedy which Lender may have, including, but not limited to, judicial foreclosure, exercise of rights of power of sale, acceptance of an assignment in lieu of foreclosure, appointment of a receiver to collect rents and profits, exercise of remedies against personal property, or enforcement of any assignment of leases, as to any security, whether real, personal or intangible. At any public or private sale of any security or collateral for any of the Obligations, whether by foreclosure or otherwise, Lender may, in its discretion, purchase all or any part of such security or collateral so sold or offered for sale for its own account and may apply against the amount bid therefor all or any part of the balance due it pursuant to the terms of the Note or Security Documents or any other Loan Document without

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prejudice to Lender’s remedies hereunder against Guarantors for deficiencies. If the Obligations are partially paid by reason of the election of Lender to pursue any of the remedies available to Lender, or if such Obligations are otherwise partially paid, this Guaranty shall nevertheless remain in full force and effect, and Guarantors shall remain liable for the entire balance of the Obligations even though any rights which Guarantors may have against Borrower may be destroyed or diminished by the exercise of any such remedy.

     34. Application of Payments. Guarantors hereby authorize Lender, without notice to Guarantors, to apply all payments and credits received from Borrower or from Guarantors or realized from any security in such manner and in such priority Lender in its sole judgment shall see fit to the Obligations.

     35. Business Failure, Bankruptcy or Insolvency. In the event of the business failure of any Guarantor or if there shall be pending any bankruptcy or insolvency case or proceeding with respect to any Guarantor under federal bankruptcy law or any other applicable law or in connection with the insolvency of any Guarantor, or if a liquidator, receiver, or trustee shall have been appointed for any Guarantor or any Guarantor’s properties or assets, Lender may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of Lender allowed in any proceedings relative to such Guarantor, or any of such Guarantor’s properties or assets, and, irrespective of whether the Obligations shall then be due and payable, by declaration or otherwise, Lender shall be entitled and empowered to file and prove a claim for the whole amount of any sum or sums owing with respect to the Obligations, and to collect and receive any moneys or other property payable or deliverable on any such claim. Guarantors covenant and agree that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, Guarantors shall not seek a supplemental stay or otherwise pursuant to 11 U.S.C. §105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against Guarantors by virtue of this Guaranty or otherwise.

     36. Financial Statements and Other Information. Guarantors hereby represent and warrant to Lender that all financial statements of Guarantors and their respective Subsidiaries heretofore delivered by them to Lender are true and correct in all material respects, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the financial condition of Guarantors and their respective Subsidiaries as of the date thereof and the results of operations for the period then ended; that no material adverse change has occurred in the assets, liabilities, financial condition or business of Guarantors and their respective Subsidiaries as reflected therein since the date thereof; and that Guarantors and their respective Subsidiaries have no liabilities or known contingent liabilities involving material amounts which are not reflected in such financial statements or referred to in the notes thereto other than Guarantors’ obligations under this Guaranty.

     Guarantors will permit any representative designated by Lender, at Guarantors’ expense during the continuance of any Default under the Note or the Loan Documents and at Lender’s expense at all other times, to visit and inspect any of the properties of Guarantors and their

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respective Subsidiaries, to examine the records and books of account of Guarantors and their respective Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of Guarantors and their respective Subsidiaries, with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Lender may reasonably request.

     37. Covenants of Guarantors. Guarantors hereby covenant and agree with Lender that until all Obligations have been completely paid and performed and the obligations of Lender under the Loan Agreement have terminated:

          (a) each Guarantor will, and will cause their respective Subsidiaries to, cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights and franchises, to effect and maintain all foreign qualifications, licensing, domestication or authorization, and to comply in all material respects with all applicable laws and regulations with respect to the foregoing (including, without limitation, environmental laws). No Guarantor shall, without the prior written consent of Lender, make any material changes to the accounting principles used by such Guarantor in preparing the financial statements heretofore delivered to Lender or change its fiscal year;

          (b) each Guarantor will, and will cause their respective Subsidiaries to, keep complete, proper and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles consistent with the preparation of the financial statements heretofore delivered to Lender and will maintain adequate accounts and reserves for all taxes (including income taxes), all depreciation and amortization of its properties, all other contingencies, and all other proper reserves in the same manner, and to the same extent, that it has, to the extent applicable, kept and maintained its records and books and maintained accounts and reserves for the foregoing;

          (c) each Guarantor will continue to engage primarily in the businesses now conducted by it;

          (d) each Guarantor will, and will cause their respective Subsidiaries to, maintain and keep the properties used or deemed by it to be useful in its business in good repair, working order and condition, and make or cause to be made all necessary and proper repairs thereto and replacements thereof;

          (e) each Guarantor will not make or permit to be made, by voluntary or involuntary means, any transfer, dilution or encumbrance of its direct or indirect interest in the Subject Properties, except as expressly permitted in the Loan Agreement;

          (f) each Guarantor will not become a party to any merger, consolidation or other business combination, or agree to effect any asset acquisition, stock acquisition or other acquisition or dissolution or liquidation, without the prior written consent of Lender, except as expressly permitted in the Loan Agreement;

          (g) each Guarantor will be self-directed and will not retain or otherwise rely on any other Person to make its investment decisions; provided that such Guarantor shall not be

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prohibited from consulting with investment bankers and other advisors in the ordinary course of its business;

          (h) in the event that a Default shall have occurred and be continuing, such Guarantor shall make no Distributions of any cash flow or proceeds attributable to any Collateral or Subject Properties in which such Guarantor holds a direct or indirect interest, except as expressly permitted in the Loan Agreement; and

          (i) each Guarantor shall at all times comply with all covenants and provisions of the Loan Agreement and the Loan Documents applicable to such Guarantor.

     38. Security and Rights of Set-off. Guarantors hereby grant to Lender, as security for the full and prompt payment and performance of Guarantors’ obligations hereunder, a continuing lien on and security interest in any and all securities or other property belonging to Guarantors and related to the Collateral or the Subject Properties now or hereafter held by Lender and in any and all deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of Lender where the deposits are held) now or hereafter held by Lender with respect to the Collateral or the Subject Properties and other sums credited by or due from Lender to a Guarantor or subject to withdrawal by a Guarantor with respect to the Collateral or the Subject Properties; and regardless of the adequacy of any collateral or other means of obtaining repayment of such obligations, during the continuance of any Default under the Note or the Loan Documents, Lender may at any time and without notice to Guarantors set-off and apply the whole or any portion or portions of any or all such deposits and other sums against amounts payable under this Guaranty, whether or not any other person or persons could also withdraw money therefrom, provided, however, that Lender shall endeavor to provide Guarantors with notice of any such set-off within five (5) Business Days after such set-off (without any liability for a failure to deliver any such notice). Any security now or hereafter held by or for Guarantors and provided by Borrower, or by anyone on Borrower’s behalf, in respect of liabilities of Guarantors hereunder shall be held in trust for Lender as security for the liabilities of Guarantors hereunder.

     39. Changes in Writing; No Revocation. This Guaranty may not be changed orally, and no obligation of Guarantors can be released or waived by Lender except by a writing signed by a duly authorized officer of Lender. This Guaranty shall be irrevocable by Guarantors until all of the Obligations have been completely paid and performed and the obligations of Lender under the Loan Agreement have terminated.

     40. Notices. All notices, demands or requests provided for or permitted to be given pursuant to this Guaranty (hereinafter in this paragraph referred to as “Notice”) must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing the same in the United States Mail, postpaid and registered or certified, return receipt requested, at the addresses set forth below. Each Notice shall be effective upon being delivered personally or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to any such Notice must be given or any action taken with respect thereto, however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier or, if so deposited in the United States Mail, the earlier of three (3) business days

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following such deposit and the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address of which no Notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, Guarantors or Lender shall have the right from time to time and at any time during the term of this Guaranty to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America. For the purposes of this Guaranty:

The Address of Lender is:

KeyBank National Association
127 Public Square
Cleveland, Ohio 44114-1306
Attention: Dan Heberle

With a copy to:

McKenna Long & Aldridge LLP
303 Peachtree Street, Suite 5300
Atlanta, Georgia 30308
Attn: William F. Timmons, Esq.
Facsimile: (404) 527-4198

The Addresses of Guarantors are as follows:

3300 Enterprise Parkway
Beachwood, Ohio 44122
Phone: 216/755-5775
Facsimile: 216/755-1775
Attention: Chief Financial Officer

With a copy to:

3300 Enterprise Parkway
Beachwood, Ohio 44122
Phone: 216/755-5650
Facsimile: 216/755-1560
Attention: General Counsel

     41. GOVERNING LAW. GUARANTORS ACKNOWLEDGE AND AGREE THAT THIS GUARANTY AND THE OBLIGATIONS OF GUARANTORS HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF OHIO (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).

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     42. CONSENT TO JURISDICTION; WAIVERS. GUARANTORS HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMIT TO PERSONAL JURISDICTION IN THE STATE OF OHIO OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, AND (B) WAIVE ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (I) TO THE RIGHT, IF ANY, TO TRIAL BY JURY, (LENDER HAVING ALSO WAIVED SUCH RIGHT TO TRIAL BY JURY), (II) TO OBJECT TO JURISDICTION WITHIN THE STATE OF OHIO OR VENUE IN ANY PARTICULAR FORUM WITHIN THE STATE OF OHIO, AND (III) TO THE RIGHT, IF ANY, TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN OR IN ADDITION TO ACTUAL DAMAGES. LENDER IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS UNDER THE LAWS OF ANY STATE TO THE RIGHT, IF ANY, TO TRIAL BY JURY. GUARANTORS AGREE THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO GUARANTORS AT THE ADDRESSES SET FORTH IN PARAGRAPH 14 ABOVE, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL BE SO MAILED. NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST GUARANTORS PERSONALLY, AND AGAINST ANY PROPERTY OF GUARANTORS, WITHIN ANY OTHER STATE. INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY STATE SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF THE STATE OF OHIO SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF GUARANTORS AND LENDER HEREUNDER OR OF THE SUBMISSION HEREIN MADE BY GUARANTORS TO PERSONAL JURISDICTION WITHIN THE STATE OF OHIO. GUARANTORS HEREBY WAIVE ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT. GUARANTORS CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND ACKNOWLEDGE THAT LENDER HAS BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS PARAGRAPH 16. GUARANTORS ACKNOWLEDGE THAT THEY HAVE HAD AN OPPORTUNITY TO REVIEW THIS PARAGRAPH 16 WITH THEIR LEGAL COUNSEL AND THAT GUARANTORS AGREE TO THE FOREGOING AS THEIR FREE, KNOWING AND VOLUNTARY ACT.

     43. Successors and Assigns. The provisions of this Guaranty shall be binding upon Guarantors and their respective heirs, successors, successors in title, legal representatives, executors, estate and assigns, and shall inure to the benefit of Lender, its successors, successors in title, legal representatives and assigns. No Guarantor shall assign or transfer any of its rights or obligations under this Guaranty without the prior written consent of Lender.

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     44. Assignment by Lender. This Guaranty is assignable by Lender in whole or in part in conjunction with any assignment of the Note or portions thereof, and any such assignment hereof or any transfer or assignment of the Note or portions thereof by Lender shall operate to vest in any such assignee the rights and powers, in whole or in part, as appropriate, herein conferred upon and granted to Lender.

     45. Severability. If any term or provision of this Guaranty shall be determined to be illegal or unenforceable, all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by law.

     46. Disclosure. Guarantors agree that in addition to disclosures made in accordance with standard banking practices, Lender may disclose information obtained by Lender pursuant to this Guaranty to assignees or participants and potential assignees or participants hereunder.

     47. No Unwritten Agreements. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     48. Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Guarantors under this Guaranty.

     49. Ratification. Guarantors do hereby restate, reaffirm and ratify each and every warranty and representation regarding Guarantors or their Subsidiaries set forth in the Loan Agreement as if the same were more fully set forth herein.

     50. Joint and Several Liability. Each of the Guarantors covenants and agrees that each and every covenant and obligation of Guarantors hereunder shall be the joint and several obligations of each of the Guarantors.

     51. Fair Consideration. The Guarantors represent that the Guarantors are engaged in common business enterprises related to those of the Borrower and each Guarantor will derive substantial direct or indirect economic benefit from the effectiveness and existence of the Loan Agreement.

     52. Counterparts. This Guaranty and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Guaranty it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     53. Limited Guaranty.

          (a) Irrespective of anything contained hereunder, it is hereby agreed that the amount recoverable from a Guarantor under this Guaranty (but without limiting the scope or extent of the liabilities and obligations guaranteed under this Guaranty) on account of the Obligations guaranteed hereby shall be limited solely to the interest of such Guarantor in the

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Collateral, whether now owned or hereafter acquired; provided, however, that the foregoing limitation shall not limit the Lenders in seeking any losses due to such Guarantor’s fraud, misapplication or misappropriation of insurance proceeds, condemnation proceeds, tenant security deposits, rents, issues, profits, accounts, revenues, payments and any other funds derived from the Collateral and/or the Subject Property in which such Guarantor directly or indirectly holds an interest which are not applied in accordance with the terms of the Loan Documents. Nothing herein shall be deemed to be a waiver of any right which the Lenders may have under Section 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Code or any successor thereto or similar provisions under applicable state law to file a claim for the full amount of the Obligations or to require that all the Collateral shall continue to secure all of the Obligations in accordance with this Guaranty and the other Loan Documents. Except as specifically set forth above, nothing herein shall relieve, reduce or impair any obligation of any Guarantor under the Guaranty.

          (b) Each Guarantor specifically acknowledges and agrees that the limitations set forth above are limitations only upon the amount recoverable hereunder and that such limitations do not and shall not be construed to result in the satisfaction of the obligations of any Guarantor hereunder until either (i) such Guarantor has paid and the Lenders have received the full amount recoverable from such Guarantor as limited under this Paragraph 19 or (ii) all of the obligations guaranteed by the Guarantors hereunder have been paid and performed in full.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

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     IN WITNESS WHEREOF, Guarantors have executed this Guaranty under seal as of the         day of                     , 2005.

GUARANTORS:

BG DELAWARE HOLDINGS LLC, a Delaware limited liability company

By:	JDN QRS Inc., Its Managing Member

By:
Name:
Title:

DEVELOPERS DIVERSIFIED OF MISSISSIPPI, INC., an Ohio corporation

By:
Name:
Title:

DD DEVELOPMENT COMPANY II, INC., an Ohio corporation

By:
Name:
Title:

DEVELOPERS DIVERSIFIED OF ALABAMA, INC., an Alabama corporation

By:
Name:
Title:

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JDN REALTY CORPORATION, a Maryland corporation

By:
Name:
Title:

DDR DOWNREIT LLC, an Ohio limited liability company

By:	Developers Diversified Realty Corporation, Its Managing Member

By:
Name:
Title:

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     Lender joins in the execution of this Guaranty for the sole and limited purpose of evidencing its agreement to waiver of the right to trial by jury contained in Paragraph 16 hereof and Section 9.14 of the Loan Agreement.

KEYBANK NATIONAL ASSOCIATION

By:
Name:
Title:

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EXHIBIT F-3

UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE

     FOR AND IN CONSIDERATION OF the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid or delivered to the entity or entities executing this Unconditional Guaranty of Payment and Performance (such entity or entities are sometimes hereinafter referred to individually as “Guarantor” and collectively as “Guarantors”) the receipt and sufficiency whereof is hereby acknowledged by Guarantors, and for the purpose of seeking to induce KEYBANK NATIONAL ASSOCIATION, a national banking association (hereinafter referred to as “Lender,” which term shall also include each other Lender which may now or hereafter become a party to the “Loan Agreement” (as hereinafter defined) and shall also include any such individual Lender acting as administrative agent for all the Lenders), to extend credit or otherwise provide financial accommodations to DDR PR VENTURES LLC, S.E., a Delaware limited liability company (“PR Ventures”) and each additional Subsidiary which becomes a “Qualified Borrower” under the Loan Agreement (PR Ventures and each of such Subsidiaries, individually a “Qualified Borrower” and collectively, “Qualified Borrowers”; and Qualified Borrowers and Guarantor being hereinafter referred to collectively as “Borrower”), which extension of credit and provision of financial accommodations will be to the direct interest, advantage and benefit of Guarantors, Guarantors do hereby jointly and severally, absolutely, unconditionally and irrevocably guarantee to Lender:

          (c) the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of those certain Notes dated of even date herewith made by each Qualified Borrower to the order of KeyBank National Association (“KeyBank”) and the other Lenders that are parties to the Loan Agreement, in the aggregate principal face amount of up to Two Hundred Twenty Million and No/100 Dollars ($220,000,000.00), together with interest as provided in the Notes, together with any replacements, supplements, renewals, modifications, consolidations, restatements and extensions thereof; and

          (d) the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of each other note as may be issued under that certain Secured Term Loan Agreement dated of even date herewith (hereinafter referred to as the “Loan Agreement”) among Guarantor, PR Ventures, KeyBank, for itself and as Agent, and the other Lenders now or hereafter a party thereto, together with interest as provided in each such note, together with any replacements, supplements, renewals, modifications, consolidations, restatements, increases, and extensions thereof (each of the Notes described in subparagraph (a) above and this subparagraph (b) are hereinafter referred to collectively as the “Note”); and

          (e) the full and prompt payment and performance of all obligations of the Qualified Borrowers to Lender under the terms of the Loan Agreement, together with any replacements, supplements, renewals, modifications, consolidations, restatements and extensions thereof;

          (f) the full and prompt payment and performance of any and all other obligations of the Qualified Borrowers to Lender under the Security Documents, together with

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any replacements, supplements, renewals, modifications, consolidations, restatements and extensions thereof; and

          (g) the full and prompt payment and performance of any and all other obligations of the Qualified Borrowers to Lender under any other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced by the Note or the Loan Agreement (the Note, the Security Documents, the Loan Agreement and said other agreements, documents and instruments, including, without limitation, the Subsidiary Guaranties, are hereinafter collectively referred to as the “Loan Documents” and individually referred to as a “Loan Document”). Without limiting the generality of the foregoing, Guarantors acknowledge the terms of Section 2.1 of the Loan Agreement pursuant to which the Aggregate Commitment under the Loan Agreement may be increased from $220,000,000.00 to $400,000,000.00 and agree that this Guaranty shall extend and be applicable to each new or replacement note delivered by any Qualified Borrower in connection with any such increase and all other obligations of the Qualified Borrowers under the Loan Documents as a result of such increase without notice to or consent from Guarantors, or any of them.

     All terms used herein and not otherwise defined herein shall have the meanings set forth in the Loan Documents. All references to Borrower in this Guaranty shall refer to each Qualified Borrower as well as Guarantor in its capacity as a Borrower under the terms of the Loan Agreement.

     54. Agreement to Pay and Perform; Costs of Collection. Guarantors do hereby agree that if any Note is not paid by any Qualified Borrower in accordance with its terms, or if any and all sums which are now or may hereafter become due from any Qualified Borrower to Lender under the Loan Documents are not paid by such Qualified Borrower in accordance with their terms, or if any and all other Obligations are not performed by any Qualified Borrower in accordance with their terms, Guarantors will immediately make such payments and perform such Obligations. Guarantors further agree to pay Lender on demand all costs and expenses (including court costs and reasonable attorneys’ fees and disbursements) paid or incurred by Lender in endeavoring to collect the Obligations, to enforce any of the Obligations, or any portion thereof, or to enforce this Unconditional Guaranty of Payment and Performance (this “Guaranty”).

     55. Reinstatement of Refunded Payments. If, for any reason, any payment to Lender of any of the Obligations is required to be refunded by Lender to Borrower, or paid or turned over to any other person, including, without limitation, by reason of the operation of bankruptcy, reorganization, receivership or insolvency laws or similar laws of general application relating to creditors’ rights and remedies now or hereafter enacted, Guarantors agree to pay to the Lender on demand an amount equal to the amount so required to be refunded, paid or turned over (hereinafter referred to as the “Turnover Payment”), the obligations of Guarantors shall not be treated as having been discharged by the original payment to Lender giving rise to the Turnover Payment, and this Guaranty shall be treated as having remained in full force and effect for any such Turnover Payment so made by Lender, as well as for any amounts not theretofore paid to Lender on account of such obligations.

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     56. Rights of Lender to Deal with Collateral, Borrower and Other Persons. Each Guarantor hereby consents and agrees that Lender may at any time, and from time to time, without thereby releasing any Guarantor from any liability hereunder and without notice to or further consent from any other Guarantor or any other person or entity, either with or without consideration: release or surrender any lien or other security of any kind or nature whatsoever held by it or by any person, firm or corporation on its behalf or for its account, securing any of the Obligations; substitute for any collateral so held by it, other collateral of like kind, or of any kind; modify the terms of the Note or the Loan Documents; extend or renew the Note for any period; grant releases, compromises and indulgences with respect to the Note or the Loan Documents and to any persons or entities now or hereafter liable thereunder or hereunder; release any other guarantor (including any Guarantor), surety, endorser or accommodation party of the Note, the Security Documents or any other Loan Documents; or take or fail to take any action of any type whatsoever. No such action which Lender shall take or fail to take in connection with the Note or the Loan Documents, or any of them, or any security for the payment of the indebtedness of Borrower to Lender or for the performance of any of the Obligations or other obligations or undertakings of Borrower, nor any course of dealing with Borrower or any other person, shall release any Guarantor’s obligations hereunder, affect this Guaranty in any way or afford any Guarantor any recourse against Lender. The provisions of this Guaranty shall extend and be applicable to all replacements, supplements, renewals, amendments, extensions, consolidations, restatements and modifications of the Note and the Loan Documents, and any and all references herein to the Note and the Loan Documents shall be deemed to include any such replacements, supplements, renewals, extensions, amendments, consolidations, restatements or modifications thereof. Without limiting the generality of the foregoing, Guarantors acknowledge the terms of Section 12.3.2 of the Loan Agreement and agree that this Guaranty shall extend and be applicable to each new or replacement note delivered by Borrower pursuant thereto without notice to or further consent from Guarantors.

     57. No Contest with Lender; Subordination. So long as any Obligation remains unpaid or undischarged, Guarantors will not, by paying any sum recoverable hereunder (whether or not demanded by Lender) or by any means or on any other ground, claim any set-off or counterclaim against Borrower in respect of any liability of Guarantors to Borrower or, in proceedings under federal bankruptcy law or insolvency proceedings of any nature, prove in competition with Lender in respect of any payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of Borrower or the benefit of any other security for any Obligation which, now or hereafter, Lender may hold or in which it may have any share. Guarantors hereby expressly waive any right of contribution from or indemnity against Borrower or any other Guarantor, whether at law or in equity, arising from any payments made by any Guarantor pursuant to the terms of this Guaranty, and Guarantors acknowledge that Guarantors have no right whatsoever to proceed against Borrower or any other Guarantor for reimbursement of any such payments except for those rights of each Guarantor under the Contribution Agreement; provided, however, each Guarantor agrees not to pursue or enforce any of its rights under that certain Contribution Agreement dated as of even date herewith among Borrower and each Guarantor (as modified and amended from time to time, the “Contribution Agreement”), and each Guarantor agrees not to make or receive any payment on account of the Contribution Agreement so long as any of the Obligations remain unpaid or undischarged. In the event any Guarantor shall receive any payment under or on account of the Contribution Agreement, it shall hold such payment as trustee for Lender and be paid over to

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Lender on account of the indebtedness of Borrower to Lender but without reducing or affecting in any manner the liability of Guarantors under the other provisions of this Guaranty except to the extent the principal amount or other portion of such indebtedness shall have been reduced by such payment. In connection with the foregoing, Guarantors expressly waive any and all rights of subrogation to Lender against Borrower or any other Guarantor, and Guarantors hereby waive any rights to enforce any remedy which Lender may have against Borrower or any other Guarantor and any rights to participate in any collateral for Borrower’s obligations under the Loan Documents. Guarantors hereby subordinate any and all indebtedness of Borrower now or hereafter owed to Guarantors to all of the Obligations and any other indebtedness of Borrower or any other Guarantor to Lender, and agrees with Lender that (a) Guarantors shall not demand or accept any payment from Borrower or any other Guarantor on account of such indebtedness, (b) Guarantors shall not claim any offset or other reduction of Guarantors’ obligations hereunder because of any such indebtedness, and (c) Guarantors shall not take any action to obtain any interest in any of the security described in and encumbered by the Loan Documents because of any such indebtedness; provided, however, that, if Lender so requests, such indebtedness shall be collected, enforced and received by Guarantors as trustee for Lender and be paid over to Lender on account of the indebtedness of Borrower to Lender, but without reducing or affecting in any manner the liability of Guarantors under the other provisions of this Guaranty except to the extent the principal amount of such outstanding indebtedness shall have been reduced by such payment.

     58. Waiver of Defenses. Guarantors hereby agree that its obligations hereunder shall not be affected or impaired by, and hereby waives and agrees not to assert or take advantage of any defense based on:

          (a) the incapacity or lack of authority of Borrower or any other Person, the death or disability of Borrower or Guarantors or any other Person, or the failure of Lender to file or enforce a claim against the estate (either in administration, bankruptcy or in any other proceeding) of Borrower or any Guarantor or any other Person;

          (b) the dissolution or termination of existence of Borrower, any Guarantor or any other Person;

          (c) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Borrower, any Guarantor or any other Person;

          (d) the voluntary or involuntary receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, assignment, composition, or readjustment of, or any similar proceeding affecting Borrower or any Guarantor or any other Person, or any of Borrower’s or any Guarantors’ or any other Person’s properties or assets;

          (e) the damage, destruction, condemnation, foreclosure or surrender of all or any part of any collateral now or hereafter securing the payment or performance of the Obligations or the Subject Properties or any of the improvements located thereon;

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          (f) the failure of Lender to give notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or nonaction on the part of any other Person whomsoever in connection with any obligation hereby guaranteed;

          (g) any failure or delay of Lender to commence an action against Borrower or any other Person, to assert or enforce any remedies against Borrower under the Note or the Loan Documents, or to realize upon any security;

          (h) any failure of any duty on the part of Lender to disclose to any Guarantor any facts it may now or hereafter know regarding Borrower, any other Person or any collateral now or hereafter securing the payment of the Obligations, whether such facts materially increase the risk to Guarantors or not (it being agreed that Guarantors assume responsibility for being informed with respect to such information);

          (i) failure to accept or give notice of acceptance of this Guaranty by Lender;

          (j) failure to make or give notice of presentment and demand for payment of any of the indebtedness of Borrower to Lender or performance of any of the Obligations;

          (k) failure to make or give protest and notice of dishonor or of default to Guarantors or to any other party with respect to any of the Obligations;

          (l) any and all other notices whatsoever to which Guarantors might otherwise be entitled;

          (m) any lack of diligence by Lender in collection, protection or realization upon any collateral securing the payment or performance of the Obligations;

          (n) the invalidity or unenforceability of the Note or any of the Loan Documents;

          (o) the compromise, settlement, release or termination of any or all of the Obligations;

          (p) any transfer by Borrower or any other Person of all or any part of any collateral now or hereafter securing the payment or performance of the Obligations;

          (q) the failure of Lender to perfect any security or to extend or renew the perfection of any security;

          (r) any statute of limitations in any action hereunder or for the collection of the Note or for the payment of performance of the Obligations; or

          (s) to the fullest extent permitted by law, any other legal, equitable or surety defenses whatsoever to which Guarantors might otherwise be entitled, it being the intention that the obligations of Guarantors hereunder are absolute, unconditional and irrevocable.

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     Each Guarantor understands that the exercise by Lender of certain rights and remedies may affect or eliminate such Guarantor’s right of subrogation against the Borrower or the other Guarantors and that such Guarantor may therefore incur partially or totally nonreimbursable liability hereunder. Nevertheless, Guarantors hereby authorize and empower Lender, its successors, endorsees and assigns, to exercise in its or their sole discretion, any rights and remedies, or any combination thereof, which may then be available, it being the purpose and intent of Guarantors that the obligations hereunder shall be absolute, continuing, independent and unconditional under any and all circumstances. Notwithstanding any other provision of this Guaranty to the contrary, each Guarantor hereby waives and releases any claim or other rights which such Guarantor may now have or hereafter acquire against the Borrower or any other Guarantor of all or any of the obligations of Guarantors hereunder that arise from the existence or performance of such Guarantor’s obligations under this Guaranty or any of the other Loan Documents, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification, any right to participate in any claim or remedy of Lender against the Borrower or any other Guarantor or any Collateral which Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from the Borrower or any other Guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights except for those rights of each Guarantor under the Contribution Agreement; provided, however, each Guarantor agrees not to pursue or enforce any of its rights under the Contribution Agreement and each Guarantor agrees not to make or receive any payment on account of the Contribution Agreement so long as any of the Obligations remain unpaid or undischarged. In the event any Guarantor shall receive any payment under or on account of the Contribution Agreement, it shall hold such payment as trustee for Lender and be paid over to Lender on account of the indebtedness of Borrower to Lender but without reducing or affecting in any manner the liability of Guarantors under the other provisions of this Guaranty except to the extent the principal amount or other portion of such indebtedness shall have been reduced by such payment.

     59. Guaranty of Payment and Performance and Not of Collection. This is a Guaranty of payment and performance and not of collection. The liability of Guarantors under this Guaranty shall be primary, direct and immediate and not conditional or contingent upon the pursuit of any remedies against Borrower or any other Person, nor against securities or liens available to Lender, its successors, successors in title, endorsees or assigns. Guarantors hereby waive any right to require that an action be brought against Borrower or any other Person or to require that resort be had to any security or to any balance of any deposit account or credit on the books of Lender in favor of Borrower or any other Person.

     60. Rights and Remedies of Lender. In the event of a Default under the Note or the Loan Documents, or any of them, Lender shall have the right to enforce its rights, powers and remedies thereunder or hereunder or under any other agreement, document or instrument now or hereafter evidencing, securing or otherwise relating to the Obligations, in any order, and all rights, powers and remedies available to Lender in such event shall be nonexclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity. Accordingly, Guarantors hereby authorize and empower Lender upon the occurrence of any Default under the Note or the Loan Documents, at its sole discretion, and

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without notice to Guarantors, to exercise any right or remedy which Lender may have, including, but not limited to, judicial foreclosure, exercise of rights of power of sale, acceptance of an assignment in lieu of foreclosure, appointment of a receiver to collect rents and profits, exercise of remedies against personal property, or enforcement of any assignment of leases, as to any security, whether real, personal or intangible. At any public or private sale of any security or collateral for any of the Obligations, whether by foreclosure or otherwise, Lender may, in its discretion, purchase all or any part of such security or collateral so sold or offered for sale for its own account and may apply against the amount bid therefor all or any part of the balance due it pursuant to the terms of the Note or Security Documents or any other Loan Document without prejudice to Lender’s remedies hereunder against Guarantors for deficiencies. If the Obligations are partially paid by reason of the election of Lender to pursue any of the remedies available to Lender, or if such Obligations are otherwise partially paid, this Guaranty shall nevertheless remain in full force and effect, and Guarantors shall remain liable for the entire balance of the Obligations even though any rights which Guarantors may have against Borrower may be destroyed or diminished by the exercise of any such remedy.

     61. Application of Payments. Guarantors hereby authorize Lender, without notice to Guarantors, to apply all payments and credits received from Borrower or from Guarantors or realized from any security in such manner and in such priority Lender in its sole judgment shall see fit to the Obligations.

     62. Business Failure, Bankruptcy or Insolvency. In the event of the business failure of any Guarantor or if there shall be pending any bankruptcy or insolvency case or proceeding with respect to any Guarantor under federal bankruptcy law or any other applicable law or in connection with the insolvency of any Guarantor, or if a liquidator, receiver, or trustee shall have been appointed for any Guarantor or any Guarantor’s properties or assets, Lender may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of Lender allowed in any proceedings relative to such Guarantor, or any of such Guarantor’s properties or assets, and, irrespective of whether the Obligations shall then be due and payable, by declaration or otherwise, Lender shall be entitled and empowered to file and prove a claim for the whole amount of any sum or sums owing with respect to the Obligations, and to collect and receive any moneys or other property payable or deliverable on any such claim. Guarantors covenant and agree that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, Guarantors shall not seek a supplemental stay or otherwise pursuant to 11 U.S.C. §105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against Guarantors by virtue of this Guaranty or otherwise.

     63. Financial Statements and Other Information. Guarantors hereby represent and warrant to Lender that all financial statements of Guarantors and their respective Subsidiaries heretofore delivered by them to Lender are true and correct in all material respects, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the financial condition of Guarantors and their respective Subsidiaries as of the date thereof and the results of operations for the period then ended; that no material adverse

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change has occurred in the assets, liabilities, financial condition or business of Guarantors and their respective Subsidiaries as reflected therein since the date thereof; and that Guarantors and their respective Subsidiaries have no liabilities or known contingent liabilities involving material amounts which are not reflected in such financial statements or referred to in the notes thereto other than Guarantors’ obligations under this Guaranty.

     Guarantors will permit any representative designated by Lender, at Guarantors’ expense during the continuance of any Default under the Note or the Loan Documents and at Lender’s expense at all other times, to visit and inspect any of the properties of Guarantors and their respective Subsidiaries, to examine the records and books of account of Guarantors and their respective Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of Guarantors and their respective Subsidiaries, with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Lender may reasonably request.

     64. Covenants of Guarantors. Guarantors hereby covenant and agree with Lender that until all Obligations have been completely paid and performed and the obligations of Lender under the Loan Agreement have terminated:

          (a) each Guarantor will, and will cause their respective Subsidiaries to, cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights and franchises, to effect and maintain all foreign qualifications, licensing, domestication or authorization, and to comply in all material respects with all applicable laws and regulations with respect to the foregoing (including, without limitation, environmental laws). No Guarantor shall, without the prior written consent of Lender, make any material changes to the accounting principles used by such Guarantor in preparing the financial statements heretofore delivered to Lender or change its fiscal year;

          (b) each Guarantor will, and will cause their respective Subsidiaries to, keep complete, proper and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles consistent with the preparation of the financial statements heretofore delivered to Lender and will maintain adequate accounts and reserves for all taxes (including income taxes), all depreciation and amortization of its properties, all other contingencies, and all other proper reserves in the same manner, and to the same extent, that it has, to the extent applicable, kept and maintained its records and books and maintained accounts and reserves for the foregoing;

          (c) each Guarantor will continue to engage primarily in the businesses now conducted by it;

          (d) each Guarantor will, and will cause their respective Subsidiaries to, maintain and keep the properties used or deemed by it to be useful in its business in good repair, working order and condition, and make or cause to be made all necessary and proper repairs thereto and replacements thereof;

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          (e) each Guarantor will not make or permit to be made, by voluntary or involuntary means, any transfer, dilution or encumbrance of its direct or indirect interest in the Subject Properties, except as expressly permitted in the Loan Agreement;

          (f) each Guarantor will not become a party to any merger, consolidation or other business combination, or agree to effect any asset acquisition stock acquisition or other acquisition, dissolution, liquidation or disposition of all or substantially all of its respective assets or business, without the prior written consent of Lender, except as expressly permitted in the Loan Agreement;

          (g) each Guarantor will not, and will not permit any of their respective Subsidiaries to, become a party to or agree to or affect any disposition of assets, other than the disposition of assets in the ordinary course of business, consistent with past practices, except as expressly permitted in the Loan Agreement;

          (h) each Guarantor will be self-directed and will not retain or otherwise rely on any other Person to make its investment decisions; provided that such Guarantor shall not be prohibited from consulting with investment bankers and other advisors in the ordinary course of its business;

          (i) in the event that a Default shall have occurred and be continuing, such Guarantor shall make no Distributions, except as expressly permitted in the Loan Agreement; and

          (j) each Guarantor shall at all times comply with all covenants and provisions of the Loan Agreement and the Loan Documents applicable to such Guarantor.

     65. Security and Rights of Set-off. Guarantors hereby grant to Lender, as security for the full and prompt payment and performance of Guarantors’ obligations hereunder, a continuing lien on and security interest in any and all securities or other property belonging to Guarantors now or hereafter held by Lender and in any and all deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of Lender where the deposits are held) now or hereafter held by Lender and other sums credited by or due from Lender to a Guarantor or subject to withdrawal by a Guarantor; and regardless of the adequacy of any collateral or other means of obtaining repayment of such obligations, during the continuance of any Default under the Note or the Loan Documents, Lender may at any time and without notice to Guarantors set-off and apply the whole or any portion or portions of any or all such deposits and other sums against amounts payable under this Guaranty, whether or not any other person or persons could also withdraw money therefrom, provided, however, that Lender shall endeavor to provide Guarantors with notice of any such set-off within five (5) Business Days after such set-off (without any liability for a failure to deliver any such notice). Any security now or hereafter held by or for Guarantors and provided by Borrower, or by anyone on Borrower’s behalf, in respect of liabilities of Guarantors hereunder shall be held in trust for Lender as security for the liabilities of Guarantors hereunder.

     66. Changes in Writing; No Revocation. This Guaranty may not be changed orally, and no obligation of Guarantors can be released or waived by Lender except by a writing signed

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by a duly authorized officer of Lender. This Guaranty shall be irrevocable by Guarantors until all of the Obligations have been completely paid and performed and the obligations of Lender under the Loan Agreement have terminated.

     67. Notices. All notices, demands or requests provided for or permitted to be given pursuant to this Guaranty (hereinafter in this paragraph referred to as “Notice”) must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing the same in the United States Mail, postpaid and registered or certified, return receipt requested, at the addresses set forth below. Each Notice shall be effective upon being delivered personally or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to any such Notice must be given or any action taken with respect thereto, however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier or, if so deposited in the United States Mail, the earlier of three (3) business days following such deposit and the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address of which no Notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, Guarantors or Lender shall have the right from time to time and at any time during the term of this Guaranty to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America. For the purposes of this Guaranty:

The Address of Lender is:

KeyBank National Association
127 Public Square
Cleveland, Ohio 44114-1306
Attention: Dan Heberle

With a copy to:

McKenna Long & Aldridge LLP
303 Peachtree Street, Suite 5300
Atlanta, Georgia 30308
Attn: William F. Timmons, Esq.
Facsimile: (404) 527-4198

The Addresses of Guarantors are as follows:

3300 Enterprise Parkway
Beachwood, Ohio 44122
Phone: 216/755-5775
Facsimile: 216/755-1775
Attention: Chief Financial Officer

With a copy to:

F-3

3300 Enterprise Parkway
Beachwood, Ohio 44122
Phone: 216/755-5650
Facsimile: 216/755-1560
Attention: General Counsel

     68. GOVERNING LAW. GUARANTORS ACKNOWLEDGE AND AGREE THAT THIS GUARANTY AND THE OBLIGATIONS OF GUARANTORS HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF OHIO (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).

     69. CONSENT TO JURISDICTION; WAIVERS. GUARANTORS HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMIT TO PERSONAL JURISDICTION IN THE STATE OF OHIO OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, AND (B) WAIVE ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (I) TO THE RIGHT, IF ANY, TO TRIAL BY JURY, (LENDER HAVING ALSO WAIVED SUCH RIGHT TO TRIAL BY JURY), (II) TO OBJECT TO JURISDICTION WITHIN THE STATE OF OHIO OR VENUE IN ANY PARTICULAR FORUM WITHIN THE STATE OF OHIO, AND (III) TO THE RIGHT, IF ANY, TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN OR IN ADDITION TO ACTUAL DAMAGES. LENDER IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS UNDER THE LAWS OF ANY STATE TO THE RIGHT, IF ANY, TO TRIAL BY JURY. GUARANTORS AGREE THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO GUARANTORS AT THE ADDRESSES SET FORTH IN PARAGRAPH 14 ABOVE, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL BE SO MAILED. NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST GUARANTORS PERSONALLY, AND AGAINST ANY PROPERTY OF GUARANTORS, WITHIN ANY OTHER STATE. INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY STATE SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF THE STATE OF OHIO SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF GUARANTORS AND LENDER HEREUNDER OR OF THE SUBMISSION HEREIN MADE BY GUARANTORS TO PERSONAL JURISDICTION WITHIN THE STATE OF OHIO. GUARANTORS HEREBY WAIVE ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT. GUARANTORS CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND

F-3

ACKNOWLEDGE THAT LENDER HAS BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS PARAGRAPH 16. GUARANTORS ACKNOWLEDGE THAT THEY HAVE HAD AN OPPORTUNITY TO REVIEW THIS PARAGRAPH 16 WITH THEIR LEGAL COUNSEL AND THAT GUARANTORS AGREE TO THE FOREGOING AS THEIR FREE, KNOWING AND VOLUNTARY ACT.

     70. Successors and Assigns. The provisions of this Guaranty shall be binding upon Guarantors and their respective heirs, successors, successors in title, legal representatives, executors, estate and assigns, and shall inure to the benefit of Lender, its successors, successors in title, legal representatives and assigns. No Guarantor shall assign or transfer any of its rights or obligations under this Guaranty without the prior written consent of Lender.

     71. Assignment by Lender. This Guaranty is assignable by Lender in whole or in part in conjunction with any assignment of the Note or portions thereof, and any such assignment hereof or any transfer or assignment of the Note or portions thereof by Lender shall operate to vest in any such assignee the rights and powers, in whole or in part, as appropriate, herein conferred upon and granted to Lender.

     72. Severability. If any term or provision of this Guaranty shall be determined to be illegal or unenforceable, all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by law.

     73. Disclosure. Guarantors agree that in addition to disclosures made in accordance with standard banking practices, Lender may disclose information obtained by Lender pursuant to this Guaranty to assignees or participants and potential assignees or participants hereunder.

     74. No Unwritten Agreements. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     75. Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Guarantors under this Guaranty.

     76. Ratification. Guarantors do hereby restate, reaffirm and ratify each and every warranty and representation regarding Guarantors or their Subsidiaries set forth in the Loan Agreement as if the same were more fully set forth herein.

     77. Joint and Several Liability. Each of the Guarantors covenants and agrees that each and every covenant and obligation of Guarantors hereunder shall be the joint and several obligations of each of the Guarantors.

     78. Fair Consideration. The Guarantors represent that the Guarantors are engaged in common business enterprises related to those of the Qualified Borrower and each Guarantor will

F-3

derive substantial direct or indirect economic benefit from the effectiveness and existence of the Loan Agreement.

     79. Counterparts. This Guaranty and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Guaranty it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

F-3

     IN WITNESS WHEREOF, Guarantors have executed this Guaranty under seal as of the ___day of ___, 2005.

GUARANTORS:

DEVELOPERS DIVERSIFIED REALTY CORPORATION, an Ohio corporation

By:

Name:

Title:

F-3

     Lender joins in the execution of this Guaranty for the sole and limited purpose of evidencing its agreement to waiver of the right to trial by jury contained in Paragraph 16 hereof and Section 9.14 of the Loan Agreement.

KEYBANK NATIONAL ASSOCIATION

By:

Name:

Title:

F-3

EXHIBIT G

[DDR LETTERHEAD]

                    , 2005

[Servicer]
[Address]

Re: [Applicable Subject Property Owner]

Dear                     :

1.	Reference is made to that certain [Cash Management Agreement] dated among , as borrower, , as lender, and , as [servicer/depository] (as the same has been or hereafter may be modified or amended from time to time the “Cash Management Agreement”), pursuant to which you serve as [servicer/depository] under the loan to which such agreement relates and have the responsibility for the administration of the Cash Management Account (as defined below).

2.	Previously, we have instructed you (the “Prior Instructions”), to transfer on a daily basis any remaining funds in Cash Management Account # (the “Cash Management Account”), after transfers to the [Describe Accounts] (as those terms are defined in the Cash Management Agreement), to an account maintained by us at (such remaining funds, together with any other funds that are to be released to us from the Cash Management Account or under the Cash Management Agreement are hereinafter referred to collectively as the “Remaining Funds”).

3.	The purpose of this instruction letter is to replace the instructions referred to in Section 2 with respect to the transfer of the Remaining Funds. We hereby instruct you to transfer on a daily basis all Remaining Funds, commencing with , 200___, to an account (the “KeyBank Account”) that we have established with KeyBank National Association (“KeyBank”), for the benefit of KeyBank, as Administrative Agent (“Agent”), pursuant to the following wire instructions:

Bank: KeyBank National Association
ABA #:

Account #:

Credit:

Reference:

4.	By your signature below, you hereby:

(a)	acknowledge receipt of this instruction letter and agree to disburse the Remaining Funds to the KeyBank Account pursuant to the terms of this instruction letter; and

(b)	agree that (i) your agreement to comply with these instructions may be terminated by you only by presenting written notice of such termination to us and to Agent at least thirty (30) days prior to the date of termination; (ii) these instructions may be revoked by us in the future only by a written notice signed by us and Agent delivered to you specifying the date of such revocation; and (iii) these instructions may only be amended in the future by a writing signed by us and you and consented to in writing by Agent. For purposes of the foregoing, Agent’s address shall be KeyBank National Association, 127 Public Square, Cleveland, Ohio 44114-1306, Attn: Dan Heberle.

5.	These instructions shall be binding upon and inure to the benefit of the entities signing below and their respective successors and assigns.

6.	These instructions (and any amendment thereto in accordance with paragraph 4 of this letter) may be executed in counterparts; all such counterparts shall constitute a single agreement. These instructions supersede any prior instructions, understandings or other communications, oral or written, between us and you relating to the subject matter hereof, including, without limitation, the Prior Instructions.

7.	We represent to you that the execution of this letter has been duly authorized, and that such authorization is consistent and in accordance with the terms of the Cash Management Agreement.

[Remainder of Page Intentionally Left Blank]

Sincerely,

Developers Diversified Realty Corporation	[SUBJECT PROPERTY OWNER]

By:	By:

Name:	Name:

Title:	Title:

Accepted and Agreed to:

[SERVICER]/[DEPOSITORY]

By:

Name:

Title:

KeyBank National Association

By:

Name:

Title:

EXHIBIT H

FORM OF SPRINGING INSTRUCTION LETTER

[DDR LETTERHEAD]

June 29, 2005

National City Bank
Investment Real Estate
One Chagrin Highlands
200 Auburn Drive, Suite 400
Beachwood, Ohio 44122-4327
Attention: Janet Jack

Dear ___________:

8.	The purpose of this instruction letter is to authorize and direct you to take certain actions upon your receipt of written notice (a “Default Notice”) from KeyBank National Association, as Administrative Agent (“Agent”) that a “Default” has occurred under that certain Secured Term Loan Agreement dated as of June ___, 2005 between Developers Diversified Realty Corporation (“DDR”), KeyBank National Association, Agent and the Lenders from time to time as a party thereto (as modified and amended from time to time, the “Loan Agreement”).

9.	We hereby instruct, authorize and direct you to remit all funds from time to time in those certain Deposit Account #’s: (i) 359415691; (ii) 981196134; and (iii) 657656880 (the “Deposit Accounts”) directly to Agent upon your receipt of a Default Notice and to continue to do so until otherwise notified in writing by Agent. We hereby irrevocably direct and authorize you to make such payments on a daily basis directly to Agent following receipt of such Default Notice, and we covenant and agree that you shall have the right to rely on such Default Notice without any obligation or right to inquire as to whether any such “Default” exists under the Loan Agreement, and notwithstanding any notice or claim by DDR or any of its Subsidiaries or Affiliates to the contrary, and that DDR shall have no right or claim against you by reason of any such payments made by you to Agent following receipt of a Default Notice. DDR and Agent hereby direct you to disburse any and all of such funds in the Deposit Accounts to Agent pursuant to the instructions to be set forth in the Default Notice (the “KeyBank Account”).

10.	By your signature below, you hereby:

(a)	acknowledge receipt of this instruction letter and agree to disburse all funds in the Deposit Accounts to the KeyBank Account pursuant to the terms of this instruction letter; and

(b)	agree that (i) your agreement to comply with these instructions may be terminated by you only by presenting written notice of such termination to us and to Agent at least thirty (30) days prior to the date of termination; (ii) these instructions may be revoked by us in the future only by a written notice signed by us and Agent delivered to you specifying the date of such revocation; and (iii) these instructions may only be amended in the future by a writing signed by us and you and consented to in writing by Agent. For purposes of the foregoing, Agent’s address shall be KeyBank National Association, 127 Public Square, Cleveland, Ohio 44114-1306, Attn: Dan Heberle.

11.	These instructions shall be binding upon and inure to the benefit of the entities signing below and their respective successors and assigns.

12.	These instructions (and any amendment thereto in accordance with paragraph 3 of this letter) may be executed in counterparts; all such counterparts shall constitute a single agreement. These instructions supersede any prior instructions, understandings or other communications, oral or written, between us and you relating to the subject matter hereof.

13.	We represent to you that the execution of this letter has been duly authorized.

[Remainder of Page Intentionally Left Blank]

Sincerely,

Developers Diversified Realty Corporation

By:

Name:

Title:

Accepted and Agreed to:

NATIONAL CITY BANK

By:

Name:

Title:

KeyBank National Association, as
Administrative Agent

By:

Name:

Title:

EXHIBIT I

QUALIFIED BORROWER NOTE

_______________, 2005

     [QUALIFIED BORROWER NAME], a                      organized under the laws of the State of                      (the “Borrower”), promises to pay to the order of KEYBANK NATIONAL ASSOCIATION, N.A., as Administrative Agent pursuant to the Secured Term Loan Agreement described below (the “Lender”) the aggregate unpaid principal amount of all Loans made to the Borrower pursuant to Article II of the Secured Term Loan Agreement (as the same may be amended or modified, the “Agreement”) hereinafter referred to, in immediately available funds at the office of KeyBank National Association, N.A., as Administrative Agent, at 127 Public Square, Cleveland, Ohio 44114-1306, or such other address as may be designated by Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay remaining unpaid principal of and accrued and unpaid interest on the Loans in full on the Maturity Date or such earlier date as may be required under the Agreement.

     The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

     This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Secured Term Loan Agreement, dated as of June 29, 2005, as amended, among the Borrower, KeyBank National Association, N.A., individually and as Administrative Agent, and the other Lenders named therein, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

     If there is a Default under the Agreement or any other Loan Document and Administrative Agent exercises the remedies provided under the Agreement and/or any of the Loan Documents for the Lenders, then in addition to all amounts recoverable by the Administrative Agent and the Lenders under such documents, Administrative Agent and the Lenders shall be entitled to receive reasonable attorneys fees and expenses incurred by Administrative Agent and the Lenders in connection with the exercise of such remedies.

     Borrower and all endorsers severally waive presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note, and any and all lack of diligence or delays in collection or enforcement of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and expressly consent to the release of any party liable for the obligation secured by this Note, the release of any of the security for this Note, the acceptance of any other security therefore, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of the Borrower and any endorsers hereof.

     This Note shall be governed and construed under the internal laws of the State of Ohio.

     BORROWER AND LENDER, BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS NOTE OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS NOTE AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

[QUALIFIED BORROWER NAME]

By:

Print Name:

Title:

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL

TO NOTE OF [QUALIFIED BORROWER NAME]
DATED                                         , 2005

Maturity
	Principal	Maturity	Principal
	Amount of	of Interest	Amount	Unpaid
Date	Loan	Period	Paid	Balance

EXHIBIT K

AMENDMENT REGARDING INCREASE

AMENDMENT TO SECURED TERM LOAN AGREEMENT

     This                                          Amendment to the Secured Term Loan Agreement (the “Amendment”) is made as of                                         ,                    , by and among Developers Diversified Realty Corporation, a corporation organized under the laws of the State of Ohio (the “Borrower”), KeyBank National Association, and the several banks, financial institutions and other entities from time to time parties to this Agreement (the “Lenders”), and KeyBank National Association, not individually, but as “Administrative Agent”, and one or more new or existing “Lenders” shown on the signature pages hereof.

R E C I T A L S

     A. Borrower, Administrative Agent and certain other Lenders have entered into a Secured Term Loan Agreement dated as of June 29, 2005 (as amended, the “Loan Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Loan Agreement.

     B. Pursuant to the terms of the Loan Agreement, the Lenders initially agreed to provide Borrower with a secured term loan facility in an aggregate principal amount of up to $220,000,000. The Borrower, the Administrative Agent and the Lenders now desire to amend the Loan Agreement in order to, among other things (i) increase the Aggregate Commitment to $___,000,000; and (ii) admit [name of new banks] as “Lenders” under the Loan Agreement.

     NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENTS

     1. The foregoing Recitals to this Amendment hereby are incorporated into and made part of this Amendment.

     From and after                                         ,                      (the “Effective Date”) (i) [name of new banks] shall be considered as “Lenders” under the Loan Agreement and the Loan Documents, and (ii) [name of existing lenders] shall each be deemed to have increased its Commitment to the amount shown next to their respective signatures on the signature pages of this Amendment, each having a Commitment in the amount shown next to their respective signatures on the signature pages of this Amendment. The Borrower shall, on or before the Effective Date, execute and deliver to each of such new or existing Lenders a new or amended and restated Note in the amount of such Commitment.

     From and after the Effective Date, the Aggregate Commitment shall equal                      Million Dollars ($                    ,000,000).

     For purposes of Section 13.1 of the Loan Agreement (Giving Notice), the address(es) and facsimile number(s) for [name of new banks] shall be as specified below their respective signature(s) on the signature pages of this Amendment.

     The Borrower hereby represents and warrants that, as of the Effective Date, there is no Default or Unmatured Default, the representations and warranties contained in Article V of the Agreement are true and correct as of such date and the Borrower has no offsets or claims against any of the Lenders.

     As expressly modified as provided herein, the Loan Agreement shall continue in full force and effect.

     This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

DEVELOPERS DIVERSIFIED REALTY CORPORATION	KEYBANK NATIONAL ASSOCIATION,
Individually and as Administrative Agent

By:	By:

Print Name:	Print Name:

Title:	Title:

3300 Enterprise Parkway	127 Public Square, 8th Floor
Beachwood, Ohio 44122	Cleveland, Ohio 44114
Phone: 216/755-5775	Attention: Donald Woods
Facsimile: 216/755-1775	Telephone: (216) 689-7547
Attention: Chief Financial Office	Facsimile: (216) 689-4997

[NAME OF NEW LENDER]

Amount of Commitment: $
By:

Print Name:

Title:

[Address of New Lender]

Attention:

Telephone:

Facsimile:

EXHIBIT L

SECTION 19 OF THE UNSECURED FACILITY GUARANTY

     19. Notwithstanding anything to the contrary contained herein, if a Subsidiary Guarantor which owns more than one Project, either directly or indirectly through the ownership of Capital Stock in another Subsidiary of Borrower (a “Multi-Property Guarantor”), owns an interest in any Capital Stock in a Subsidiary of Borrower that is excluded from being a Subsidiary Guarantor pursuant to Section 6.13 of the Credit Agreement (an “Excluded Entity”), then the amounts recoverable by the Lenders from such Multi-Property Guarantor under this Guaranty shall exclude any and all amounts arising from such Multi-Property Guarantor’s right, title and interest in the Capital Stock of such Excluded Entity (including, without limitation, any right of such Multi-Property Guarantor to receive distributions or other payments on account of any Capital Stock of such Excluded Entity) or from the assets of such Excluded Entity (whether pursuant to a judgment lien or otherwise).

SCHEDULE 1.1

NEGATIVE PLEDGE INTERESTS

None.

Schedule 1.1 - Page 1

SCHEDULE 1.2

PLEDGED DISTRIBUTIONS INTERESTS

None.

Schedule 1.2 - Page 2

SCHEDULE 1.3

PLEDGED EQUITY INTERESTS

PLEDGED EQUITY
PROPERTIES	PLEDGED EQUITY ENTITIES	ASSIGNORS	PLEDGED EQUITY INTERESTS
Delaware Commons	BG Delaware Consumer Square LLC	BG Delaware Holdings LLC	BG Delaware Holdings LLC will pledge 100% of the membership interests in BG Delaware Consumer Square LLC

Mooresville Consumer Square	Buffalo-Mooresville, LLC	DDR DownREIT LLC	DDR DownREIT LLC will pledge 49% of its 99% membership interest in Buffalo-Mooresville, LLC

Consumer Square West	Buffalo-Broad Associates, LLC	DDR DownREIT LLC	DDR DownREIT LLC will pledge 100% of the membership interests in Buffalo-Broad Associates, LLC

Brook Highland Plaza	GS II Brook Highland LLC	Developers Diversified of Alabama, Inc.	Developers Diversified of Alabama, Inc. will pledge 49% of the membership interests in GS II Brook Highland LLC

Big Oaks Crossing	GS II Big Oaks LLC	Developers Diversified of Mississippi, Inc.	Developers Diversified of Mississippi, Inc. will pledge 49% of the membership interests in GS II Big Oaks LLC

Town Center Plaza	Town Center Plaza, L.L.C.	Developers Diversified Realty Corporation	Developers Diversified Realty Corporation will pledge 50% of the membership interests in Town Center Plaza, L.L.C.

Peach Street Square Phase I	GS Erie LLC	GS DDR LLC	GS DDR LLC will pledge 48.9% of the membership interests in GS Erie LLC

Southland Crossing	GS Boardman LLC	GS DDR LLC	GS DDR LLC will pledge 48.9% of the membership interests in GS Boardman LLC

Plaza at Sunset Hills	GS Sunset LLC	GS DDR LLC	GS DDR LLC will pledge 48.9% of the membership interests in GS Sunset LLC

The Promenade at Brentwood	GS Brentwood LLC	GS DDR LLC	GS DDR LLC will pledge 48.9% of the membership interests in GS Brentwood LLC

Jacksonville Regional Shopping Center	GS II Jacksonville Regional LLC	GS II DDR LLC	GS II DDR LLC will pledge 49% of the membership interests in GS II Jacksonville Regional LLC

Uptown Solon	GS II Uptown Solon LLC	GS II DDR LLC	GS II DDR LLC will pledge 49% of the membership interests in GS II Uptown Solon LLC

North Pointe Plaza	GS II North Pointe LLC	GS II DDR LLC	GS II DDR LLC will pledge 49% of the membership interests in GS II North Pointe LLC

Schedule 1.3 - Page 1

PLEDGED EQUITY
PROPERTIES	PLEDGED EQUITY ENTITIES	ASSIGNORS	PLEDGED EQUITY INTERESTS
Green Ridge Square	GS II Green Ridge LLC	GS II DDR LLC	GS II DDR LLC will pledge 49% of the membership interests in GS II Green Ridge LLC

Indiana Hills Plaza	GS II Indian Hills LLC	GS II DDR LLC	GS II DDR LLC will pledge 49% of the membership interests in GS II Indian Hills LLC

Meridian Crossroads	GS II Meridian Crossroads LLC	GS II DDR LLC	GS II DDR LLC will pledge 49% of the membership interests in GS II Meridian Crossroads LLC

University Centre	GS II University Centre LLC	GS II DDR LLC	GS II DDR LLC will pledge 49% of the membership interests in GS II University Centre LLC

Oxford Commons	GS II Oxford Commons LLC	GS II DDR LLC	GS II DDR LLC will pledge 49% of the membership interests in GS II Oxford Commons LLC

El Senorial Plaza	DDR Senorial LLC, S.E.	DDR CRV Portfolio LLC, S.E.	DDR CRV Portfolio LLC, S.E. will pledge 100% of the membership interests in DDR Senorial LLC, S.E.

Plaza del Atlantico	DDR Atlantico LLC, S.E.	DDR CRV Portfolio LLC, S.E.	DDR CRV Portfolio LLC, S.E. will pledge 100% of the membership interests in DDR Atlantico LLC, S.E.

Plaza Rio Hondo	DDR Rio Hondo LLC, S.E.	DDR CRV Portfolio LLC,* S.E.	DDR CRV Portfolio LLC, S.E. will pledge 100% of the membership interests in DDR Rio Hondo LLC, S.E.

Rexville Plaza	DDR Rexville LLC, S.E.	DDR CRV Portfolio LLC, S.E.	DDR CRV Portfolio LLC, S.E. will pledge 100% of the membership interests in DDR Rexville LLC, S.E.

University Hills Shopping Center	Black Cherry Limited Liability Company	JDN Realty Corporation	JDN Realty Corporation will pledge 49% of the membership interests in Black Cherry Limited Liability Company

Bandera Point N&S	Retail Value Investment Program IIIC Limited Partnership	Developers Diversified Realty Corporation AND DD Development Company II, Inc.	Developers Diversified Realty Corporation and DD Development Company II, Inc., will collectively pledge 100% of the limited Class A and limited Class B Units in Retail Value Investment Program III C Limited Partnership.

Schedule 2 - Page 1

SCHEDULE 2

INDEBTEDNESS AND LIENS
(See Sections 5.13 and 6.16)

None.

Schedule 2 - Page 1

SCHEDULE 3

LITIGATION
(See Section 5.6)

None.

Schedule 3 - Page 1

SCHEDULE 4

SUBSIDIARY GUARANTORS AND ASSIGNORS

Schedule 4 - Page 1

Developers Diversified Realty Corporation
125 DDR employees (to satisfy 100-holder requirement)
10,000 shares of Common Stock
1,000 shares of Preferred Stock
125 shares of Preferred Stock
JDN Realty Corporation
100%
JDN QRS Inc.
100%
BG Delaware Holdings LLC
100%
BG Delaware Consumer Square LLC
Delaware Commons

Delaware Commons BG Delaware Holdings LLC 100% 100% JDN Realty Corporation 125 DDR employees (to satisfy 100-holder requirement) JDN QRS Inc. Developers Diversified Realty Corporation 10,000 shares of Common Stock 1,000 shares of Preferred Stock 125 shares of Preferred Stock BG Delaware Consumer Square LLC 100%

Schedule 4 - Page 2

Developers Diversified Realty Corporation
100%
DD Development Company II, Inc.
Developers Diversified Realty Corporation
.8% Member
Managing Member 76.8%
Preferred Member 22.4%
DDR DownREIT, LLC
99%
Buffalo-Mooresville, LLC
PNC
Mooresville Consumer Square
Developers Diversified Realty Corporation
125 DDR employees (to satisfy 100-holder requirement)
10,000 shares of Common Stock
1,000 shares of Preferred Stock
125 shares of Preferred Stock
JDN Realty Corporation
100%
JDN QRS Inc.
JDN Mooresville LLC
99%
1%
Buffalo-Post Falls Associates, L.L.C.
1%

Developers Diversified Realty Corporation 100% Managing Member 76.8% DDR DownREIT, LLC Buffalo- Mooresville, LLC 99% Preferred Member 22.4% DD Development Company II, Inc. ..8% Member Mooresville Consumer Square Developers Diversified Realty Corporation PNC Buffalo-Post Falls Associates, L.L.C. 99% 1% JDN QRS Inc. 100% JDN Realty Corporation 125 DDR employees (to satisfy 100-holder requirement) Developers Diversified Realty Corporation 10,000 shares of Common Stock 1,000 shares of Preferred Stock 125 shares of Preferred Stock JDN Mooresville LLC 1%

Schedule 4 - Page 3

Developers Diversified Realty Corporation
Developers Diversified Realty Corporation
100%
DD Development Company II, Inc.
Managing Member 76.8%
Preferred Member 22.4%
.8%
Member
DDR DownREIT, LLC
100%
Buffalo-Broad Associates, LLC
CANADA LIFE
Consumer Square West

Developers Diversified Realty Corporation 100% Managing Member 76.8% DDR DownREIT, LLC Buffalo-Broad Associates, LLC 100% Preferred Member 22.4% DD Development Company II, Inc. ..8% Member Consumer Square West Developers Diversified Realty Corporation CANADA LIFE

Schedule 4 - Page 4

Developers Diversified
Realty Corporation
100%
Town Center
Plaza, L.L.C.
Town Center
Plaza

Developers Diversified Realty Corporation Town Center Plaza, L.L.C. 100% Town Center Plaza

Schedule 4 - Page 5

Developers Diversified Realty Corporation
100%
DDR Realty Company
100%
GS DDR LLC
100%
GS Erie LLC
Peach Street Square Phase I

Peach Street Square Phase I 100% 100% GS DDR LLC Developers Diversified Realty Corporation 100% DDR Realty Company GS Erie LLC

Schedule 4 - Page 6

Developers Diversified
Realty Corporation
100%
DDR Realty
Company
100%
GS DDR
LLC
100%
GS Boardman
LLC
Southland Crossings

GS Boardman LLC 100% Southland Crossings 100% GS DDR LLC Developers Diversified Realty Corporation 100% DDR Realty Company

Schedule 4 - Page 7

Plaza at Sunset Hills 100% GS DDR LLC Developers Diversified Realty Corporation 100% DDR Realty Company GS Sunset LLC

Schedule 4 - Page 8

Developers Diversified Realty Corporation
100%
DDR Realty Company
100%
GS DDR LLC
100%
GS Brentwood LLC
The Promenade at Brentwood

The Promenade at Brentwood 100% GS DDR LLC Developers Diversified Realty Corporation 100% DDR Realty Company GS Brentwood LLC 100%

Schedule 4 - Page 9

Jacksonville Regional Shopping Center. GS II DDR LLC Developers Diversified Realty Corporation 100% 100% GS II Jacksonville Regional LLC

Schedule 4 - Page 10

Developers Diversified Realty Corporation
100%
GS II DDR LLC
100%
GS II Uptown Solon LLC
Uptown Solon

Uptown Solon GS II DDR LLC Developers Diversified Realty Corporation 100% 100% GS II Uptown Solon LLC

Schedule 4 - Page 11

North Pointe Plaza. GS II DDR LLC Developers Diversified Realty Corporation 100% 100% GS II North Pointe LLC

Schedule 4 - Page 12

Green Ridge Square GS II DDR LLC Developers Diversified Realty Corporation 100% 100% GS II Green Ridge LLC

Schedule 4 - Page 13

Indian Hills Plaza GS II DDR LLC Developers Diversified Realty Corporation 100% 100% GS II Indian Hills LLC

Schedule 4 - Page 14

Meridian Crossroads Parcels 3 & 4 Outlot A Retails GS II DDR LLC Developers Diversified Realty Corporation 100% 100% GS II Meridian Crossroads LLC

Schedule 4 - Page 15

Developers Diversified Realty Corporation
100%
GS II DDR LLC
100%
GS II University Centre LLC
University Centre.

University Centre. GS II DDR LLC Developers Diversified Realty Corporation 100% 100% GS II University Centre LLC

Schedule 4 - Page 16

Developers Diversified Realty Corporation
100%
GS II DDR LLC
100%
GS II Oxford Commons LLC
Oxford Commons.

Oxford Commons. GS II DDR LLC Developers Diversified Realty Corporation 100% 100% GS II Oxford Commons LLC

Schedule 4 - Page 17

Brook Highland Plaza Developers Diversified Realty Corporation 100% 100% GS II Brook Highland LLC Developers Diversified of Alabama, Inc.

Schedule 4 - Page 18

Big Oaks Crossing Developers Diversified Realty Corporation 100% 100% GS II Big Oaks Crossing LLC Developers Diversified of Mississippi, Inc.

Schedule 4 - Page 19

Developers Diversified Realty Corporation
100%
DD Development Company II, Inc.
Developers Diversified Realty Corporation
24.75 % B LP
99% A LP
74.25% B LP
1% A GP
1% B GP
Retail Value Investment Program III C Limited Partnership
100%
99% LP
Bandera Pointe Investment LLC
1% GP
DDR DB SA Ventures LP
Bandera Pointe N&S

24.75 % B LP 1% GP 99% LP 1% A GP 1% B GP 99% A LP 74.25% B LP DD Development Company II, Inc. Retail Value Investment Program III C Limited Partnership Bandera Pointe Investment LLC DDR DB SA Ventures LP Bandera Pointe N&S 100% Developers Diversified Realty Corporation 100% Developers Diversified Realty Corporation

Schedule 4 - Page 20

Developers Diversified Realty Corporation
100%
GS II DDR LLC
100%
100%
100%
100%
100%
100%
100%
100%
GS II Oxford Commons LLC
GS II University Center LLC
GS II Meridian Crossroads LLC
GS II Indian Hills LLC
GS II Green Ridge LLC
GS II North Pointe LLC
GS II Uptown Solon LLC
GS II Jacksonville Regional LLC
Oxford Commons
University Centre
Meridian Crossroads
Indian Hills Plaza
Green Ridge Square
North Pointe Plaza
Uptown Solon
Jacksonville Regional

GS II Oxford Commons LLC 100% Oxford Commons Developers Diversified Realty Corporation 100% GS II DDR LLC GS II University Center LLC University Centre GS II Meridian Crossroads LLC Meridian Crossroads GS II Indian Hills LLC Indian Hills Plaza GS II Green Ridge LLC Green Ridge Square GS II North Pointe LLC North Pointe Plaza Jacksonville Regional Uptown Solon GS II Uptown Solon LLC GS II Jacksonville Regional LLC 100% 100% 100% 100% 100% 100% 100%

Schedule 4 - Page 21

Developers Diversified Realty Corporation
100%
DDR Realty Company
100%
GS DDR LLC
100%
100%
100%
100%
GS Erie LLC
GS Boardman LLC
GS Sunset LLC
GS Brentwood LLC
Peach Street Phase I
Southland Crossings
Plaza at Sunset Hills
The Promenade at Brentwood

GS Erie LLC 100% Peach Street Phase I Developers Diversified Realty Corporation 100% GS DDR LLC GS Boardman LLC Southland Crossings GS Sunset LLC Plaza at Sunset Hills GS Brentwood LLC The Promenade at Brentwood 100% 100% 100% DDR Realty Company 100%

Schedule 4 - Page 22

University Hills Shopping Center 100% JDN Realty Corporation 125 DDR employees (to satisfy 100-holder requirement) Developers Diversified Realty Corporation 10,000 shares of Common Stock 1,000 shares of Preferred Stock 125 shares of Preferred Stock Black Cherry Limited Liability Company

Schedule 4 - Page 23

Developers Diversified Realty Corporation
100%
DDR Caribbean LLC
100%
DDR PR Ventures II LLC
100%
DDR PR Ventures LLC, S.E.
100%
DDR CRV Portfolio LLC, S.E.
100%
DDR Senorial LLC, S.E.
El Senorial Plaza

El Senorial Plaza 100% DDR PR Ventures LLC, S.E. Developers Diversified Realty Corporation 100% DDR Senorial LLC, S.E. DDR PR Ventures II LLC DDR CRV Portfolio LLC, S.E. DDR Caribbean LLC 100% 100% 100%

Schedule 4 - Page 24

Developers Diversified Realty Corporation
100%
DDR Caribbean LLC
100%
DDR PR Ventures II LLC
100%
DDR PR Ventures LLC, S.E.
100%
DDR CRV Portfolio LLC, S.E.
100%
DDR Rexville LLC, S.E.
Rexville Plaza

Rexville Plaza 100% DDR PR Ventures LLC, S.E. Developers Diversified Realty Corporation 100% DDR Rexville LLC, S.E. DDR PR Ventures II LLC DDR CRV Portfolio LLC, S.E. DDR Caribbean LLC 100% 100% 100%

Schedule 4 - Page 25

Developers Diversified Realty Corporation
100%
DDR Caribbean LLC
100%
DDR PR Ventures II LLC
100%
DDR PR Ventures LLC, S.E.
100%
DDR CRV Portfolio LLC, S.E.
100%
DDR Atlantico LLC, S.E.
Plaza del Atlantico

Plaza del Atlantico 100% DDR PR Ventures LLC, S.E. Developers Diversified Realty Corporation 100% DDR Atlantico LLC, S.E. DDR PR Ventures II LLC DDR CRV Portfolio LLC, S.E. DDR Caribbean LLC 100% 100% 100%

Schedule 4 - Page 26

Developers Diversified Realty Corporation
100%
DDR Caribbean LLC
100%
DDR PR Ventures II LLC
100%
DDR PR Ventures LLC, S.E.
100%
DDR CRV Portfolio LLC, S.E.
100%
DDR Rio Hondo LLC, S.E.
Plaza Rio Hondo

Plaza Rio Hondo 100% DDR PR Ventures LLC, S.E. Developers Diversified Realty Corporation 100% DDR Rio Hondo LLC, S.E. DDR PR Ventures II LLC DDR CRV Portfolio LLC, S.E. DDR Caribbean LLC 100% 100% 100%

Schedule 4 - Page 27

SCHEDULE 5

QUALIFIED BORROWER REQUIREMENTS

1.	Certificate of good standing for the Qualified Borrower from its State of Organization, certified by the appropriate governmental officer and dated not more than thirty (30) days prior to such entity becoming a Qualified Borrower;

2.	Copies of the formation documents (including code of regulations, if appropriate) of the Qualified Borrower certified by an officer of the Qualified Borrower, as appropriate, together with all amendments thereto;

3.	Incumbency certificates, executed by officers of the Qualified Borrower, which shall identify by name and title and bear the signature of the Persons authorized to sign the Loan Documents and to make borrowings hereunder on behalf of the Qualified Borrower, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Qualified Borrower (or the Borrower on its behalf);

4.	Copies, certified by a Secretary or an Assistant Secretary of the Qualified Borrower, of the Board of Directors’ resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for any Lender) authorizing the Advances provided for herein, with respect to the Qualified Borrower, and the execution, delivery and performance of the Loan Documents to be executed and delivered by the Qualified Borrower.

5.	A written opinion of the Qualified Borrower’s and Borrower’s counsel, addressed to the Lenders in such form as the Administrative Agent may reasonably approve;

6.	UCC financing statement, judgment, and tax lien searches with respect to the Qualified Borrower from the State of Ohio and if different, its State of Organization;

7.	Written money transfer instructions, in substantially the form of Exhibit E to the Credit Agreement hereto, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested;

8.	Such other documents as any Lender or its counsel may have reasonably requested, the form and substance of which documents shall be reasonably acceptable to the parties and their respective counsel.

Schedule 5 - Page 1

SCHEDULE 6

QUALIFIED BORROWER MAXIMUM ADVANCES

Qualified Borrower	Maximum Advances

DDR PR Ventures, LLC	$60,000,000.00

Schedule 6 - Page 1

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EXHIBITS/SCHEDULES:

Exhibit A-1	Note
Exhibit B	Form of Opinion
Exhibit C	Compliance Certificate
Exhibit D	Assignment Agreement
Exhibit E	Loan/Credit Related Money Transfer Instruction
Exhibit F-1	Full Guaranty
Exhibit F-2	Limited Guaranty
Exhibit F-3	Qualified Borrower Guaranty
Exhibit G	Form of Instruction Letter
Exhibit H	Form of Springing Instruction Letter
Exhibit I	Qualified Borrower Note
Exhibit K	Amendment Regarding Increase Amendment to Secured Term Loan Agreement
Exhibit L	Section 19 of the Unsecured Facility Guaranty
Schedule 1.1	Negative Pledge Interests
Schedule 1.2	Pledged Distribution Interests
Schedule 1.3	Pledged Equity Interests
Schedule 2	Indebtedness and Liens
Schedule 3	Litigation
Schedule 4	Subsidiary Guarantors and Assignors
Schedule 5	Qualified Borrower Requirements
Schedule 6	Qualified Borrower Maximum Advances

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